Filed pursuant to Rule 424(b)(3)

Registration No. 333-252515

PROSPECTUS SUPPLEMENT NO. 28

(to Prospectus dated February 16, 2021)

Danimer Scientific, Inc.

Up to 32,435,961 Shares of Common Stock

Up to 16,279,253 Shares of Common Stock Issuable Upon Exercise of Warrants and Options

This prospectus supplement supplements the prospectus dated February 16, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-252515). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on March 20, 2023 (the "Current Report"). Accordingly, we have attached the Current Report to this prospectus supplement. The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of up to 16,279,253 shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,000,000 shares of Common Stock that are issuable upon the exercise of 6,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Live Oak Acquisition Corp., our predecessor company (“Live Oak”), (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Live Oak and (iii) up to 279,253 shares of Common Stock issuable upon exercise of Non-Plan Legacy Danimer Options. We will receive the proceeds from any exercise of any Warrants for cash.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 32,435,961 shares of Common Stock (including up to 6,000,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 6,000,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or the Private Warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock is listed on The New York Stock Exchange under the symbol “DNMR”. On March 17, 2023, the closing price of our Common Stock was $2.09. Our Public Warrants were previously traded on The New York Stock Exchange under the symbol “DNMR WS”; however, the Public Warrants ceased trading on the New York Stock Exchange and were delisted following their redemption.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 4 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 20, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Advantage Loan Agreement

On March 16, 2023, Danimer Scientific Holdings, LLC, a Delaware limited liability company (“DSH”), Meredian Bioplastics, Inc., a Georgia corporation (“MBI”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company (“DSLLC”), Danimer Bioplastics, Inc., a Georgia corporation (“DBI”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“DSKY”), and Novomer, Inc., a Delaware corporation (“Novomer”), each an indirect wholly-owned subsidiary of Danimer Scientific, Inc., a Delaware corporation (“Danimer” or the “Company”), entered into Amendment No. Five to Loan and Security Agreement and Consent (“Amendment No. Five”) to that certain Loan and Security Agreement, dated as of March 13, 2019 (as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, Amendment No. Two to Loan and Security Agreement and Consent dated as of December 22, 2020, Amendment No. Three to Loan and Security Agreement and Consent dated as of March 18, 2021, Amendment No. Four to Loan and Security Agreement and Consent dated as of December 15, 2021 and as amended, modified, supplemented, renewed or extended from time to time the “Advantage Loan Agreement”), among DSH and MBI, as borrowers (each an “Advantage Borrower”), Meredian, DSLLC, DBI, DSKY and Novomer, as guarantors (each an “Advantage Guarantor”, and collectively with the Advantage Borrowers, the “Advantage Loan Parties”), the lenders party thereto from time to time (the “Advantage Lenders”), and Southeast Community Development Fund X, L.L.C., as administrative agent for the Advantage Lenders (the “Advantage Administrative Agent”).

Amendment No. Five, among other things, (i) amended the interest rate to delete LIBOR and adopt 30 day SOFR as the interest rate, (ii) extended the maturity date of the loans under the Advantage Loan Agreement to June 24, 2024, (iii) consented to the formation of two new direct and indirect subsidiaries by Meredian Holdings Group, Inc. (“MHG”), the direct parent entity of DSH, and removed the negative covenant limiting the incurrence of liabilities and business activities of MHG, (iv) consented to the transfer of intellectual property by the Advantage Loan Parties, other than Novomer, to the newly-formed indirect subsidiary of MHG, and (v) released the security interest of the Advantage Lenders and the Advantage Administrative Agent in the intellectual property of the Advantage Loan Parties. As a condition to the effectiveness of Amendment No. Five, among other things, (i) MHG delivered to the Advantage Administrative Agent, for the benefit of the Advantage Administrative Agent and each Advantage Lender, a Ratification by Guarantor (the “Advantage Ratification”), pursuant to which it, among other things, acknowledged the entry of the Advantage Loan Parties into Amendment No. Five and each other amendment and modification of the Advantage Loan Agreement and ratified its obligations under its guaranty and pledge agreements, and (ii) DSH placed into an account over which the Advantage Administrative Agent has sole control the principal outstanding amount of the GARJA Loan (as defined herein).

A copy of Amendment No. Five and the Advantage Ratification is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of Amendment No. Five and the Advantage Ratification is not intended to be complete and is qualified in its entirety by reference to the text of Amendment No. Five and the Advantage Ratification.

On March 16, 2023, MBI voluntarily prepaid the new markets tax credits term loan (the “NMTC Loan”) under the Advantage Loan Agreement in full in the aggregate amount of $4,605,699.48, which included the outstanding principal amount of the NMTC Loan plus accrued interest through the date of prepayment.

On March 17, 2023, DSH gave irrevocable notice to the Advantage Administrative Agent of its intent to voluntarily prepay the GARJA loan (the “GARJA Loan”) under the Advantage Loan Agreement in full on or about April 17, 2023 in the aggregate amount of $5,643,257.69, which includes the outstanding principal amount of the GARJA Loan plus accrued interest through the date of prepayment. Upon payment of the GARJA Loan, all outstanding amounts under the Advantage Loan Agreement will have been repaid in full, and the Advantage Loan Agreement shall be terminated.

Financing Agreement

On March 17, 2023 (the “Closing Date”), the Company, as borrower, and certain subsidiaries of the Company, as guarantors, entered into a Financing Agreement (the “Financing Agreement”) with Jefferies Funding LLC (“Jefferies”), as lender, and U.S. Bank Trust Company, National Association (the “Term Loan Agent”), as administrative agent and collateral agent.

The Financing Agreement provides for a new senior secured term loan (the “Term Loan”) in an aggregate principal amount of $130 million, the entirety of which was drawn on the Closing Date.

The Term Loan bears interest at a fixed rate per annum equal to 14.40%, payable monthly in arrears. Accounting for certain fees and expenses associated with the transaction, including the establishment of an interest reserve account in the amount of $12.5 million and an insurance premium reserve account, net proceeds to the Company were $98.6 million under the Term Loan. The Company is applying the net proceeds of the Term Loan towards the payoff of the GARJA Loan, working capital and general corporate purposes, including capital expenditures, permitted acquisitions, research and development, and general and administrative expenses.

The Term Loan matures on the earlier of March 17, 2027, or September 15, 2026 if more than $100 million of the Company’s existing convertible notes remain outstanding as of such date, unless terminated earlier in accordance with the Financing Agreement. Any prepayments made during the first 24 months of the Term Loan are subject to a make-whole premium as more fully described in the Financing Agreement.

In connection with the Term Loan, on March 16, 2023, each of the Guarantors, except for Novomer, assigned substantially all of their intellectual property rights to Danimer IPCo, LLC (“IPCo”), which is wholly owned by Danimer IPHoldCo, LLC (“IPHoldCo”) (each a newly formed Delaware limited liability company), which is a wholly-owned subsidiary of MHG, which is a wholly-owned subsidiary of the Company. In turn, effective on the same date, IPCo entered into individual license agreements with each of the applicable Guarantors to license the assigned intellectual property rights back to the respective subsidiaries of the Company.

The Term Loan is guaranteed, jointly and severally, by certain of the Company’s subsidiaries, including MHG, DSH, Danimer Scientific Manufacturing, Inc. (“DSM”), Meredian, DSLLC, DSKY, DBI, IPCo, IPHoldCo, and Novomer (collectively, the “Guarantors”), and secured by a first-priority security interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions, including but not limited to the following:

•
The guaranty provided by DSKY shall not become effective until consents from the existing new market tax credit (“NMTC”) lenders under the NMTC transaction to which DSKY is a party have been obtained permitting such guaranty and a pledge of DSKY’s assets as additional collateral under the Term Loan (the “DSKY NMTC Consents”).
•
The guaranty provided by DSM shall not become effective until consents from the existing NMTC lenders under the NMTC transaction to which DSM is a party have been obtained permitting such guaranty and a pledge of DSM’s assets as additional collateral under the Term Loan.
•
Novomer’s pledge in favor of the lenders and the Term Loan Agent only grants security interests in Novomer’s intellectual property rights, which pledge will be terminated, and Novomer removed as a guarantor of the Term Loan, on the ninety-first (91st) day following the delivery of the DSKY NMTC Consents.
•
Assets of Meredian Bioplastics, Inc. are excluded.
•
Other excluded assets include: de minimis real estate assets; property subject to purchase money security interests; deposit accounts less than $50,000, and accounts having $500,000 or less that are non-U.S. accounts, secure lease obligations, or that constitute deposits in connection with letter(s) of intent or purchase agreement(s)

The value of the collateral pledged to secure the Term Loan is insured pursuant to a collateral protection insurance policy issued to the Term Loan Agent as an insured party by a group of insurers, led by Markel and brokered by AON (the “AON Insurance Policy”), providing coverage for 95% of the $130 million principal amount of the Term Loan. The first three years of annual premiums under the AON Insurance Policy were paid out of the proceeds of the Term Loan.

The Financing Agreement also contains other customary representations and warranties, and affirmative and negative covenants, including, among other things, limitations on additional indebtedness, investments, dividends, and other distributions, entry into new lines of business, use of loan proceeds, capital expenditures, restricted payments, restrictions on liens on the assets of the Company and Guarantors, transactions with affiliates, amendments to organizational documents, accounting changes, sale and leaseback transactions, and dispositions.

There are mandatory pre-payment obligations with respect to asset sales, any sale of Novomer, the issuance of additional indebtedness, and extraordinary receipts, subject to certain exceptions.

In addition, the Financing Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the Financing Agreement may be accelerated and the lenders could foreclose on their security interests in the assets of the Company and the Guarantors.

In addition, the Company and the Guarantors are required to undertake certain actions following the closing of the Term Loan, including but not limited to:

•
causing DSH to repay and terminate the entire balance, including accrued unpaid interest thereon, of the GARJA Loan within five (5) business days after the expiration of the prepayment notice period therefor or any earlier termination or waiver of such notice period (see “Amendment to Advantage Loan Agreement” above in this Item 1.01);
•
maintaining a minimum balance of $45 million in the aggregate in certain of its accounts, including its initial funding account with Jefferies, unless and until the DSKY NMTC Consents have been obtained;
•
completing assignments and recordations with respect to intellectual property as more particularly provided in the Financing Agreement; and
•
obtaining collateral access and control agreements with respect to locations and accounts, respectively, where the Company and/or Guarantors store particular portions of collateral as further described in the Financing Agreement.

Permitted indebtedness under the Financing Agreement include:

•
equipment financing of up to $40 million, subject to having first obtained the DSKY NMTC Consents; and

•
an asset based revolving credit facility in an aggregate amount not to exceed $30 million at any time outstanding secured solely by the loan parties’ accounts receivable and inventory.

A copy of the Financing Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Financing Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Financing Agreement.

Pledge and Security Agreement

In connection with the entry into the Financing Agreement, on the Closing Date, the Company and the Guarantors entered into a Pledge and Security Agreement with the Term Loan Agent, as collateral agent (the "Security Agreement") pursuant to which obligations under the Financing Agreement are secured by a security interest in substantially all tangible and intangible personal property, whether owned on the date the Security Agreement was entered into or acquired in the future, of the Company and the Guarantors, including the pledge by the Company and the Guarantors generally of 100% of the voting capital stock and other equity interests in their respective domestic subsidiaries (in each case, whether existing on the date the Security Agreement was entered into or acquired thereafter), subject to certain exceptions contained in the Financing Agreement and the Security Agreement as more particularly described therein and the discussion with respect to the “Financing Agreement” above.

A copy of the Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing summary of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Security Agreement.

Warrant

In connection with the Term Loan, Danimer also issued a warrant (the “Warrant”) to Jefferies for the purchase of 1,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share, at an exercise price of $7.50 per share, subject to customary adjustments, at any time during the five-year exercise period following the Closing Date. A copy of the Warrant is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary of the Warrant is not intended to be complete and is qualified in its entirety by reference to the text of the Warrant.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under “Amendment to Advantage Loan Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On the date hereof, the Company issued a press release (the “Press Release”) which, among other things, pre-announced its financial results for the fiscal year ended December 31, 2022. A copy of this Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Press Release contains the non-GAAP measure “Adjusted EBITDA”. Danimer believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because such measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes this non-GAAP metric offers additional financial information that, when coupled with the comparable GAAP result and the reconciliation to the comparable GAAP result, provides a more complete understanding of its results of operations and the factors and trends affecting its business. The non-GAAP measure is reconciled to the comparable GAAP financial measure within the Press Release. Danimer cautions that the non-GAAP measure should be considered in addition to, but not as a substitute for, Danimer’s reported GAAP results. Additionally, Danimer notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of Danimer, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Amendment to Advantage Loan Agreement”, “Financing Agreement”, and “Pledge and Security Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Warrant” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events

As previously disclosed in its Form 8-K filed on March 7, 2023, Danimer Scientific, Inc. (the “Company”) filed a petition on March 2, 2023 in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the General Corporation Law of the State of Delaware (the “Section 205 Petition”) in order to resolve potential uncertainty with respect to the validity of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s capitalization resulting from a recent Court of Chancery ruling unrelated to the Company.

On March 17, 2023, the Court of Chancery heard and orally granted the Company’s Section 205 Petition. Also on March 17, 2023, the Court of Chancery issued a final order validating (i) the Company’s Charter, declaring it effective as of December 20, 2020, and (ii) all shares of capital stock of the Company issued in reliance on the effectiveness of the Charter, effective as of the date and time of the original issuance of such shares. A copy of the Court’s order is attached hereto as Exhibit 99.2.

The information in Item 8.01 of this Current Report on Form 8-K, the Press Release, and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock, dated as of March 17, 2023, issued by Danimer Scientific, Inc. (the “Company”) in favor of Jefferies Funding LLC.
10.1

Amendment No. Five to Loan and Security Agreement and Consent, dated as of March 16, 2023, among Danimer Scientific Holdings, LLC and Meredian Bioplastics, Inc., as borrowers, and Meredian, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., Danimer Scientific Kentucky, Inc., and Novomer, Inc., as guarantors, the lenders party thereto, and Southeast Community Development Fund X, L.L.C., as administrative agent.

10.2

Financing Agreement, dated as of March 17, 2023, by and among the Company, as borrower, and certain subsidiaries of the Company from time to time party thereto (collectively, the “Guarantors”), as guarantors, the lenders from time to time party thereto, and U.S. Bank Trust Company, National Association (“U.S. Bank”), as administrative agent and collateral agent.

10.3	Pledge and Security Agreement, dated as of March 17, 2023, among the Company, the subsidiaries of the Company from time to time parties thereto, and U.S. Bank, as collateral agent.
99.1	Press Release, dated March 20, 2023 (furnished only).
99.2	Order entered by the Delaware Court of Chancery on March 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danimer Scientific, Inc

Date:	March 20, 2023	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer and Corporate Secretary

Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLYING WITH THE APPLICABLE PROVISIONS OF THE BYLAWS (AS DEFINED BELOW) AND EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS WARRANT AND THE SECURITIES ISSUED UPON ITS EXERCISE UNTIL THE CONDITIONS THEREIN, INCLUDING THOSE SET FORTH IN SECTION 9 OF THIS WARRANT, HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

Date of Issuance	Void after
March 17, 2023 (the “Issuance Date”)	March 17, 2028

DANIMER SCIENTIFIC, INC.
WARRANT TO PURCHASE COMMON STOCK

For value received, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to Jefferies Funding LLC, a Delaware limited liability company (the “Holder”), by Danimer Scientific, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not defined herein have the meaning ascribed to such terms either in (i) that certain Fourth Amended and Restated Certificate of Incorporation of the Company, dated December 29, 2020 (as amended, restated or otherwise modified from time to time, the “Certificate”), or (ii) those certain Second Amended and Restated Bylaws of the Company, dated January 28, 2022 (as amended, restated or otherwise modified from time to time, the “Bylaws”), as applicable.

1.
Purchase of Common Stock.
(a)
Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon exercise of this Warrant in accordance with Section 2 and Section 3 hereof, to purchase from the Company 1,500,000 shares (as adjusted pursuant to Section 7 hereof, the “Warrant Shares”) of the Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”).

(b)
Exercise Price. The purchase price per share for the Warrant Shares issuable pursuant to this Section 1 shall be an amount equal to $7.50. The Warrant Shares and the purchase price of such Warrant Shares shall be subject to adjustment pursuant to Section 7 hereof. Such purchase price, as adjusted from time to time, is herein referred to as the “Exercise Price.”
2.
Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time or from time to time, on or after the date hereof and ending at 5:00 p.m. Eastern Standard Time on March 17, 2028 (the “Exercise Period”, and such later date, the “Expiration Date”).
3.
Method of Exercise.
(a)
While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, at any time or from time to time, the Warrant for all or any part of the Warrant Shares evidenced hereby. Such exercise shall be effected by:
(i)
the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of the Company (or its agent) via delivery in accordance with Section 17; and
(ii)
the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased, either in cash to an account designated in writing by the Company or by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant having an aggregate fair market value as of the Exercise Date pursuant to Section 4 hereof equal to such aggregate Exercise Price.

Notwithstanding the foregoing, or anything else herein to the contrary, if the closing price or last sale price quoted on a Trading Market (as defined below) of a share of Common Stock reported for the trading day immediately preceding the Expiration Date is higher than the Exercise Price, this Warrant shall be deemed to have been automatically exercised in full by the Holder pursuant to Section 4 below immediately prior to the Expiration Date. In the event of a Change of Control in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition,”) which, for the avoidance of doubt shall not include a Change of Control in which the consideration to be received by any of the Company’s shareholders consists of consideration other than cash or Marketable Securities, including an equity rollover, each of the Company and the Holder may elect, by giving notice to the other party within fifteen (15) days prior to such Cash/Public Acquisition, to exchange this Warrant for the kind and amount of cash or Marketable Securities payable at the closing of such Cash/Public Acquisition (the “Sale Consideration”) which the Holder would have received with respect to the shares of Common Stock issuable upon the exercise of this Warrant if the Holder had exercised this Warrant on a cashless basis immediately prior to the occurrence of such Cash/Public Acquisition, and the Company had issued to such Holder a number of Warrant Shares computed using the following formula:

Y (A - B)

X = A

Where

X = The number of Warrant Shares deemed to have been issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The amount of Sale Consideration payable per share of Common Stock pursuant to the Change of Control, (i) with such amount expressed in U.S. dollars and, if applicable, rounded to the nearest whole cent, and (ii) with any non-cash portion of such Sale Consideration valued at the value attributed thereto in the Change of Control.

B = The lesser of (i) the Exercise Price (as may be adjusted to the date of such calculation) and (ii) the Black Scholes Adjusted Exercise Price.

For the avoidance of doubt, this formula shall only apply in the event of a Cash/Public Acquisition.

(b)
Upon the closing of any Change of Control or any other merger, business combination or consolidation involving the Company that does not amount to a Change of Control (in each case, other than a Cash/Public Acquisition), the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant was exercised immediately prior to the Change of Control or such other transaction in accordance with this Section 3 and the Warrant Shares were outstanding on and as of the closing of such Change of Control or such other transaction, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(c)
For purposes of this Warrant:
(i)
“Black Scholes Adjusted Exercise Price” means if the Black Scholes Value Per Unit is greater than the Current Value, the result of (A) the then-current Exercise Price less (B) the result of (1) the Black Scholes Value Per Unit less (2) the Current Value. If the Black Scholes Value Per Unit is equal to or less than the Current Value, there shall be no Black Scholes Adjusted Exercise Price.
(ii)
“Black Scholes Value” means the fair market value of a Warrant on the date of consummation of such Change of Control in accordance with the Black‑Scholes model for valuing options, using (A) a risk free rate equal to the annual yield on the U.S. Treasury security with a maturity date closest to the Expiration Date, as the yield on that security exists as of such date of consummation, (B) a term equal to the time in years (rounded to the nearest 1/1000th of a year) from such date of consummation until the Expiration Date, (C) an assumed volatility based on the 90-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the Change of Control, (D)

an underlying security price for the Company’s Common Stock of the value of the consideration received in such Change of Control in respect of each share of Common Stock, and (E) the aggregate number of shares of Common Stock for which such Warrant is then exercisable.
(iii)
“Black Scholes Value Per Unit” means with respect to any Warrants, the Black Scholes Value divided by the number of shares of the Company’s Common Stock for which the applicable Warrant is then exercisable (without giving effect to any reduction due to cashless exercise).
(iv)
“Change of Control” shall mean the occurrence of: (A) a merger, business combination or consolidation of the Company with a third party that is not an affiliate of the Company, following which the shareholders of the Company immediately preceding such merger, business combination or consolidation do not hold, directly or indirectly, a majority of the equity interests of the individual, corporation, partnership, limited liability company, association, trust or any other entity, group (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or organization, including a governmental entity (each, a “Person”) surviving or resulting from such merger, business combination or consolidation; (B) the sale or disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company (together with all of its subsidiaries) to a third party that is not an affiliate of the Company; (C) the sale or disposition to a third party that is not an affiliate of the Company, whether in a single transaction or a series of related transactions, of all or substantially all of the equity interests in the Company (by merger, exchange, consolidation or otherwise), following which the shareholders of the Company immediately preceding such sale or disposition do not hold, directly or indirectly, a majority of the equity interests of the Company or such third party; or (D) the winding up, dissolution or liquidation of the Company.
(v)
“Current Value” means the difference between (A) the sum of the price per share of the Company’s Common Stock being offered in cash in the applicable Change of Control (if any) plus the fair market value of the non-cash consideration being offered with respect to each share of Common Stock in the applicable Change of Control (if any); and (B) the then current Exercise Price per share of Common Stock.
(vi)
“Marketable Securities” means securities meeting all of the following requirements: (A) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (B) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Change of Control were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (C) following the closing of such Change of Control, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Change of Control were Holder to exercise this Warrant in full on or prior to the closing of such Change of Control, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations or (y) does not extend beyond eighteen (18) months from the closing of such Change of Control.

(d)
Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day (i) on which the Notice of Exercise is deemed to be delivered pursuant to Section 17 to the Company as provided in Section 3(a) and payment has been made as provided in Section 3(a)(ii) or (ii) if a later date is specified in the Notice of Exercise, such later date (each such date, an “Exercise Date”). At such time, the person or persons in whose name or names any certificate (or evidence of book-entry issuance) for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(e) below (if any) shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate (or book-entry issuance). At the option of the Holder, exercise of this Warrant may be conditional upon consummation or effectiveness of the event giving rise to the ability to exercise this Warrant.
(e)
As soon as practicable after the exercise of this Warrant in whole or in part, but in any event within five (5) business days, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
(i)
a certificate or certificates (or, if the Warrant Shares are uncertificated, then evidence of the book-entry issuance) for the number of Warrant Shares to which such Holder or other person(s) designated by the Holder shall be entitled, and
(ii)
in case such exercise is in part only, a new warrant or warrants (dated the date hereof) substantially identical in form hereto, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.
(f)
The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any income taxes, capital gains taxes, withholding taxes (including without limitation any amounts required to be withheld under Section 1446(f) of the Internal Revenue Code, or any corresponding provisions of state or local tax law), or tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates (or evidence of book-entry issuances) or Warrant Shares in a name other than that of the then Holder as reflected upon the books of the Company.
4.
Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive Common Stock equal to the value of this Warrant (or the portion thereof being exercised) by exercise of this Warrant in accordance with Section 3 (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Section 3 hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

Y (A - B)

X = A

Where

X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The fair market value of one (1) Warrant Share (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Warrant Share shall mean (i) if shares of Common Stock are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date of determination (which, for the avoidance of doubt, in the case of a cashless exercise pursuant to this Section 4, shall be the date on which the Holder delivers its Notice of Exercise to the Company) or (ii) if shares of Common Stock are not then traded in a Trading Market, the value determined in good faith by the Board of Directors of the Company (the “Board”); provided, that if the Holder disagrees with the fair market value as determined by the Board, the Holder may require a determination of the fair market value to be made by a nationally recognized investment banking, accounting or valuation firm that is not affiliated with the Holder and which is mutually-agreed upon by the Company and the Holder, in which case, the determination of such firm shall be final and conclusive. If this Warrant is exercised in connection with a Change of Control, the fair market value per Warrant Share shall be the consideration to be paid or distributed in respect of a share of Common Stock of the Company in connection with such Change of Control.

5.
Investment Representations. The Holder represents and warrants to the Company as follows:
(a)
Investment. It is acquiring this Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
(b)
Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act.
(c)
Experience. The Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.
(d)
Private Issue. The Holder understands (i) that neither the Warrant nor the Warrant Shares issuable upon exercise of the Warrant are registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 5.
(e)
No Rights as Stockholder. The Holder acknowledges that the Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
6.
Covenants and Representations of the Company.
(a)
Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of shares for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. At least ten (10) days prior to any voluntary or involuntary liquidation, dissolution or winding up of the Company or Change of Control, the Company shall provide written notice thereof to the Holder.
(b)
Covenants as to Exercise of Shares. Except as set forth on Schedule 6(b):
(i)
The Company covenants and agrees that the Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, and free from all taxes, liens and charges with respect to the issuance thereof.
(ii)
The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. If at any time during the Exercise Period the number of shares of Common Stock permitted under the Certificate shall not be sufficient to permit exercise of this Warrant, the Company will take all corporate action as may be necessary or appropriate, in the opinion of its counsel, to validly and legally issue Common Stock upon the exercise of this Warrant.
(iii)
The Company will use commercially reasonable efforts to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance).
(c)
No Impairment. Except and to the extent waived or consented to by the Holder or as required by law or by an order of a court, the Company will not, by amendment of its

Certificate or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of capital stock or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.
(d)
Representations of the Company. The Company represents and warrants that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.
7.
Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(a)
Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period subdivide its Common Stock, by split‑up or otherwise, or combine its Common Stock, or issue Common Stock (including any right, option, warrant or other security or evidence of indebtedness in each case convertible into, or exercisable or exchangeable for, directly or indirectly, any Common Stock or other equity or voting interest issued by the Company that is convertible into, or exercisable or exchangeable for, directly or indirectly, Common Stock of the Company (“Convertible Securities”)) as a dividend or distribution with respect to any of the equity interests of the Company, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or equity interest distribution, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be proportionately made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend or distribution, or if no record date is fixed, upon the making of such dividend or distribution.
(b)
Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or recapitalization of the equity interests of the Company (other than as a result of a subdivision, combination or equity interest dividend provided for in Section 7(a) above), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of capital stock and other securities or property receivable in connection with such reclassification, reorganization or recapitalization by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or recapitalization. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any capital stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided that the aggregate Exercise Price shall remain the same. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 7(b), the Holder shall have the right to elect, within fifteen (15) days prior to the consummation of any Cash/Public Acquisition, to give effect to the exercise rights contained in Section 3(a) instead of giving effect to the provisions contained in this Section 7(b) with respect to this Warrant.
(c)
Other Dividends and Distributions. If the Company, at any time after the issuance of this Warrant, makes or declares, or fixes a record date (or a record date otherwise occurs) for the determination of holders of shares of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of Common Stock or Convertible Securities convertible into or exchangeable for Common Stock), cash or other property, then, and in each such event, at the option of the Company, exercised by delivery of notice to the Holder, provision will be made so that the Holder will receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (and the record date therefor) and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of shares of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.
(d)
Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
(e)
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate (or evidence of book-entry) setting forth such adjustment or readjustment (including the kind and amount of securities for which this Warrant shall be exercisable and the Exercise Price) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than 30 days thereafter), furnish or cause to be furnished to the Holder a certificate (or evidence of book-entry) setting forth (i) the Exercise Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities which then would be received upon the exercise of this Warrant.
(f)
Certain Events. If any event of the type contemplated by this Section 7 but not expressly provided for by this Section 7 (including the granting of stock appreciation rights,

phantom stock rights or other rights with equity features) occurs pursuant to which the Company grants such other rights with equity features to all stockholders, then the Company and the Holder will jointly determine in good faith an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with this Section 7.
8.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall, at its election, make a cash payment therefor on the basis of the Exercise Price then in effect, or round up the number of shares.
9.
Transfer of Warrant.
(a)
Subject to the transfer conditions referred to in the legend endorsed hereon and the provisions of this Section 9, this Warrant and all rights hereunder may be transferred or assigned in whole or in part by the Holder at any time without the consent of the Company, provided that such transfer is in compliance with applicable federal and state securities laws by the transferor. Any transferee of this Warrant or any portion hereof, by their acceptance of this Warrant, is deemed to agree to be bound by the terms and conditions of this Warrant, including, without limitation, the representations and warranties of the Holder in Section 5. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.
(b)
Subject to the provisions of Section 9(a) and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Warrant Shares to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of this Warrant and/or Warrant Shares being transferred with the name and address of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, further, that the transferee shall execute a counterpart signature page hereto as the Holder, and such transferee shall thereby be bound by, and subject to, all of the terms and conditions of this Warrant.
(c)
To the extent certificated, each certificate representing the Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) WITHOUT COMPLYING WITH, THE PROVISIONS OF THE SECOND AMENDED AND RESTATED BY LAWS OF DANIMER SCIENTIFIC, INC. (THE “COMPANY”), DATED AS OF JANUARY 28, 2022, AS THEY MAY BE AMENDED, RESTATED OR OTHERWISE

MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON TRANSFER, NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE “ACT”), AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) IF SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

To the extent certificated, the first legend above shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as the Warrant Shares become eligible for resale pursuant to Rule 144(b)(1)(i) under the Act.

10.
Registration Rights.
(a)
Shelf Registration.
(i)
If, following the date of this Warrant, the Company shall file a registration statement on Form S-3 for the sale of shares of Common Stock on a delayed or continuous basis, such registration statement shall cover the resale of the Warrant Shares underlying the Warrants (collectively, the “Registrable Securities”).
(ii)
The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 10(a)(i).
(b)
“Piggy-Back” Registration.
(i)
In addition to the right described in Section 10(a)(i) hereof, the Holder shall have the right to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-4 or Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Registrable Securities that may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that in the event such underwriter has imposed any limitation on the number of shares to be included in such offering, then the Company shall exclude any Registrable Securities included in such offering first, before excluding any other shares from such offering.

(ii)
The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 10(b)(i) hereof, but the Holders shall pay any and all underwriting discounts and commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) business days written notice prior to the proposed date of filing of such registration statement. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within seven (7) business days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 10(b); provided, however, that such registration rights shall terminate on the earlier to occur of (i) when the Registrable Securities are eligible for sale under Rule 144 and (ii) at such time as all Registrable Securities have been sold by the Holder.
11.
Certain Tax Matters. The debt instrument created pursuant to the Financing Agreement by and among the Company, each guarantor from time to time party thereto, the lenders from time to time party thereto, and U.S. Bank Trust Company, National Association and its permitted successors, as administrative agent and collateral agent, dated as of even date herewith (the “Financing Agreement”), and the Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h). Based on an allocation of the respective fair market values of such debt instrument and the Warrant, the parties hereto agree that the fair market value and purchase price of the Warrant is $0, and the issue price of such debt instrument (after taking into account any closing fee and other adjustments) is $0. Each of the parties agree not to take a position inconsistent with this Section 11, including the filing of any tax and other information return, unless there is a determination within the meaning of Section 1313 of the Internal Revenue Code to the contrary.
12.
Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware.
13.
CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS WARRANT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AND (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 17 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH

PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
14.
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS WARRANT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS WARRANT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
15.
Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns.
16.
Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
17.
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 17):

If to the Company:

Danimer Scientific, Inc.

140 Industrial Boulevard

Bainbridge, Georgia 39817

Attention: Stephen E. Croskrey, CEO; Michael A. Hajost, CFO

Email: croskrey@danimer.com; mhajost@danimer.com

with a copy to:

Kane Kessler, P.C.

600 Third Avenue

35th FL

New York, NY 10016-1901
Attention: Robert L. Lawrence, Esq.

Email: rlawrence@kanekessler.com

If to Holder:

Jefferies Funding LLC

520 Madison Avenue

New York, NY 10002
Attn: General Counsel

with a copy to:

Milbank LLP

2029 Century Park East, Suite 3300

Los Angeles, CA 90067
Attention: Eric Reimer

Email: ereimer@milbank.com

18.
Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
19.
Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
20.
Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant substantially identical in form hereto.
21.
Signatures. This Warrant may be executed by pdf signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date above written.

DANIMER SCIENTIFIC, INC.

By: /s/ Michael A. Hajost
 Name: Michael A. Hajost

Title: Chief Financial Officer

AGREED AND ACCEPTED:

JEFFERIES FUNDING LLC

By: /s/ Mark Sahler
Name: Mark Sahler

Title: Managing Director

[Signature Page to Warrant Agreement]

Exhibit A

NOTICE OF EXERCISE

To:_________________ Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase:

____ shares of Common Stock of Danimer Scientific, Inc. covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such Common Stock at the price per share provided for in such Warrant by providing a check or wire in the amount of $______ in lawful money of the United States.

Signature: ______________________

Address: _______________________

_______________________

Exhibit 10.1

AMENDMENT NO. FIVE TO LOAN AND SECURITY AGREEMENT AND CONSENT

This Amendment No. Five to Loan and Security Agreement and Consent (this “Agreement”), dated as of March 16, 2023 (the “Amendment No. Five Effective Date”), is entered into among Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), Meredian Bioplastics, Inc., a Georgia corporation (“Meredian Bioplastics”; and together with Danimer Holdings, each a “Borrower” and collectively the “Borrowers”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company “Danimer Scientific”), Danimer Bioplastics, Inc., a Georgia corporation (“Danimer Bioplastics”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“Danimer Kentucky”), and Novomer, Inc., a Delaware corporation (“Novomer”; together with Meredian, Danimer Scientific, Danimer Bioplastics, Danimer Kentucky and with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties”), the Lenders party thereto, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as Administrative Agent (“Administrative Agent”).

RECITALS:

A.
The above are party to that certain Loan and Security Agreement, dated as of March 13, 2019, as supplemented by that certain Waiver Letter Agreement dated July 28, 2020, as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, as amended by Amendment No. Two to Loan and Security Agreement dated as of December 22, 2020, as amended by Amendment No. Three to Loan and Security Agreement dated as of March 18, 2021, and as amended by Amendment No. Four to Loan and Security Agreement dated as of December 15, 2021 (as amended from time to time, the “Existing Loan Agreement”, as the same is amended pursuant to this Agreement and as it may be further amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B.
Parent desires to form two Subsidiaries, one directly owned and one indirectly owned, with the direct Subsidiary to be a holding company (“IP HoldCo”) and the indirect subsidiary of Parent to be the direct Subsidiary of IP HoldCo (“IPCo”). The Loan Parties, other than Novomer, Inc., desire to transfer all of their intellectual property to IPCo. (the “IP Transfer”). The Loan Parties desire that the Administrative Agent and the Lenders release their security interest and liens in the intellectual property of the Loan Parties (the “IP Lien Release”).

C.
Borrowers have requested that Lenders (a) amend the interest rate to delete LIBOR and adopt 30 day SOFR as the interest rate, (b) extend the maturity date of the Loans, (c) consent to the formation of IP HoldCo and IPCo and the IP Transfer, (d) grant the IP Lien Release and (e) further amend the Existing Loan Agreement as hereinafter set forth. Administrative Agent, on behalf of and at the direction of Required Lenders, is willing to agree to the requests of Borrowers, on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, the parties hereby covenant and agree as follows:

1.
Definitions; References; Interpretation.

(a)
Unless otherwise specifically defined herein, each capitalized term used herein (including in the Recitals hereof) that is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

(b)
Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the date of this Agreement, refer to the Loan Agreement, as amended hereby. This Agreement is a Loan Document.

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(c)
The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement, mutatis mutandis.

2.
Acknowledgments of Obligations and Related Matters.

(a)
Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that Borrowers are, jointly and severally, unconditionally indebted to SECDF as GARJA Lender as of the date hereof in respect of the GARJA Loan in the amount of $5,612,549.70, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to SECDF as Administrative Agent pursuant to the Loan Agreement and the other Loan Documents, all of which are unconditionally owing by Borrowers pursuant to the Loan Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)
Acknowledgment of Security Interests. Except as otherwise provided in this Agreement, Borrowers hereby acknowledge, confirm and agree that Administrative Agent has, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrowers to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent.

(c)
Binding Effect of Loan Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which any Borrower is a party has been duly executed and delivered to Administrative Agent and Lenders by such Borrower and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in such Loan Documents to which any Borrower is a party and in this Agreement constitute the legal, valid and binding Obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and

(iii) Administrative Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

3.
Consent; IP Lien Release. In consideration for the establishment and funding of the Pledged Account and execution and delivery of an Account Escrow Agreement with regard to the Pledged Account, and subject to satisfaction of the terms of the new Section 3.06 of the Loan Agreement, which are hereby required to be performed as a condition precedent to the Amendment No. Five Effective Date, and thus before any consent or release of the Administrative Agent and the Lenders set forth below in this Section 3 is effective:

(a)
The Administrative Agent and the Lenders hereby consent to (i) the formation of IP HoldCo and IPCo and (ii) the IP Transfer.

(b)
The Administrative Agent and the Lenders agree that IP HoldCo and IPCo do not have to be joined to the Loan Agreement as guarantors and waive any provision in the Loan Agreement that would have required IP HoldCo and IPCo to be joined to the Loan Agreement.

(c)
The Administrative Agent and the Lenders hereby release and terminate the liens and security interests of the Administrative Agent and Lenders in and to the intellectual property of the Loan Parties. The Administrative Agent and the Lenders agree to execute and deliver all terminations and satisfactions necessary or reasonably requested by Borrowers to release any and all liens, security interests and other interests the Administrative Agent and the Lenders may have in the intellectual property of the Loan Parties, including, but not limited to, (i) the filing of UCC-3 financing statements and (ii) terminations of the intellectual property filings in the U.S. patent and trademark office.

(d)
Except as expressly set forth in this Agreement, the foregoing consent shall not constitute

(i) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, or (ii) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, thereunder.

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4.
Modifications to the Loan Agreement. Upon the effectiveness of this Agreement in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Existing Loan Agreement or the Loan Documents:

(a)
Modification of Certain Defined Terms Under Section 1.01 of the Existing Loan Agreement. Section 1.01 of the Existing Loan Agreement, titled Certain Defined Terms, is hereby modified as of the Amendment No. Five Effective Date to amend and restate in their entirety the following defined terms contained therein to read as follows:

“Benchmark Replacement” shall mean the sum of: (a) such alternate benchmark rate that has been selected by the Administrative Agent at the direction of the Required Lenders as the replacement for SOFR or such other then-current benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means, with respect to any replacement of SOFR with an alternate benchmark rate determined under clause (a) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent at the direction of the Required Lenders, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of SOFR with such alternate benchmark rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of SOFR with such alternate benchmark rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Default Rate” means an interest rate equal to the sum of: (a) the Average SOFR Rate plus the Applicable Margin (or any Benchmark Replacement that may be in effect); plus (b) two percent (2%), calculated on a per annum basis.

“Maturity Date” means, subject to the provisions hereof, June 24, 2024.

(b)
Deletion and Addition of Certain Defined Terms. Section 1.01 of the Existing Loan Agreement, titled Certain Defined Terms, is hereby modified as of the Amendment No. Five Effective Date to delete the terms “LIBOR”, “Benchmark Replacement Date”, “Benchmark Transition Event” and “Benchmark Transition Start Date” in their entirety and to add the following terms thereto in alphabetical order:

“Account Escrow Agreement” means any escrow agreement for the Pledged Account, executed by Truist Bank as the escrow agent (together with any successor escrow agent, the “Escrow Agent”), Borrowers as the company, and the Administrative Agent as the secured party, in substantially the form provided by such Escrow Agent and satisfactory to the Administrative Agent in its reasonable discretion.

“Average SOFR Rate” means, as of the first day of each calendar month, the rate per annum determined by Lender as the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) on such date as such rate is published on the SOFR Administrator’s Website. Notwithstanding the foregoing, in no event shall the Average SOFR Rate be deemed to be less than zero. Administrative Agent’s internal records regarding applicable interest rates shall be determinative in the

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absence of manifest error.

“Pledged Account” has the meaning given to such term in Section 3.06. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the SOFR Administrator’s Website.

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor thereto.

(c)
Modification of Section 2.02(a) of the Existing Loan Agreement. Section 2.02 of the Existing Loan Agreement, titled Interest, is hereby modified as of the Amendment No. Five Effective Date to restate subsection (a) thereof in its entirety as follows:

(a)
Interest. Subject to the provisions hereof (including Section 2.02(b) and (d)), commencing on March 1, 2023 and continuing until each Loan is paid in full, each Loan shall bear interest at the Average SOFR Rate plus the Applicable Margin, payable in cash. Notwithstanding the foregoing, if on the date that is two (2) Business Days preceding the commencement of any Interest Accrual Period SOFR is not published on the SOFR Administrator’s Website, then the Loans shall accrue interest at the Benchmark Replacement plus the Applicable Margin for such Interest Accrual Period and each Interest Accrual Period thereafter. The Average SOFR Rate shall be determined each month for each Interest Accrual Period, two (2) Business Days preceding the commencement of such Interest Accrual Period, as set forth in the definition of Average SOFR Rate. Any Benchmark Replacement that may be in effect shall be determined as frequently as is directed by the Administrative Agent, at the direction of the Required Lenders.

(d)
Addition of a new Section 3.06 titled Cash Collateral. Article III of the Existing Loan Agreement, titled The Collateral, is hereby modified to add a new Section 3.06 thereto as follows:

Section 3.06 CASH COLLATERAL.

On March 16, 2023, Borrowers shall have established at Truist Bank, and shall fund and maintain at all times from and after such date, the following escrow account which shall be funded in the following amount: an escrow account styled “Danimer Scientific Holdings GARJA Loan Account”, which account shall hold a cash deposit made by Danimer Scientific Holdings, LLC in the outstanding principal balance of

$5,612,549.70 (the “Pledged Account”). Borrowers hereby grant to the Administrative Agent for the benefit of the Lenders a continuing first priority security interest in the Pledged Account and all amounts credited thereto to secure the GARJA Loan and any and all other Obligations owing from time to time by the Loan Parties under any Loan Document. The Pledged Account shall at all times be subject to an Account Escrow Agreement. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may exercise its rights under the Account Escrow Agreement, including without limitation, applying the deposits credited to the Pledged Account to the Obligations as provided in this Section 3.06. The Pledged Account shall constitute Collateral and the Account Escrow Agreement shall constitute a Loan Document, and the Administrative Agent shall, without limitation, have all of the rights and remedies with respect to the Pledged Account that it has with regard to any other Collateral. No other Person shall at any time have a Lien in the Pledged Account, other than the Administrative Agent. Borrowers shall pay when due all of the Escrow Agent’s fees and expenses from time to time, including those on Exhibit C to the Account Escrow

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Agreement. Any indemnity obligation or liability incurred by the Administrative Agent or any Lender under the Escrow Agreement will be included in the Obligations.

(e)
Modification of Section 6.13(d) of the Existing Loan Agreement. Section 6.13 of the Existing Loan Agreement, titled Financial Covenants, is hereby modified as of the Amendment No. Five Effective Date to restate subsection (d) thereof in its entirety as follows:

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, for so long as the Pledged Account is maintained, the Loan Parties and their Subsidiaries shall not be required to comply with the specific financial covenants contained in subsections (a), (b) and (c) of this Section 6.13.

(f)
Modification of Section 7.13 of the Existing Loan Agreement. Section 7.13 of the Existing Loan Agreement, titled Parent as Holding Company, is hereby modified as of the Amendment No. Five Effective Date to delete such Section 7.13 and to restate Section 7.13 in its entirety as follows:

[Reserved.]

5.
Representations and Warranties. Each Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a)
No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Existing Loan Agreement contemplated hereby), after giving effect to this Agreement.

(b)
The execution, delivery and performance by each Loan Party of this Agreement has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person other than such as have been obtained or made and are in full force and effect.

(c)
On and as of the date of this Agreement, after giving effect to the supplemental Schedule

5.05 titled Certain Litigation, delivered herewith and attached hereto as Exhibit A, all representations and warranties of each Loan Party contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date).

6.
Conditions of Effectiveness.

(a)
The Agreement shall become effective as of the Amendment No. Five Effective Date upon the satisfaction of all of the following conditions:

(i)
Borrowers shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of this Agreement, duly executed by each of the Loan Parties;

(ii)
Parent shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of the Ratification attached to this Amendment, duly executed by Parent;

(iii)
Borrowers shall have established the Pledged Account at Truist Bank and funded such account with a cash deposit equal to the outstanding principal balance of the GARJA Loan in such principal amount as provided in Section 2(a), and an Account Escrow Agreement shall be in effect in form and content acceptable to the Administrative Agent with regard to such Pledged Account; and

(iv)
the receipt by Administrative Agent of the payment, in immediately available funds, of all reasonable out-of-pocket fees, costs, charges and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Agreement or any of the transactions arising hereunder or otherwise related hereto or referred to herein, including any actual out-of-pocket costs,

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expenses, charges or expenses of Administrative Agent and the reasonable fees, charges and disbursements of counsel for Administrative Agent.

(b)
The parties hereto specifically acknowledge and agree that: (i) the execution and delivery of this Agreement shall not be deemed to create a course of dealing or otherwise obligate Administrative Agent or Lenders to execute similar agreements under the same, similar or different circumstances in the future; and (ii) neither Administrative Agent nor any Lender has any obligation to further amend provisions of, or waive compliance with or consent to a departure from the requirements of, the Existing Loan Agreement or any of the other Loan Documents. Except as expressly amended pursuant hereto, the Existing Loan Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, and the Collateral described in the Loan Documents shall continue to secure the Obligations. Each of the Guarantors party hereto: (i) specifically consents to the terms of this Agreement; (ii) reaffirms its obligations under its Guaranty and under all other Loan Documents to which it is a party; (iii) reaffirms the waivers of each and every one of the defenses to such obligations as set forth in such Guaranty and each such other Loan Document; and (iv) reaffirms that its obligations under such Guaranty and each such other Loan Document are separate and distinct from the obligations of any other party under the Loan Documents.

7.
General Release. On and as of the Amendment No. Five Effective Date and in consideration of the agreements set forth herein, Parent and each Loan Party which is a party hereto, on behalf of itself and its successors and assigns, does hereby: (a) release, acquit and forever discharge Administrative Agent and each Lender, all of Administrative Agent’s and each Lender’s predecessors-in-interest, and all of Administrative Agent’s and each Lender’s past and present officers, directors, managers, members, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated (each of the foregoing, a “Claim”), each as though fully set forth herein at length, that any Borrower, any Loan Party or any of their respective successors or assigns now has or may have as of the Amendment No. Five Effective Date in any way arising out of, connected with or related to any or all of the transactions contemplated by the Loan Documents (including this Agreement) or any of them or any provision or failure to provide credit or other accommodations to any Borrower or any other Person under the Loan Documents (including this Agreement) or any of them or any other agreement, document or instrument referred to, or otherwise related to, any or all of the Loan Documents (including this Agreement) or any of them (each, a “Released Claim”); and (b) specifically acknowledge and agree that: (i) none of the provisions of the release contained in Section 6(a) above (the “General Release”) shall be construed as or constitute an admission of any liability on the part of Administrative Agent or Lenders (or any of them); (ii) the provisions of the General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of the General Release shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

8.
General Provisions.

(a)
This Agreement shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and assigns.

(b)
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by the other party thereto either in the form of an executed original or an executed original sent by facsimile or electronic transmission to be followed promptly by mailing of a hard copy original, and that receipt by Administrative Agent of an electronically, telecopier facsimile or other portable document format purportedly bearing the signature of Borrowers and shall bind Borrowers with the same force and effect as the delivery of a hard copy original.

(c)
This Agreement contains the entire and exclusive agreement of the parties to the Loan Agreement with reference to the matters discussed herein. This Agreement supersedes all prior drafts and

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communications with respect hereto. This Agreement may not be amended except in accordance with the provisions of the Loan Agreement.

(d)
Article X of the Existing Loan Agreement (except Section 10.14 thereof) is incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

[Remainder of page intentionally left blank.]

Amendment No. Five to LSA (Danimer/SECDF X/PIFS)

In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

BORROWERS:

DANIMER SCIENTIFIC HOLDINGS, LLC MEREDIAN BIOPLASTICS, INC.

By: /s/ Michael A. Hajost By: /s/ Michael A. Hajost

Name: Michael A. Hajost Name: Michael A. Hajost

Title: Vice President and Treasurer Title: Vice President and Treasurer

GUARANTORS:

MEREDIAN, INC. DANIMER SCIENTIFIC, L.L.C.

By: /s/ Michael A. Hajost By: /s/ Michael A. Hajost

Name: Michael A. Hajost Name: Michael A. Hajost

Title: Vice President and Treasurer Title: Vice President and Treasurer

DANIMER BIOPLASTICS, INC. DANIMER SCIENTIFIC KENTUCKY, INC.

By: /s/ Michael A. Hajost By: /s/ Michael A. Hajost

Name: Michael A. Hajost Name: Michael A. Hajost

Title: Vice President and Treasurer Title: Vice President and Treasurer

NOVOMER, INC.

By: /s/ Michael A. Hajost

Name: Michael A. Hajost

Title: Vice President and Treasurer

[Signatures continue on following page]

Amendment No. Five to LSA (Danimer/SECDF X/PIFS)

Administrative Agent:

SOUTHEAST COMMUNITY DEVELOPMENT FUND X, L.L.C.,
a Delaware limited liability company

By: Advantage Capital Community Development Fund, L.L.C., its Managing Member

By: /s/ Gabriel Rosen

Name: Gabriel Rosen

Title: Authorized Person

LenderS:

Southeast Community Development Fund X, L.L.C.,

a Delaware limited liability company

By: Advantage Capital Community Development Fund, L.L.C., its Managing Member

By: /s/ Gabriel Rosen

Name: Gabriel Rosen

Title: Authorized Person

Amendment No. Five to LSA (Danimer/SECDF X/PIFS)

RATIFICATION BY GUARANTOR

The undersigned, Meredian Holdings Group, Inc., a Delaware corporation (“Parent”), hereby states as follows to and for the benefit of Administrative Agent and each Lender, in each case as of the date hereof:

(i)
acknowledges the execution of the foregoing Amendment No. Five to Loan and Security Agreement by each Loan Party and of each prior amendment to and consent and waiver given in connection with the Loan Agreement, including without limitation Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, Amendment No. Two to Loan and Security Agreement dated as of December 22, 2020, Amendment No. Three to Loan and Security Agreement dated as of March 18, 2021, Amendment No. Four to Loan and Security Agreement dated as of December 15, 2021, Waiver Letter Agreement, dated July 28, 2020, and Consent to Prepay the White Oak Facility in full, dated January 28, 2021 (collectively, the “Amendments”), copies of which have been reviewed by Parent;

(ii)
ratifies the terms and provisions of the Parent Guaranty and the Parent Pledge Agreement executed by the undersigned pursuant to the Loan Agreement;

(iii)
confirms that for purposes of the Parent Guaranty and the Parent Pledge Agreement, the term “Loan Agreement” includes all of the terms, conditions and obligations of each Borrower and Guarantor set forth in the Amendments and any future amendments executed in accordance with the terms of the Loan Agreement;

(iv)
affirms that (a) its obligations under Parent Guaranty and the Parent Pledge Agreement remain valid and in full force and effect in accordance with the terms of the Parent Guaranty and the Parent Pledge Agreement, respectively, (b) no Default or Event of Default has occurred and is continuing (or would result from the foregoing Amendments) and (c) all of Parent’s representations and warranties contained in the Parent Guaranty and Parent Pledge Agreement and any other Loan Document to which Guarantor is a party are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date), after giving effect to the Amendments; and

(v)
confirms that (a) Administrative Agent has a first-priority perfected security interest in all the limited liability company interests owned by Parent in Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), by possession, assuming the continued possession by Administrative Agent of the equity certificate no. 1 evidencing 100% of the member interests in Danimer Holdings and a limited liability company power undated and signed in blank, which was promptly delivered to Administrative Agent on behalf of Parent, and by the filing of UCC financing statement no. 2021 2113182 filed in the office of the Secretary of State of the State of Delaware on March 17, 2021, and (b) the limited liability company agreement of Danimer Holdings continues to contain each of the provisions set forth in Schedule III to the Parent Pledge Agreement required on and after the Lien Creation Date pursuant to Section 4 of the Parent Pledge Agreement.

Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Loan Agreement (as defined in the foregoing Amendment No. Five to Loan and Security Agreement).

Dated: March 16, 2023

[Signature on following page]

PARENT:

MEREDIAN HOLDINGS GROUP, INC.

By: /s/ Michael A. Hajost

Name: Michael A. Hajost

Title: Vice President and Treasurer

4875-5952-5200 v15

Exhibit 10.2

$130,000,000

FINANCING AGREEMENT

dated as of March 17, 2023

among

DANIMER SCIENTIFIC, INC.

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND INTERPRETATION 1

Section 1.1. Definitions 1

Section 1.2. Accounting and Other Terms 49

Section 1.3. Interpretation, etc 50

Section 1.4. Time References 51

ARTICLE II LOANS 51

Section 2.1. Term Loans 51

Section 2.2. Protective Advances 52

Section 2.3. Pro Rata Shares; Availability of Funds 53

Section 2.4. Use of Proceeds 54

Section 2.5. Evidence of Debt; Register; Lenders’ Books and Records; Notes 54

Section 2.6. Interest 55

Section 2.7. Default Interest 55

Section 2.8. Payments Prior to Maturity 55

Section 2.9. Mandatory Prepayments 57

Section 2.10. Application of Prepayments 59

Section 2.11. General Provisions Regarding Payments 59

Section 2.12. Ratable Sharing 62

Section 2.13. Increased Costs; Capital Adequacy 62

Section 2.14. Taxes; Withholding, etc 64

Section 2.15. Obligation to Mitigate 67

Section 2.16. Collateral Accounts 68

ARTICLE III CONDITIONS PRECEDENT 72

Section 3.1. Conditions to Credit Extension on the Closing Date 72

ARTICLE IV REPRESENTATIONS AND WARRANTIES 77

Section 4.1. Organization; Requisite Power and Authority; Qualification 77

Section 4.2. Capital Stock and Ownership 77

Section 4.3. Due Authorization 77

Section 4.4. No Conflict 77

Section 4.5. Governmental Consents 78

Section 4.6. Binding Obligation 78

Section 4.7. Historical Financial Statements 78

Section 4.8. No Material Adverse Effect 78

Section 4.9. Adverse Proceedings, etc 78

Section 4.10. Payment of Taxes 79

Section 4.11. Properties 79

Section 4.12. Environmental Matters 80

Section 4.13. No Defaults 80

Section 4.14. Material Contracts 81

Section 4.15. Investment Company Act 81

Section 4.16. Margin Stock 81

Section 4.17. Employee Matters 81

Section 4.18. Employee Benefit Plans 81

Section 4.19. Certain Fees 82

Section 4.20. Compliance with Organizational Documents and Statutes 82

Section 4.21. Intellectual Property 82

Section 4.22. Equipment 82

Section 4.23. Customers and Suppliers 82

Section 4.24. Insurance 83

Section 4.25. Common Enterprise 83

Section 4.26. Permits, Etc 83

Section 4.27. Bank Accounts and Securities Accounts 83

Section 4.28. Security Interests 83

Section 4.29. Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions 84

Section 4.30. Disclosure 84

Section 4.31. Indebtedness 85

Section 4.32. Use of Proceeds 85

Section 4.33. Solvency 85

ARTICLE V AFFIRMATIVE COVENANTS 85

Section 5.1. Financial Statements and Other Reports 86

Section 5.2. Existence 93

Section 5.3. Payment of Taxes and Claims 93

Section 5.4. Maintenance of Properties 93

Section 5.5. Insurance 94

Section 5.6. Inspections; Books and Records 94

Section 5.7. Private Lenders Meetings and Conference Calls 95

Section 5.8. Compliance with Laws 95

Section 5.9. Environmental 96

Section 5.10. Subsidiaries 96

Section 5.11. Material Real Estate Assets 97

Section 5.12. Location of Equipment 97

Section 5.13. Further Assurances 98

Section 5.14. Miscellaneous Business Covenants 98

Section 5.15. Post-Closing Matters 101

Section 5.16. AON Insurance Policy 101

Section 5.17. [Intentionally omitted] 101

Section 5.18. Changes to Capital Structure 101

Section 5.19. Convertible Notes 101

Section 5.20. Trade Secrets Lockbox Deposit 102

Section 5.21. Existing GARJA Loan Payoff 102

ARTICLE VI NEGATIVE COVENANTS 102

Section 6.1. Indebtedness 103

Section 6.2. Liens 103

Section 6.3. Equitable Lien 103

Section 6.4. No Further Negative Pledges 103

Section 6.5. Restricted Junior Payments 103

Section 6.6. Restrictions on Subsidiary Distributions 105

Section 6.7. Investments 106

Section 6.8. Interest Reserve Account 106

Section 6.9. Fundamental Changes; Disposition of Assets; Acquisitions 106

Section 6.10. Disposal of Subsidiary Interests 108

Section 6.11. Sales and Lease Backs 109

Section 6.12. Transactions with Affiliates 109

Section 6.13. Conduct of Business 110

Section 6.14. Changes to Certain Agreements and Organizational Documents 112

Section 6.15. Accounting Methods 112

Section 6.16. Deposit Accounts and Securities Accounts 112

Section 6.17. Prepayments of Certain Indebtedness; Timely Payment in the Ordinary Course of Business 113

Section 6.18. Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions 113

Section 6.19. Bankruptcy Remote 113

Section 6.20. Unrestricted Subsidiaries 114

Section 6.21. Existing Term Loan Deposit Accounts 115

ARTICLE VII GUARANTY 115

Section 7.1. Guaranty of the Obligations 115

Section 7.2. Contribution by Guarantors 115

Section 7.3. Payment by Guarantors 116

Section 7.4. Liability of Guarantors Absolute 116

Section 7.5. Waivers by Guarantors 118

Section 7.6. Guarantors’ Rights of Subrogation, Contribution, etc 118

Section 7.7. Subordination of Other Obligations 119

Section 7.8. Continuing Guaranty 119

Section 7.9. Authority of Guarantors or Borrower 119

Section 7.10. Financial Condition of Borrower 119

Section 7.11. Bankruptcy, etc 120

Section 7.12. Discharge of Guaranty upon Sale of Guarantor 120

Section 7.13. Limitation 121

ARTICLE VIII EVENTS OF DEFAULT 122

Section 8.1. Events of Default 122

ARTICLE IX AGENTS 126

Section 9.1. Appointment 126

Section 9.2. Nature of Duties; Delegation 127

Section 9.3. Successor Agent 130

Section 9.4. Nonreliance on Agents; Lender Consent 132

v

Section 9.5. Collateral Matters 132

Section 9.6. Administrative Agent May File Proofs of Claim 134

Section 9.7. No Third-Party Beneficiaries 135

Section 9.8. Right to Indemnity 135

Section 9.9. Agency for Perfection 136

Section 9.10. Erroneous Payments 137

Section 9.11. Delivery of Notices to Securitization Trustee 139

ARTICLE X MISCELLANEOUS 140

Section 10.1. Notices 140

Section 10.2. Expenses 141

Section 10.3. Indemnity 142

Section 10.4. Set-Off 143

Section 10.5. Amendments and Waivers 143

Section 10.6. Successors and Assigns; Participations 146

Section 10.7. Independence of Covenants 150

Section 10.8. Survival of Representations, Warranties and Agreements 151

Section 10.9. No Waiver; Remedies Cumulative 151

Section 10.10. Marshalling; Payments Set Aside 151

Section 10.11. Severability 151

Section 10.12. Obligations Several 151

Section 10.13. Headings 152

Section 10.14. APPLICABLE LAW 152

Section 10.15. CONSENT TO JURISDICTION 152

Section 10.16. WAIVER OF JURY TRIAL 153

Section 10.17. Confidentiality 153

Section 10.18. Usury Savings Clause 154

Section 10.19. Counterparts 155

Section 10.20. Effectiveness 155

Section 10.21. PATRIOT Act Notice 155

Section 10.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions 155

Section 10.23. AON Insurance Policy Refund 156

Section 10.24. Entire Agreement 156

APPENDICES:	A	Term Loan Commitments

SCHEDULES:	1.1(a)	Existing Indebtedness
	1.1(b)	Permitted Restructuring Transactions
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.9	Adverse Proceedings
	4.10	Taxes
	4.11	Real Estate Assets
	4.12	Environmental Matters
	4.13	Defaults
	4.14	Material Contracts
	4.14A	Material Contract Estoppels
	4.21	Intellectual Property
	4.22	Equipment
	4.24	Insurance
	4.27	Bank Accounts and Securities Accounts
	5.15	Certain Post-Closing Matters
	5.20	Lockbox Deposit Categories
	6.1	Certain Indebtedness
	6.1A	Conversion of Certain Indebtedness Into Equity
	6.2	Certain Liens
	6.7	Certain Investments
	6.9	Certain Acquisitions
	6.11	Sales and Lease Backs
	6.12	Certain Affiliate Transactions
	6.19	Co-Owned IP Rights
	10.1	Notice Addresses

EXHIBITS:	A	Form of Funding Notice
	B	Form of Compliance Certificate
	C	Form of Assignment Agreement
	D	Form of Certificate Regarding Non-Bank Status
	E	Form of Closing Certificate
	F	Form of Counterpart Agreement
	G	Form of Pledge and Security Agreement
	H	[Intentionally omitted]
	I	Form of Note
	J	Form of Solvency Certificate
	K	Form of AON Insurance Policy
	L	Form of Intercompany Subordination Agreement
	M	Form of AON Valuation Questionnaire
	N	[Intentionally omitted]
	O	Form of Senior Lien Intercreditor Agreement
	P	ABL Intercreditor Agreement Term Sheet

FINANCING AGREEMENT

This FINANCING AGREEMENT dated as of March 17, 2023, is entered into by and among DANIMER SCIENTIFIC, INC., a Delaware corporation (“Borrower”), as borrower, and certain Subsidiaries of Borrower from time to time party hereto (collectively, the “Guarantors” and each, a “Guarantor”), as guarantors, the Lenders from time to time party hereto, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION and its permitted successors to serve as administrative agent and collateral agent under the Loan Documents (in such capacities, the “Administrative Agent” and the “Collateral Agent”, as applicable, and from time to time referred to herein without differentiation as an “Agent” and, collectively as the “Agents”).

W I T N E S S E T H:

WHEREAS, capitalized terms used in the preamble or these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend a credit facility to Borrower consisting of term loans in the aggregate principal amount of $130,000,000, the proceeds of which will be used as described in Section 2.4 and which will be disbursed in one draw on the Closing Date;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on the Collateral owned by Borrower; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on the Collateral owned by Guarantors.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION
Section 1.1.
Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“ABL Intercreditor Agreement” means an intercreditor agreement with terms substantially consistent with those set forth on Exhibit P, with such additional terms and conditions as agreed to by the Required Lenders in the exercise of their respective reasonable credit judgment.
“Administrative Agent” has the meaning specified in the preamble hereto.
“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened in writing against Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries, including, but not limited to, the Consolidated Amended Class Action Complaint filed in the Eastern District of New York on January 19, 2022, naming as defendants Danimer Scientific, Inc., its directors and certain of its officers, a derivative shareholder suit filed in the Court of Chancery of the State of Delaware on May 24, 2021, and a derivative shareholder suit filed in the United States District Court for the District of Delaware on October 6, 2021.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Securities having ordinary voting power for the election of members of the Board of Directors (or similar governing body or Persons performing similar governing functions) of such Person, or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities or by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender or any of their Affiliates or Related Funds be considered an “Affiliate” of any Loan Party. For avoidance of doubt, no Person that would otherwise not be an Affiliate shall be considered an Affiliate hereunder solely by reason of such Person’s direct or indirect interest in the Warrant, or any Capital Stock issued in respect of the Warrant.
“Agent” and “Agents” means the Administrative Agent, the Collateral Agent and U.S. Bank National Association as securities intermediary or deposit bank under any Control Agreement.
“Agent Fee Letter” means the letter agreement dated as of the date hereof between Borrower and Agents, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Aggregate Amounts Due” has the meaning specified in Section 2.12(a).
“Aggregate Payments” has the meaning specified in Section 7.2.
“Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto as it may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction concerning or relating to bribery or corruption, including, without limitation, the FCPA.
“Anti-Terrorism Laws” means any Law relating to terrorism financing or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18

U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the PATRIOT Act, (d) any applicable law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (e) any similar laws enacted in the United States, the United Kingdom, the European Union or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced.
“AON Designee” has the meaning set forth in Section 10.6(j).
“AON Insurance Funded Portion” has the meaning set forth in Section 10.6(j).
“AON Insurance Policy” means that certain Collateral Protection Insurance Policy dated as of the date of this Agreement and issued to Administrative Agent as “insured party” defined therein by the insurers listed on Schedule 2 thereof and substantially in the form attached hereto as Exhibit K. The AON Insurance Policy will provide (i) coverage for 95% of the Term Loan Commitment, which shall be automatically reduced on a pro rata basis with reductions in the principal outstanding amount of the Term Loan, and (ii) Borrower shall have the ability to receive a rebate on unearned premium with respect to the last twelve (12) months of the coverage period.
“AON Insurance Proceeds” has the meaning set forth in Section 10.6(j).
“AON Notice” has the meaning set forth in Section 10.6(j).
“Applicable Parties” has the meaning set forth in Section 5.1.
“Arm’s Length Terms” means, as of any applicable time of determination, terms no less favorable to Borrower and/or any applicable Subsidiary thereof than those terms that would be obtainable in an arm’s length transaction between unaffiliated and disinterested Persons in a transaction in which neither Person is under undue pressure to complete such transaction.
“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license, sublicense or other disposition to (other than to or with a Loan Party), or any exchange of property with, any Person (other than with a Loan Party), in one transaction or a series of transactions, of all or any part of any Loan Party’s, or of any Subsidiary of a Loan Party’s, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, including specifically, but without limitation, any form of IP Rights, including formulas, trade secrets, know-how, methods or processes, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party, and for purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) and (c) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party, in each case other than:
(a)
any disposition of:

(i)
Cash or Cash Equivalents,
(ii)
inventory sold, inventory licensed in the ordinary course of business or inventory leased in the ordinary course of business,
(iii)
obsolete or worn-out property, or surplus property no longer used or useful in the business of the Loan Parties and disposed of in the ordinary course of business;
(iv)
improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business;
(b)
the disposition of any assets by the Loan Parties in a manner permitted pursuant to Section 6.9;
(c)
any disposition constituting a Restricted Junior Payment that is permitted to be made, and is made, under Section 6.5, a Permitted Investment or an acquisition otherwise permitted under this Agreement;
(d)
(i) the lease, assignment or sublease, license or sublicense of any assets or properties (other than IP Rights) of any kind, whether real, personal, or mixed and whether tangible or intangible in the ordinary course of business and (ii) the exercise of termination rights with respect to any such lease, sublease, license or sublicense or other agreement;
(e)
foreclosures, condemnation, expropriation, eminent domain or any similar action (including, for the avoidance of doubt, any casualty event) with respect to assets or the granting of Liens not prohibited hereunder;
(f)
sales of accounts receivable, or participations therein, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings;
(g)
the sale, lease, assignment, license, sublease, write-off or discount of inventory, equipment, accounts receivable, notes receivable or other current assets or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof, in each case in the ordinary course of business or consistent with industry practice;
(h)
any (i) non-exclusive sublicense transaction in respect of IP Rights in the ordinary course of business and on Arm’s Length Terms, including those granted by a Loan Party to a third party where such sublicenses are associated with a service or product provided or supplied by the Loan Party in the ordinary course of business and on Arm’s Length Terms, and (ii) exclusive sublicense in respect of IP Rights that are associated with a service or product either provided or supplied by the Loan Party or received or supplied to the Loan Party, in the ordinary course of business and on Arm’s Length Terms and that do not interfere in any material respect with the ordinary conduct of the business of the Borrower or value of any Collateral, including use and sublicensing of such exclusively licensed IP Rights for other products and uses (provided that in the case of any exclusive sublicense described in clause (ii) with a cumulative term of greater than two (2) years, the Loan Parties shall first provide written notice of such action to the insurers under the AON Insurance Policy, the Administrative Agent and the Lenders at least thirty (30) Business Days prior to the grant of such exclusive sublicense and (x) such grant of exclusive sublicense shall not have, within ten (10) Business Days following receipt of such notice, been objected to in writing by insurers holding at least 50.1% of the risk under the AON Insurance Policy on the terms and conditions set forth in clause (a) of Section IV of the AON Insurance Policy as in effect on the Closing Date without giving effect to any subsequent amendment or modification and (y) the Required Lenders shall not have, within ten (10) Business Days following receipt of such notice, objected in writing to such transaction, and if no such objection of such insurers and Lenders as described in clauses (x) and (y) above is made, the Loan Parties shall be permitted to proceed with the grant of such exclusive sublicense) , and, further with respect to (i) and (ii), that do not constitute an Extraordinary IP Rights Transaction (any such license or sublicense, a “Qualified License”);
(i)
any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;
(j)
issuances of Capital Stock (i) of Borrower or (ii) by an Unrestricted Subsidiary (or sales, transfers and other dispositions of Capital Stock of an Unrestricted Subsidiary) to an entity other than a Loan Party;
(k)
sales, transfers and other dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, customary put, drag or tag arrangements (or other provisions of similar effect) between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(l)
the lapse or abandonment of IP Rights, which in the good faith determination of Borrower, are not material to the conduct of the business of the Loan Parties either taken as a whole or with respect to any segment thereof (provided that in the case of any lapse, abandonment or other disposition of any issued patent, registered trademark or registered copyright the Loan Parties shall first provide written notice of such action to the insurers under the AON Insurance Policy, the Administrative Agent and the Lenders at least thirty (30) Business Days prior to the last opportunity to prevent such lapse, abandonment or other disposition and (x) such lapse, abandonment or other disposition shall not have, within ten (10) Business Days following receipt of such notice, been objected to in writing by insurers holding at least 50.1% of the risk under the AON Insurance Policy on the terms and conditions set forth in clause (a) of Section IV of the AON Insurance Policy as in effect on the Closing Date without giving effect to any subsequent amendment or modification and (y) the Required Lenders shall not have, within ten (10) Business Days following receipt of such notice, objected in writing to such transaction, and if no such objection of such insurers and Lenders as described in clauses (x) and (y) above is made, the Loan Parties shall be permitted to proceed with such lapse, abandonment or other disposition);
(m)
the granting of a Permitted Lien;
(n)
the disposition of any assets (including Capital Stock) (i) acquired in a transaction permitted hereunder, which assets are not used or useful in the principal business of the Loan Parties or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of Borrower to consummate any acquisition permitted hereunder; or
(o)
dispositions of property to the extent that such property is concurrently exchanged for credit against the purchase price of substantially concurrently acquired similar replacement property.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief financial officer, president, one of its vice presidents, controller, secretary or treasurer (in each case, or the equivalent thereof).
“Avoidance Provisions” has the meaning set forth in Section 7.13(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Secrecy Act” has the meaning specified in the definition of “Anti-Terrorism Laws”.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Beneficial Ownership Certification” means, to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership in relation to Borrower as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Agent and Lender.
“Blocked Person” means any Person:
(p)
listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority (including OFAC’s Specially Designated Nationals and Blocked Persons List),
(q)
domiciled, organized or resident in a Sanctioned Country,

(r)
fifty percent (50%) or more owned or controlled by, or acting for or on behalf of, any Person or Persons described in the foregoing clauses (a) or (b) above or by the government of a Sanctioned Country, or
(s)
otherwise the subject of any Sanctions that prohibit or restrict dealings with such Person.
“Board of Directors” means (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of and in lieu of such board for all purposes, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the sole member, managing member or members or any controlling committee thereof (if member managed) or board of managers or sole manager (if manager managed) of such company, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified in the preamble hereto.
“Borrower Materials” has the meaning specified in Section 5.1.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other Governmental Act to close.
“Capital Asset” means, with respect to Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of Borrower and its Subsidiaries.
“Capital Expenditures” means, with respect to Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, units and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $130,000,000, and (c) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Cash Sweep” shall have the meaning provided in Section 2.16(b)(ii).
“Cash Sweep Cap” means, as of any date of determination, an amount equal to (a) (x) $365,000 multiplied by (y) the number of months for which a Cash Sweep has been required pursuant to Section 2.16(b)(ii)(A) less (b) the aggregate amount of Cash Sweep Proceeds deposited by the Borrower into the Insurance Premium Reserve Account pursuant to Section 2.16(b)(ii)(A) on or prior to such date.
“Cash Sweep Date” means, at any time prior to the payment in full of all premium due in respect of the AON Insurance Policy, the fifth (5th) Business Day of each calendar month.
“Cash Sweep Proceeds” shall have the meaning provided in Section 2.16(b)(ii).
“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit D.
“Change of Control” means, at any time, any of the following occurrences:
(t)
the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor and (ii) Jefferies, any affiliate thereof or any successor owner of any Capital Stock of Borrower previously held by Jefferies, in a single transaction or in a related series of transactions, including by way of merger, amalgamation, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Capital Stock of Borrower representing directly or indirectly more than 50% of the total voting power of all of the outstanding voting stock of Borrower;
(u)
a majority of the members of the Board of Directors of Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the date of this Agreement, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors (excluding, in the case of both clauses (ii) and (iii) any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by a person or group other than a solicitation for the election of one or more directors by or on behalf of that Board of Directors);
(v)
Borrower shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each other Loan Party (other than (i)as a result of any sale or other disposition of all Capital Stock of a Loan Party permitted under this Agreement, (ii) director’s shares or nominal holdings required to be issued by the applicable law of any jurisdiction of formation and (iii) as a result of a merger or dissolution permitted by Section 6.9);
(w)
the sale, lease or transfer, in a single transaction or in a related series of transactions, of all or substantially all of the assets of any Loan Party, taken as a whole, to any Person, other than any such transaction that is approved by the Board of Directors of the Loan Party in question and is otherwise expressly permitted hereunder, except as set forth in clauses (e) and (f) below;
(x)
IPHoldCo shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of IPCo; or
(y)
the sale, lease or transfer, in a single transaction or in a related series of transactions, of all or substantially all of the assets of IPCo to any Person.
“Closing Certificate” means a Closing Certificate substantially in the form of Exhibit E.
“Closing Date” means March 17, 2023.
“Collateral” means, collectively, all of the real, personal and mixed property, whether tangible or intangible (including, without limitation, (x) the Capital Stock issued by any Subsidiary to a Loan Party and (y) other Capital Stock held by a Loan Party, including minority interests), and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations; provided that in no event shall any Excluded Assets constitute Collateral.
“Collateral Account Report” has the meaning specified in Section 2.16(c)(iii).
“Collateral Account Report Date” has the meaning specified in Section 2.16(c)(iii).
“Collateral Accounts” means, as applicable, the Interest Reserve Account, the Insurance Premium Reserve Account and any other reserve account established at the Collateral Agent after the Closing Date.

“Collateral Agent” has the meaning specified in the preamble hereto.
“Collateral Documents” means the Pledge and Security Agreement, any Material Contract Estoppels, any Mortgages, any Control Agreements and all other intellectual property security agreements, personal property mortgages, instruments, documents, undertakings and agreements executed (or purported to be executed) and delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended, amended and restated or otherwise modified from time to time.
“Commitment” means any Term Loan Commitment.
“Communications” has the meaning set forth in Section 5.1.
“Competitor” has the meaning specified in the definition of “Disqualified Institution”.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Required Lenders and the Collateral Agent, executed and delivered by a Loan Party, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or depositary bank (with respect to a Deposit Account), which, (a) with respect to any Collateral Account, shall provide for “blockage on notice” of the applicable Securities Account or Deposit Account and (b) with respect to any other Deposit Account shall provide for “blockage on notice” of the applicable Securities Account or Deposit Account after the occurrence and during the continuance of an Event of Default.
“Convertible Notes” means, collectively, the Existing Convertible Notes and any New Convertible Notes.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10.
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Term Loan.
“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

receivership, insolvency, reorganization, or similar debtor relief Law of the United States or other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Rate” means any interest payable pursuant to Section 2.7.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association or credit union, in each case which institution must have an investment grade long-term issuer credit rating by Moody’s, other than an account evidenced by a negotiable certificate of deposit.
“Deposit Materials” means the categories of design information and technical specifications with respect to Borrower’s product lines and operations set forth in Schedule 5.20 and as supplemented in accordance with Section 5.20.
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to, and expressly subordinated to, the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends or distributions in Cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, provided, that (i) Capital Stock that would not constitute Disqualified Capital Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute Disqualified Capital Stock if any such requirement becomes operative only after repayment in full in cash of all the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and (ii) if Capital Stock is issued pursuant to any plan for the benefit of employees of the Borrower or any of the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of the Borrower or any of its Subsidiaries.
“Disqualified Institution” means (a) the direct competitors of the Loan Parties and their Subsidiaries, including, but not limited to, manufacturers of bio-sourced or biodegradable plastics, identified in writing by or on behalf of Borrower to Jefferies on or prior to the Closing Date, which list may be updated to identify additional Competitors from time to time after the Closing Date by Borrower acting reasonably and in good faith by written notice to the Lenders and Administrative Agent (provided that any such designation shall not apply retroactively to any prior assignment or participation to any Lender permitted hereunder at the time of such assignment or such participation, as the case may be), and (b) controlled Affiliates of any entity described in the preceding clause (a) that are reasonably identifiable on the basis of their name (the Persons described in clauses (a) and (b), each a “Competitor”), provided, however, for the avoidance of doubt, that no direct or indirect lender to, investor in or equity holder in, or member of, any of the entities identified above (regardless of the control or percentage held) shall constitute a Disqualified Institution unless specifically identified as a Competitor on the Closing Date in the list above.
“DOE” has the meaning specified in clause (bb) of the definition of “Permitted Liens”.
“Dollars” and the sign “$” mean the lawful money of the United States.
“Domestic Subsidiary” shall mean any Subsidiary of a Loan Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“Draw” means a request by Borrower for and the funding of one Term Loan advanced by the Lenders on the Closing Date under their respective Term Loan Commitments in an aggregate amount equal to the Draw Amount.
“Draw Amount” means $130,000,000.
“DSKY Blocked Account” means the blocked account of the Borrower established at U.S. Bank National Association which shall be subject to a control agreement reasonably acceptable to the Required Lenders.
“DSKY NMTC Assets” means the assets securing the DSKY NMTC Transaction.
“DSKY NMTC Consents” means the consents granted to Danimer Scientific Kentucky, Inc., by the requisite lenders and/or agents for the DSKY NMTC Transaction permitting Danimer Scientific Kentucky, Inc. to enter into the Agreement as a Guarantor, the Pledge and Security Agreement as a Grantor and all other applicable Loan Documents.
“DSKY NMTC Transaction” means the QLICI Loan and Security Agreement, dated as of November 7, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between Danimer Scientific Kentucky, Inc., and AmCREF Fund 51, LLC.
“DSM NMTC Assets” means the assets securing the DSM NMTC Transaction.
“DSM NMTC Consents” means the consents granted to Danimer Scientific Manufacturing, Inc., by the requisite lenders and/or agents for the DSM NMTC Transaction permitting Danimer Scientific Manufacturing, Inc. to enter into the Agreement as a Guarantor, the Pledge and Security Agreement as a Grantor and all other applicable Loan Documents.
“DSM NMTC Transaction” means the Loan Agreement, dated as of April 25, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Danimer Scientific Manufacturing, Inc., Carver Development CDE VI, LLC, and ST CDE LXII, LLC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority, or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), any commercial bank, any insurance company, any investment or mutual fund, any institutional investor, any family office, any private equity investor, any pension fund or any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, (b) any other Person (other than a natural Person) with respect to whom a Lender shall have provided written notice to the Administrative Agent ten (10) Business Days prior to the execution of such proposed assignment and the Administrative Agent shall not have objected to such assignment within such ten (10) Business Days following receipt of such notice, (c) any Securitization Trust and (d) one or more of the insurers that are party to the AON Insurance Policy or their joint U.S. domestic designee(s); provided that (i) no Disqualified Institution shall, in any event, be an Eligible Assignee without the prior written consent of Borrower unless an Event of Default has occurred and is continuing at the time of assignment to a Disqualified Institution in which event no Borrower consent shall be required, (ii) neither Borrower nor any Affiliate of Borrower shall, in any event, be an Eligible Assignee and (iii) no Person owning or controlling (x) any trade debt or Indebtedness of any Loan Party other than (A) the Obligations, (B) obligations arising under the Securitization Trust (in the case of an assignment to the Securitization Trust) or (C) the AON Insurance Policy (in the case of an assignment to the insurers that are party to the AON Insurance Policy or their joint U.S. domestic designee(s)) or (y) any Capital Stock of any Loan Party (in each case under this clause (iii), unless a Lender shall have provided written notice to the Administrative Agent (expressly identifying this clause (iii) and requesting that the Administrative Agent provide such written notice to the Lenders) ten (10) Business Days prior to the execution of such proposed assignment and the Required Lenders shall not have objected to such assignment within such ten (10) Business Days following receipt of such notice) shall, in any event, be an Eligible Assignee and each assignee will so represent in the applicable Assignment Agreement. For avoidance of doubt, no Person that would otherwise be an Eligible Assignee shall be disqualified as an Eligible Assignee solely by reason of such Person’s direct or indirect interest in the Warrant or any Capital Stock issued in respect of the Warrant. As provided in Section 10.6(j), upon payment to the Administrative Agent of the full amount due under the AON Insurance Policy, the principal amount of the Obligations shall automatically be transferred to the insurers or their joint domestic U.S. designee(s) without any further action by the Lenders or the Administrative Agent.
“Eligible Investments” means any (i) Dollars or (ii) any Dollar investment that is one or more of the following obligations or securities (other than obligations or securities which are zero coupon obligations or securities):
(z)
marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States government, marketable securities issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, demand and time deposits in, certificates of deposit of and bankers' acceptances issued by, bank deposit products of or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America (including U.S. Bank Trust Company, National Association and its Affiliates) with, in each case, that matures not later than the Business Day immediately preceding the Interest Payment Date immediately following the date of investment therein and subject to supervision and examination by governmental banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment have a rating of not less than the applicable Eligible Investments Minimum Rating; and
(aa)
commercial paper having, at the time of such investment, a credit rating of not less than the applicable Eligible Investments Minimum Rating and that either are bearing interest or are sold at a discount to the face amount thereof and that matures not later than the Business Day immediately preceding the Interest Payment Date immediately following the date of investment therein; and
(bb)
registered money market funds that (x) have, at all times, credit ratings of “Aaa-mf” by Moody’s or the highest credit rating available for money market funds by Moody’s at such time, (y) themselves invest only in items that constitute obligations or securities described in (a) or (b) above and (z) contain no restriction or penalty with respect to the frequency and/or amount of withdrawals; and
(cc)
notwithstanding the forgoing, at all times on and prior to the last Business Day of the thirteenth full month following the Closing Date (i) a portion of funds on deposit in the Interest Reserve Account that is sufficient to pay all interest on the Term Loans that will come due on or before the last Business Day of such thirteenth full month shall be invested in (x) Dollars or (y) investment property of the type described in (a), (b) or (c) and be available in Dollars at least one (1) Business Day prior to each Interest Payment Date; (ii) the remaining balance of funds on deposit in the Interest Reserve Account may be invested in (x) Dollars or (y) investment property of the type described in (a) or (c) (so long as such money market funds shall invest only in investment property described in (a)), provided that the stated duration to maturity of such investment property may exceed the duration provided for in (a) so long as all such maturities for such remaining balance comply with (e) below; and

(dd)
funds invested pursuant to Clause (d)(ii) may be invested in investment property of the type described in clause (a) above having a duration to maturity not to exceed 364 days from date of issuance, provided that the any such maturity shall occur not later than one (1) Business Day prior to the Interest Payment Date occurring during or after the thirteenth full month after the Closing Date; and
(ee)
which, in each case under clauses (a) or (b) above, (w) excludes extendible commercial paper, (x) provides for payment of a pre-determined fixed amount of principal on maturity that is not subject to change, (y) has a stated maturity no later than permitted above and (z) either (A) has a stated maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding each of (1) the date provided for in (d) above and (2) the fifth anniversary of the date hereof (unless such Eligible Investments are issued by U.S. Bank Trust Company, National Association and its Affiliates in which event such Eligible Investments may mature on the date specified in clauses (1) and (2)) or (B) in the case of clause (c) above, may be capable of being liquidated on demand without penalty; provided, however, that Eligible Investments shall not (X) include any (a) mortgage backed security, (b) interest only security, (c) security subject to withholding or similar taxes (other than as imposed pursuant to FATCA), unless the obligor thereof is required to make payments of additional amounts (so-called “gross-up payments”), (d) security rated with an “f”" “r,” “p,” “pi,” “q” or “t” subscript by S&P, (e) security purchased at a price in excess of 100% of par, or (f) security whose repayment is subject to substantial non-credit related risk or (Y) be disposed of for a price that is less (on a cost basis) than the price paid by Borrower for such investment property at the time of its acquisition unless Borrower in the exercise of its business judgment believes such investment property has a significant risk of declining in credit quality or price. Eligible Investments may include, without limitation, those investments made with or issued by U.S. Bank Trust Company, National Association and its Affiliates or for which U.S. Bank Trust Company, National Association or its Affiliates act as offeror or provide services and receives compensation.
“Eligible Investments Minimum Rating” means a long-term issuer credit rating by Moody’s of A2 (and not on watch for downgrade) or higher or a short-term issuer credit rating by Moody’s of P-1 (and not on watch for downgrade).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than any Multiemployer Plan) which is sponsored, maintained or contributed to by, or required to be contributed by, any Loan Party or any of its ERISA Affiliates.
“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any other Person involving (a) any actual or alleged violation of any Environmental Law, (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity, (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws, (d) any Environmental Liabilities and Costs or (e) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials; or (b) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare.
“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
“Equity Interest” means any share or equity, interest or other equivalent of any Person, whether voting or non-voting and whether common or preferred, all options, warrants and other rights to acquire, and all securities, convertible into, any of the foregoing, all rights to receive income, dividends, distributions, returns of capital and other amounts (whether in Cash, securities, property, or a combination thereof) by virtue of the ownership of such share, equity or similar interest, and including, without limitation, all rights to receive amounts due and to become due under or in respect of any investment agreement or upon the termination thereof, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, together with the Loan Party, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Loan Party is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Loan Party is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Loan Party, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for notice to the PBGC has been waived by regulation); (b) the failure by any Loan Party or any ERISA Affiliate to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure by any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan under Section 412, 431 or 432 of the Internal Revenue Code; (c) the receipt by any Loan Party or any ERISA Affiliate from the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by a Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefor, or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (h) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.
“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 9.10(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Accounts” means (a) payroll, payroll taxes or employee benefit accounts and related trust accounts, (b) other trust accounts, (c) escrow accounts (other than the Collateral Accounts), (d) tax accounts (including, without limitation, sales tax accounts), (e) accounts maintained solely in trust for the benefit of third parties and fiduciary purposes, (f) zero balance or swept accounts, (g) de minimis deposit accounts to the extent the aggregate daily balance in all such accounts does not at any time exceed $50,000, (h) accounts located in jurisdictions outside the United States provided, that under no circumstances shall the balance at any time in any such account or the aggregate balance across all such accounts exceed $500,000, (i) accounts containing funds of the types as deposits securing Liens described in clauses (f) and (g) of the definition of “Permitted Liens” or used exclusively to maintain cash collateral subject to a Permitted Lien, provided, that under no circumstances shall the balance at any time in any such Excluded Account described in (b) through (g) or the aggregate balance across all such Excluded Accounts described in (b) through (g), inclusive, exceed $500,000.
“Excluded Assets” means (a) any Real Estate Asset that is not a Material Real Estate Asset and any leasehold interests in real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to such leases, including to obtain landlord waivers, estoppels or collateral access letters), (b) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (c) assets for so long as a pledge thereof or a security interest therein is prohibited by applicable Laws, (d) Excluded Accounts, (e) any lease, license or other agreements, or any property subject to a purchase money security interest, Capital Lease or similar arrangements, in each case in accordance with the Loan Documents, to the extent that a pledge thereof or security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Loan Parties) after giving effect to the applicable anti-assignment provisions of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (f) assets for which the Required Lenders and Borrower have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law, (h) proceeds received by the Administrative Agent in respect of a claim under the AON Insurance Policy (which for avoidance of doubt shall not be property of any Loan Party or any Subsidiary thereof), (i) Excluded Capital Stock and (j) (1) all assets and properties of Novomer, Inc. other than its IP Rights, and upon the ninety-first (91st) day following the date that the Loan Parties deliver to Lender evidence of the DSKY NMTC Consents, the IP Rights of Novomer, Inc. and (2) assets and properties of any other Unrestricted Subsidiary. For the avoidance of doubt, neither (x) the Capital Stock issued by any Subsidiary to a Loan Party (other than Excluded Capital Stock) nor (y) other Capital Stock held by a Loan Party constitutes an Excluded Asset and all such Capital Stock shall be included in the Collateral, except (i) the Capital Stock of Firtill Investments sp. z o.o. and (ii) that the Capital Stock of Meredian Bioplastics, Inc. shall become an Excluded Asset upon the termination and release of Lender and Agent’s Lien on such Capital Stock pursuant to clause (bb) of the definition of “Permitted Liens” but only to the extent the Indebtedness securing such Liens remains outstanding. The DSKY NMTC Assets shall be Excluded Assets and no UCC-1 financing statements shall be filed with respect thereto until the earlier of the date that the Loan Parties receive the DSKY NMTC Consents or the DSKY NMTC Transactions are paid off at which time the DSKY NMTC Assets shall automatically and without further notice or action become Collateral and will no longer be Excluded Assets and UCC-1 financing statements shall be filed with respect thereto within one Business Day of receipt of such DSKY NMTC Consents. The DSM

NMTC Assets shall be Excluded Assets and no UCC-1 financing statements shall be filed with respect thereto until the earlier of the date that the Loan Parties receive the DSM NMTC Consents or the DSM NMTC Transactions are paid off at which time the DSM NMTC Assets shall automatically and without further notice or action become Collateral and will no longer be Excluded Assets and UCC-1 financing statements shall be filed with respect thereto within one Business Day of receipt of such DSM NMTC Consents.
“Excluded Capital Stock” means Capital Stock (a) of any captive insurance companies or not-for-profit Subsidiaries or (b) of any direct or indirect Subsidiary of Borrower to the extent issued, sold or otherwise disposed in accordance with Section 6.10.
“Excluded Subsidiary” means (A) an Included Subsidiary to the extent that becoming a Guarantor and/or granting or perfecting a security interest in the Capital Stock or assets of such entity could result in materially adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole as reasonably determined by the Borrower and the Required Lenders, (B) any Included Subsidiary that functions solely as a sales office for the Borrower or any Included Subsidiary of the Borrower or (C) any Unrestricted Subsidiary.
“Excluded Taxes” means any of the following Taxes: (a) Taxes imposed on or measured by the Recipient’s net income (however denominated) and franchise Taxes imposed on the Recipient, in both cases, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax, (b) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a Law in effect on the date on which such Lender becomes a party hereto or such Lender changes its lending office, except that this clause (b) shall not apply to the extent that the assignment or change in lending office was requested by a Loan Party or, pursuant to Section 2.14 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; provided that in no event shall duplicative liability be required for the same amounts, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(d) and (d) Taxes imposed under FATCA.
“Existing Convertible Notes” means the 3.250% Convertible Senior Notes due 2026 listed on Schedule 6.1 and issued by the Borrower pursuant to the Indenture.

“Existing GARJA Loan” means that portion of the Existing Term Loan having an initial principal loan amount of $5,499,980.00 and for which Danimer Scientific Holdings, LLC is the borrower and Southeast Community Development Fund X, L.L.C. is the lender.

“Existing GARJA Loan Payoff Date” shall have the meaning set forth in Section 5.21.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under the documentation described on Schedule 1.1(a).

“Existing Lender” means any Lender prior to the receipt of the first funds paid to the Beneficiary under the AON Insurance Policy and its successors and assigns pursuant to Section 10.6(c). For the avoidance of doubt, Existing Lender does not include any Non-Paying Insurer and any assignee pursuant to Section 10.6(j).
“Existing NMTC Loan” means that portion of the Existing Term Loan having an initial principal loan amount of $4,500,000.00 and for which Meredian Bioplastics, Inc. is the borrower and PIFS SUB-CDE XX, LLC is the lender.
“Existing Term Loan” means that certain Loan and Security Agreement, dated as of March 13, 2019, among Danimer Scientific Holdings, LLC and Meredian Bioplastics, Inc., as borrowers, Meredian, Inc, Danimer Scientific, L.L.C., Danimer Bioplastics, Inc. and Danimer Scientific Kentucky, Inc., as guarantors, the lenders party thereto and Southeast Community Development Fund X, L.L.C., as administrative agent, as amended from time to time.
“Existing Term Loan Deposit Accounts” has the meaning specified in clause (gg) of the definition of “Permitted Liens.”
“Existing Term Loan Lenders” means Southeast Community Development Fund X, L.L.C. and PIFS SUB-CDE XX, LLC, as the lenders under the Existing Term Loan.
“Extended Covered Period” has the meaning specified in Section 5.1(i).
“Extraordinary IP Rights Transaction” means a sale, transfer, assignment or grant of exclusive license or sublicense of any IP Rights in whole or in part, with respect to which (i) the majority of such Net Proceeds are fixed in nature and not dependent on the future volume of sales or revenues attributed to the IP Rights so sold, transferred, assigned, licensed or sublicensed and (ii) such Net Proceeds shall not be dependent on future performance by such Loan Party or Subsidiary.
“Extraordinary Receipts” means any Cash in excess of $2,500,000 in any Fiscal Year received by a Loan Party or any of its Included Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.9(a) through (c) hereof), including, without limitation, (a) [reserved], (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) indemnity payments, (e) Net Proceeds of any payment made under an insurance policy or agreement, provided that Extraordinary Receipts shall not include proceeds of any claim under the AON Insurance Policy, but shall, subject to the reinvestment rights in this clause (e), include, without limitation, any other casualty loss proceeds; other than (i) insurance proceeds received in respect of damage to equipment used to effect the repair or replacement of such equipment in the ordinary course of business and (ii) Net Proceeds of any payment made under an insurance policy or agreement, in each case, solely to the extent the Borrower or any of its Included Subsidiaries has, in each case, reinvested such Net Proceeds in assets used in the business of the Borrower or any of its Included Subsidiaries within 270 days following the date of receipt of such Net Proceeds, as applicable (or, if not so reinvested within such 270 day period, has entered into a binding written agreement before the last day of such 270 day period to reinvest such Net Proceeds pursuant to such binding written agreement and has reinvested such Net Proceeds within 180 days of the date of such binding written agreement), (f) Net Proceeds of any condemnation or taking by any Governmental Authority and (g) Net Proceeds from an Extraordinary IP Rights Transaction, but in each case excluding any proceeds resulting from an issuance of Capital Stock by any Loan Party or any Included Subsidiary permitted pursuant to Section 6.9(i) or Section 6.10. Extraordinary Receipts shall not include (i) Cash receipts from proceeds of insurance, condemnation awards or similar payments, or indemnity payments to the extent such funds are received by any Person in respect of any third-party claim against such Person and applied to pay (or reimburse such Person for its prior payment of) such claim plus related costs and expenses, (ii) Cash proceeds from the issuance of any Capital Stock (other than Disqualified Capital Stock) or Subordinated Indebtedness of Borrower, or (iii) any purchase price adjustment received in connection with any purchase agreement.
“Fair Market Value” means, as of any applicable time of determination, the price at which a willing seller, under no compulsion to sell, would sell, and a willing buyer, under no compulsion to buy, would buy, the asset or property in question if offered for sale in the open market, with a reasonable time allowed to find such willing buyer.
“Fair Share” has the meaning specified in Section 7.2.
“Fair Share Contribution Amount” has the meaning specified in Section 7.2.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement and any current regulations or official interpretations thereof (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with), any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any law, practices, regulation, rule, promulgation or official agreement adopted pursuant to any official government agreement, treaty, convention or intergovernmental agreement with respect to the foregoing.
“FCPA” has the meaning specified in Section 4.29.
“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to U.S. Bank National Association on such day on such transactions as determined by U.S. Bank National Association and provided that U.S. Bank National Association shall have no liability for such determination.

“Fee Letter” means the letter agreement dated as of the date hereof between Borrower and Jefferies, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Financial Plan” has the meaning specified in Section 5.1(i).
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.
“Fixed Rate” means for any day a rate per annum equal to 14.40%.
“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Agents, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.
“Foreign Subsidiary” shall mean any Subsidiary of a Loan Party that does not constitute a Domestic Subsidiary, other than any Unrestricted Subsidiary.
“Funding Notice” means a notice substantially in the form of Exhibit A.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
“GARJA Payoff Notice Period” shall have the meaning set forth in Section 3.1(bb).
“Governmental Act” means any act or omission, whether rightful or wrongful, of any Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Grantor” has the meaning specified in the Pledge and Security Agreement.
“Guaranteed Obligations” has the meaning specified in Section 7.1.
“Guarantor” means each Subsidiary of Borrower other than an Excluded Subsidiary.
“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to the Required Lenders, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.
“Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is reasonably likely to cause harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws; and (f) any substance or materials that are otherwise regulated under Environmental Law.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Historical Financial Statements” means as of the Closing Date, the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2021, and the unaudited consolidated financial statements of Borrower and its Subsidiaries for the first three Fiscal Quarters of 2022, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year or Fiscal Quarter, as applicable, together with an opinion of a certified public accounting firm acceptable to the Lenders that such financial statements for the Fiscal Year ended December 31, 2021, fairly present, in all material respects, the financial condition of Borrower and its consolidated Subsidiaries as at the date indicated and the results of its operations and its cash flows for the period indicated.
“Included Subsidiary” means, for any Loan Party, each Subsidiary of such Loan Party (other than any Unrestricted Subsidiary of such Loan Party).
“Indebtedness” means, as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) obligations constituting “principal” with respect to Capital Leases that is properly classified as a liability on a balance sheet in accordance with GAAP; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs, seller notes or other deferred payment obligations in connection with an acquisition to the extent such earn-outs, seller notes and deferred payment obligations are fixed and non-contingent (excluding (i) any such obligations incurred under ERISA, (ii) trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms and (iii) any earn-out until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, which shall be limited to the lesser of (x) the greater of (A) cost to replace such property or asset and (B) the Fair Market Value of such property or asset and (y) the amount of such indebtedness so secured; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would constitute Indebtedness under another clause (other than clause (i) or (j)) of this definition; (i) any obligation of such Person that would constitute Indebtedness under another clause (other than clause (h) or (j)) of this definition the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for an obligation of another that would constitute Indebtedness under another clause (other than clause (h) or (i)) of this definition through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under the foregoing clause (1) or (2), the primary purpose or intent thereof is as described in clause (i) above; (k) the net termination value of all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement, whether entered into for hedging or speculative purposes; and (l)

Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or Joint Venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.
“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel to the Agents and a single counsel for all other Indemnitees taken as a whole in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that are incurred by any such Indemnitee, in any manner relating to or arising out of any claim, litigation, or other proceeding arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)) or (b) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.
“Indemnified Taxes” mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.3(a).
“Indemnitee Agent Party” has the meaning specified in Section 9.8.
“Indenture” means that certain Indenture, dated as of December 21, 2021, by and among Borrower, as issuer, and U.S. Bank National Association, as Trustee, governing the Existing Convertible Notes.
“Initial Funding Account” means the account of the Borrower established at U.S. Bank National Association on or before the Closing Date.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
“Insurance Premium Reserve Account” means an account established on or prior to the Closing Date by IPCo with the Collateral Agent as depository, at all times under the sole dominion and control of the Collateral Agent for the benefit of the Lenders and denominated on the books and records of the Collateral Agent as the “Danimer IPCo Insurance Premium Reserve Account.”
“Insurance Premium Reserve Amount” has the meaning specified in Section 2.16(b)(ii).
“Intellectual Property Assignment Agreements” means, collectively those certain Intellectual Property Assignment Agreements dated as of March 17, 2023 pursuant to which each Loan Party (other than Novomer, Inc.) transferred its “Intellectual Property” (as defined in the Pledge and Security Agreement) to IPCo, as well as Intellectual Property Assignment Agreements in equivalent form and substance executed by any new or acquired Included Subsidiaries of any Loan Party (other than Novomer, Inc.) and any other new Loan Parties (other than Novomer, Inc.), in each case together with any short form assignments to be filed with any Governmental Authority in respect of such assignments, as described in Section 3.1(r).
“Intercompany License Agreements” means any license or sublicense agreement between IPCo and another Loan Party pursuant to which such Loan Party has made arrangements to exploit certain intellectual property of IPCo, including without limitation any IP Rights, as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified not in contravention of this Agreement.
“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement in the form of Exhibit L dated as of the Closing Date, by the Loan Parties and their Subsidiaries in favor of the Agents for the benefit of the Secured Parties in form and substance satisfactory to the Required Lenders.
“Intercreditor and Subordination Agreement” means an Intercreditor and Subordination Agreement in form and substance reasonably acceptable to the Required Lenders and the Agents entered into by the Agents, the holder or holders of Indebtedness, and the Loan Parties.
“Interest Payment Date” means (i) the last Business Day of each calendar month of each year, commencing on the first such date to occur after the Closing Date and continuing through the Term Loan Maturity Date, (ii) the date upon which the Obligations (other than inchoate indemnity obligations) are paid in full, (iii) the Term Loan Maturity Date, and (iv) following the Term Loan Maturity Date, each Business Day upon demand until the Obligations are paid in full.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations and (b) not for speculative purposes.
“Interest Reserve Account” means an account established in the United States on or prior to the Closing Date by IPCo with the Collateral Agent as depository, at all times under the sole dominion and control of the Collateral Agent for the benefit of the Lenders and denominated on the books and records of the Collateral Agent as the “Danimer IPCo Interest Reserve Account”.

“Interest Reserve Amount” has the meaning set forth in Section 2.16(b).
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended to the date hereof and from time-to-time hereafter, and any successor statute.
“Investment” means, as to any Person, (a) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, any of the Securities or all or substantially all of the assets of any other Person (or of any division or business line of such other Person), (b) any direct or indirect redemption, retirement, purchase, buyback, tender offer or other acquisition or similar transaction for value, by any such Person from any other Person, of any Capital Stock of such Person, (c) any direct or indirect loan, advance or capital contributions by such Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (d) any direct or indirect guarantee of, provision of surety or credit enhancement in respect of or pledge of collateral to secure any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment, but shall be reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by such Person in respect of such Investment. Neither intercompany monetary obligations arising between Loan Parties in the ordinary course of business nor intercompany monetary obligations with respect to ordinary course cash management operations between Loan Parties shall constitute an Investment.
“Investors” has the meaning specified in the definition of “Holder” in the Warrant.
“IP Rights” means, collectively or individually, ownership of and/or rights to use (by license, co-ownership or otherwise) any of the following: patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, trade secrets know-how, database rights and all other intellectual property or proprietary rights.
“IPCo” means Danimer IPCo, LLC, a Delaware limited liability company.
“IPHoldCo” means Danimer IPHoldCo, LLC, a Delaware limited liability company.
“Jefferies” means Jefferies Funding LLC, a Delaware limited liability company.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form in which a Loan Party directly or indirectly owns 50% or less of the Equity Interests issued thereby; provided in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Label License” means a non-exclusive sublicense to practice a Loan Party’s IP Rights that is granted directly and solely to a Loan Party’s customer wherein such license right is memorialized: (a) on a product label; (b) on product packaging; and/or (c) on an insert that accompanies a product sold to an end-user so that such end-user may use said product for its intended purpose.

“Laws” means, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, legally enforceable guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender” means each lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.
“Lien” means any lien, mortgage, pledge, assignment, hypothecation, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and in the case of Securities, any purchase option, call or similar right of a third party (in each case, other than warrants with respect to the Securities of Borrower) with respect to such Securities, and in the case of IP Rights, any license with respect to such IP Rights.
“Liquid Assets” means (a) Dollars and (b) Cash Equivalents, in each case, that are unrestricted other than being encumbered by (i) a perfected Lien pursuant to the Collateral Documents securing the Obligations or (ii) any Permitted Lien pursuant to clause (b), (o) or (q) of such definition.
“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account and with respect to Borrower, in which they will be charged with all Term Loans made to, and all other Obligations incurred by the Loan Parties.
“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Agent Fee Letter, the Fee Letter, any Guaranty, any Subordination Agreements, any Intercreditor and Subordination Agreements, the Intercompany Subordination Agreement and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent or any Lender in connection herewith.
“Loan Party” means Borrower or any Guarantor; provided that prior to the ninety-first (91st) day following delivery of the DSKY NMTC Consents, Novomer, Inc. shall be deemed an Unrestricted Subsidiary for purposes of Sections 6.1 and 6.7 and the definitions of Permitted Indebtedness and Permitted Investments.
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Master Services Agreement” means an agreement between Affiliates of the Borrower or between a Loan Party and any Affiliate pursuant to which one party to the agreement provides operational, managerial, advisory or headquarters services to the other party in consideration of cash compensation at Fair Market Value.

“Material Adverse Effect” means a material adverse effect on and/or material adverse circumstance or condition with respect to (a) the business, operations, results of operations, properties, assets, financial condition or liabilities of the Loan Parties and their Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to fully and timely perform their respective payment obligations under any Loan Document to which they are parties, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party, (d) a material portion of the Collateral or the validity, perfection or priority of Agents’ Liens on a material portion of the Collateral or (e) the material rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any other Secured Party under this Agreement, the Pledge and Security Agreement, any Control Agreement or the other Loan Documents, taken as a whole; provided, however, that no effect, circumstance or condition will be considered when determining whether a Material Adverse Effect has occurred to the extent such effect, circumstance or condition resulted or arose from (i) compliance with the terms of, or the taking of any action required by, this Agreement, the ancillary and other agreements contemplated hereby or (ii) any action taken upon the request of the Administrative Agent or the Required Lenders.
“Material Contract” means (a) the agreements listed on Schedule 4.14 and any other contract or other arrangement to which any Loan Party is a party (other than the Loan Documents) for which breach, non-performance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect, (b) any contract, instrument or other agreement to which any Loan Party is a party or by which it is bound which has been filed or was required to have been filed with the Securities and Exchange Commission other than the P&G Contract, (c) any contract or agreement involving IP Rights to which any Loan Party is a party (including, without limitation, any agreement or instrument evidencing or governing Indebtedness) involving the aggregate consideration payable to or by such Loan Party is $5,000,000 or more in any Fiscal Year (other than (i) purchase orders in the ordinary course of the business of the Loan Parties, (ii) contracts that by their terms may be terminated by a Loan Party in the ordinary course of its business without penalty or premium, and (iii) contracts or arrangements between and/or among the Loan Parties and their Subsidiaries) and (d) any lease for real property to which any Loan Party is a party other than with respect to real property which is not used, as its primary or incidental purpose, for the possession, storage, holding, presence, existence, or location of (i) corporate books and records, (ii) trade secrets any strains or customer, customized, biopolymer or Nodax-based formulations or (iii) manufacturing, distribution or research and development of products sold or used by, or useful to the business of, the Borrower and its Subsidiaries.
“Material Contract Estoppel” means an undertaking in form and substance reasonably acceptable to the Required Lenders pursuant to which each Person other than a Loan Party that is party to any agreement set forth on Schedule 4.14A, which Schedule may be amended from time to time at the request of the Required Lenders in their commercial business judgment, (i) consents to the granting of Liens encumbering the applicable Loan Party’s interest in such Material Contract, (ii) consents to the enforcement of such Lien pursuant to the terms of the Loan Documents, (iii) consents to transfer of the applicable Material Contract to any initial transferee following enforcement of such Lien or a transfer in lieu of such enforcement, and (iv) agrees to continue to perform its obligations under such Material Contract so long as such transferee performs the obligations of the Loan Party thereunder.

“Material Real Estate Asset” means any fee owned Real Estate Asset having a Fair Market Value in excess of $2,500,000 as of the date of the acquisition thereof.
“Minimum Interest Reserve Amount” means at any time of determination an amount equal to at least nine and four-tenths percent (9.40%) of the aggregate balance of Term Loans then outstanding.
“MNPI” has the meaning specified in Section 5.1.
“Moody’s” means Moody’s Investor Services, Inc.
“Moody’s Rating Agency Confirmation” means, for so long as promissory notes issued under the Securitization Trust are outstanding and a Moody’s rating of such promissory notes is in effect, with respect to any specified amendment or waiver of the Loan Documents which would result in a reduction in, or delay of, the principal or interest payments under the promissory notes issued by the Securitization Trust, Moody’s written confirmation (which may take the form of a press release or other written communication) that the occurrence of that amendment or waiver shall not cause Moody’s to downgrade or withdraw its then current rating assigned to such notes.
“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Required Lenders, made by a Loan Party in favor of Collateral Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Collateral Agent.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA to which any Loan Party or any ERISA Affiliate thereof has within the past six (6) years contributed to or been required to contribute to.
“Narrative Report” means, with respect to Section 5.7(b) for which such narrative report is required, upon reasonable written request by the Required Lenders, such information with respect to the Loan Parties and their results of operations, financial condition or any other matters as the Required Lenders may reasonably request.

“Narrative Report Notice” has the meaning specified in Section 5.7(b).

“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by such Loan Party from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (A) legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable Law, and brokerage and sales commissions, (B) income or gains taxes payable (or reasonably estimated by the Borrower to become payable) by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period in which the sale occurs, (C) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (D) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by a Loan Party in connection with such Asset Sale;

provided that upon release of any such reserve, the amount released shall be considered Net Proceeds, and (E) in the case of any such event involving an asset of a non-wholly-owned Subsidiary, the pro rata portion of the Net Proceeds (calculated without regard to this clause (E)) distributed to holders of a minority interest in such non-wholly-owned Subsidiary; (b) with respect to any Cash Sweep, gross revenues with respect to any receipts, revenues or proceeds of operations of a Loan Party minus reserves for Taxes determined in accordance with GAAP (c) to the extent not an Asset Sale, net income determined on a transaction by transaction basis in accordance with GAAP with respect to proceeds of any Extraordinary IP Rights Transaction (minus a reasonable reserve for any contractually obligated claw-back payments that may become due and payable by such Loan Party; provided that upon release of any such reserve, the amount released shall be considered Net Proceeds); (d) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by a Loan Party (A) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of a Loan Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and costs incurred by a Loan Party in connection with the adjustment or settlement of any claims of such Loan Party in respect thereof, (B) any bona fide direct costs incurred in connection with any condemnation or taking of such assets as referred to in clause (b)(i)(B) above to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith, (C) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Permitted Lien having a permitted priority that is senior to the Lien securing the Obligations on the assets in question and that is required to be repaid under the terms thereof as a result of such casualty or condemnation, (D) amounts required to be turned over to landlords (or their mortgagees) in respect of a casualty or condemnation of such leased property pursuant to the terms of any lease to which a Loan Party is party, and (E) in the case of any such event involving an asset of a non-wholly-owned Subsidiary, the pro rata portion of the Net Proceeds (calculated without regard to this clause (E)) distributed to holders of a minority interest in such non-wholly-owned Subsidiary; and (e) with respect to Extraordinary Receipts, an amount equal to (i) Cash received by a Loan Party in connection with Extraordinary Receipts minus (ii) any actual costs incurred in connection with obtaining such Extraordinary Receipts, if any.
“New Convertible Notes” means any convertible promissory notes first issued after the Closing Date by Borrower.
“Non-Paying Insurer” means any insurer under the AON Insurance Policy that has not paid to the Administrative Agent its full ratable share of a claim made by the Administrative Agent under the AON Insurance Policy.
“Non-Recourse Debt” means Indebtedness (a) as to which no Loan Party (i) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor, general partner or otherwise), (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of a Loan Party to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (c) as to which the express terms provide that there is no recourse against any of the property or assets of any Loan Party and (d) is used only to fund, and is completely consumed to fund, capital expenses of the borrowing Unrestricted Subsidiary. Notwithstanding the foregoing, any Loan Party may enter into customary and reasonable “recourse guaranties” in respect of Non-Recourse Debt incurred by Unrestricted Subsidiaries so long as such “recourse guaranties” (i) are unsecured; (ii) are subject to a fixed liability cap stated in Dollars in an amount not to exceed the lesser of actual damages or the outstanding principal and interest due on Non-Recourse Debt so guarantied; and (iii) guaranty to the lender of such Non-Recourse Debt only payment of actual losses incurred in as a result of enumerated customary “bad boy” actions of the Unrestricted Subsidiary borrower. For avoidance of doubt, any such “recourse guaranties” that satisfy the requirements of the preceding sentence shall constitute “Non-Recourse Debt” for purposes of the definition of Unrestricted Subsidiary.
“Non-US Lender” has the meaning specified in Section 2.14(d)(i).
“Note” means a promissory note evidencing the Term Loans which shall be in the form of Exhibit I, attached hereto.
“Obligations” means all obligations of every nature of each Loan Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Loan Document, whether for principal (including Protective Advances made to pay the AON Insurance Policy premiums), interest (including paid in kind interest and interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, unpaid deposits, the Specified Premium, Erroneous Payment Subrogation Rights, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).
“OFAC” means the Department of the Treasury’s Office of Foreign Assets Control.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning specified in Section 2.14(b).
“P&G Contract” means the Intellectual Property Rights Agreement between the Procter & Gamble Company and Meredian, Inc., dated as September 14, 2007 (as amended from time to time).
“Participant Register” has the meaning specified in Section 10.6(h)(ii).
“PATRIOT Act” has the meaning specified in Section 4.29.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and which has within the past six (6) years been sponsored, maintained, contributed to or required to be contributed to by any Loan Party or any ERISA Affiliate thereof.
“Perfection Certificate” means a certificate in form and substance satisfactory to the Required Lenders that provides information with respect to the assets of each Loan Party.
“Permitted Acquisition” means any acquisition listed on Schedule 6.9 and any acquisition by any Loan Party, whether by purchase, merger or otherwise, of all or substantially all of the assets or all of the Capital Stock of, or a business line or unit or a division of, any such Person that meets each of the requirements set forth below:
(ff)
immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom or be reasonably expected to result therefrom;
(gg)
all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(hh)
in the case of the acquisition of Capital Stock, all of the Capital Stock acquired or otherwise issued to a Loan Party by such Person or any newly formed Guarantor in connection with such acquisition shall be owned 100% by a Loan Party (other than, in the case of Subsidiaries formed outside of the United States, directors’ shares or other nominal shares required to be held by another Person pursuant to applicable law of the jurisdiction of formation), and Borrower shall have taken, or caused to be taken, if such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 5.10 and/or Section 5.11, as applicable;
(ii)
Borrower shall have delivered to Agents and the Lenders at least ten (10) Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with the terms of this Agreement, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information requested by Required Lenders, (ii) upon the written request of the Required Lenders, in the case of an acquisition for which the purchase price is greater than

$10,000,000, a quality of earnings report, prepared by a third party reasonably acceptable to the Required Lenders, with respect to the Persons to be acquired and the acquired assets, (iii) upon the request of the Required Lenders and to the extent the same were issued, the most recently available two (2) years of audited financial statements of the Persons to be acquired and (iv) to the extent available to Borrower or any of its Subsidiaries, upon the request of the Required Lenders, financial statements of the Persons to be acquired for the period from the beginning of the then current fiscal year to the end of the most recently completed month, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year;
(jj)
upon the request of the Required Lenders, Borrower shall have delivered to Agents and the Lenders at least ten (10) Business Days prior to such proposed acquisition, an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such acquisition), if any. Borrower shall, at the request of the Required Lenders, deliver such other information and documents that such Required Lenders may reasonably request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith;
(kk)
any Person or assets or division as acquired in accordance herewith shall be in the business or lines of business that are the same as, similar to, incidental, ancillary or complementary to, or a reasonable extension of, the business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Closing Date;
(ll)
the acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired; and
(mm)
with respect to any acquisition for which the cash consideration valued in accordance with GAAP is greater than $500,000, the permitted acquisition is paid for in full (other than any consideration for such acquisition in the form of earn-outs or seller debt in an amount not to exceed 25 percent (25%) of the total consideration for such acquisition) using only (i) the proceeds of a sale of Borrower’s Capital Stock in each case raised after the Closing Date and either (A) substantially concurrently with such acquisition or (B) so long as after giving effect to such acquisition, the Loan Parties have Liquid Assets of no less than $45,000,000 in the aggregate within nine (9) months prior to such acquisition, or (ii) the proceeds of Subordinated Indebtedness.
“Permitted Holder” means any officer or director of Borrower or any entity controlled by such Person.
“Permitted Indebtedness” means:
(nn)
the Obligations;
(oo)
unsecured Indebtedness (i) of Borrower or any of its Included Subsidiaries owing to any other Loan Party, (ii) of an Unrestricted Subsidiary owing to Borrower or any of its

Included Subsidiaries in an amount not to exceed $35,000,000 in the aggregate but only if, after giving effect to such Indebtedness, the Loan Parties hold Liquid Assets of no less than $45,000,000 in the aggregate, and other than during the continuance of an Event of Default hereunder, and (iii) of any Loan Party owing to any Unrestricted Subsidiary; provided that (x) with respect to each of clauses (i) and (ii), if such Indebtedness shall be evidenced by promissory notes then all such notes shall be Collateral subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (y) in each case, all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement;
(pp)
Indebtedness incurred by a Loan Party arising from (i) agreements providing for indemnification or obligations in respect of purchase price (including earn-outs) or other similar adjustments, or (ii) guaranties or letters of credit, surety bonds or performance bonds securing the performance of a Loan Party pursuant to such agreements, in each case, in the ordinary course of business;
(qq)
Indebtedness which may be deemed to exist pursuant to any guaranties, performance, bid, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Loan Parties;
(rr)
Indebtedness incurred in the ordinary course of business in respect of and including credit card, debit card or purchasing cards, netting services, overdraft protections and otherwise in connection with deposit accounts;
(ss)
Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except renewals, extensions and replacements (i) that have a maturity date that is no earlier than ninety-one (91) days after the scheduled Term Loan Maturity Date and (ii) are in a principal amount that does not exceed the principal amount so refinanced or replaced plus, accrued interest, any customary premium or other payment required to be paid in connection with such refinancing, the amount of customary fees and expenses of the Borrower or any of its Included Subsidiaries incurred in connection with such refinancing, and any unutilized commitments thereunder;
(tt)
Indebtedness incurred in the ordinary course of business with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition or acquisition of equipment); provided that any such Indebtedness shall, as applicable, be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness, in each case together with proceeds of any disposition thereof;
(uu)
Indebtedness of a Person that becomes a Guarantor hereunder after the Closing Date in connection with a Permitted Acquisition, provided that such Indebtedness existed at the time such Person became a Guarantor and was not created or incurred in anticipation or contemplation of such Permitted Acquisition;

(vv)
customary cash management products, Interest Rate Agreements, foreign currency hedges and direct hedges for the purchase of raw materials or commodities that the Loan Parties project to consume during the ordinary course of business within the subsequent twelve (12) month period, in each case that are entered into by the Loan Parties and their Included Subsidiaries in the ordinary course of business and not for speculative or investment purposes;
(ww)
Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business (including, for the avoidance of doubt, related to insurance required to be maintained pursuant to this Agreement);
(xx)
guaranties with respect to Indebtedness to the extent the Person obligated with respect to such guaranty would not be prohibited from incurring the primary Indebtedness that is guaranteed thereby;
(yy)
unsecured Indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed (x) $500,000 or (y) in any amount so long as such Indebtedness (i) does not require any amortization, (ii) interest thereunder is solely paid in kind, (iii) matures at least ninety-one (91) days after the Term Loan Maturity Date, and (iv) is subject to a subordination agreement acceptable to the Lenders, provided that in such case, immediately after giving effect to such Indebtedness, there would not result an Event of Default hereunder;
(zz)
Indebtedness or other obligations of any type of the Loan Parties at any time arising pursuant to and/or in respect of the Warrant;
(aaa)
guarantee obligations of a Loan Party in respect of the Indebtedness of another Loan Party otherwise permitted to be incurred hereunder; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee obligations shall be subordinated to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(bbb)
Indebtedness representing deferred compensation to employees of the Loan Parties incurred in the ordinary course of business;
(ccc)
Indebtedness consisting of obligations of a Loan Party under deferred compensation or other similar arrangements incurred by such Loan Party in connection with Permitted Investments;
(ddd)
Indebtedness incurred by a Loan Party in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(eee)
Indebtedness of a Person acquired pursuant to a Permitted Acquisition; provided that such Indebtedness was not undertaken by such Person in connection with, or in contemplation of, such Permitted Acquisition and provided that such Indebtedness shall not be for borrowed money;

(fff)
Indebtedness arising under letters of credit issued for the account of Borrower or any of its Included Subsidiaries; provided that the aggregate amount of such Indebtedness in respect of all such letters of credit does not exceed $1,000,000 at any time outstanding;
(ggg)
Existing Convertible Notes in effect as of the Closing Date and any extensions, renewals, or replacements thereof, provided that such extensions, renewals, or replacements do not provide for the payment of any Cash interest and mature at least ninety-one (91) days after the Term Loan Maturity Date;
(hhh)
Indebtedness incurred by a Loan Party owing to Jefferies or its Affiliates which shall be subject to the Senior Lien Intercreditor Agreement not to exceed an original principal amount of $11,250,000 at any time outstanding;
(iii)
From and after the date in which Borrower has delivered a subordination agreement in form and substance acceptable to the Required Lenders and the insurers holding at least 50.1% of the risk under the AON Insurance Policy with respect to any Liens on the Capital Stock of Danimer Scientific Kentucky, Inc., Indebtedness of a Person secured solely by equipment owned by any Loan Party as of the Closing Date in an aggregate amount not to exceed $40,000,000; provided that, as of any date of determination, the aggregate outstanding principal amount of any Indebtedness relating to any New Market Tax Credit transactions of Danimer Scientific Kentucky, Inc. and Danimer Scientific Manufacturing, Inc. which Indebtedness is secured by a Lien on any asset of any Loan Party that is senior to the Liens granted to the Administrative Agent for the benefit of the Secured Parties and/or for which the Administrative Agent has not been granted a perfected Lien, in each case, shall reduce dollar for dollar such $40,000,000 amount; provided further, that any such reduction shall be reinstated upon the Administrative Agent receiving a senior Lien on such assets; provided further that no Loan Parties may incur any Indebtedness under this clause (v) unless and until the Loan Parties provide evidence of the DSKY NMTC Consents to the Lender;
(jjj)
New Convertible Notes and any extensions, renewals or replacements of such Indebtedness, provided that any such extensions, renewals or replacements are (x) on substantially the same terms as such New Convertible Notes with such modifications as are not materially adverse to the Lenders and (y) have a maturity date that is no earlier than ninety-one (91) days after the scheduled Term Loan Maturity Date;
(kkk)
Non-Recourse Debt of any Unrestricted Subsidiaries and “recourse guaranties” of such Non-Recourse Debt (solely to the extent described in the definition of Non-Recourse Debt) provided by any Loan Party;
(lll)
A revolving credit facility in an aggregate amount not to exceed $30,000,000 at any time outstanding secured solely by the Loan Parties’ accounts receivable and inventory (and, for the avoidance of doubt, not on any IP Rights nor any Capital Stock of IPCo or IPHoldCo), in each case, subject to the ABL Intercreditor Agreement;
(mmm)
(i) guarantee obligations of Meredian, Inc. with respect of Indebtedness owed by Meredian Bioplastics, Inc. so long as such guarantee obligations are recourse solely to the Capital Stock of Meredian Bioplastics, Inc. owned by Meredian, Inc. and (ii) guarantee obligations of Danimer Scientific Holdings, LLC (or the then holder of the equity of Novomer, Inc. or any other Unrestricted Subsidiary into which Novomer, Inc. has transferred all or a portion of its assets) with respect of Indebtedness owed by Novomer, Inc. or such successor Unrestricted Subsidiary so long as such guarantee obligations are subject to a subordination agreement that is satisfactory to the Required Lenders in their discretion, are recourse solely to the Capital Stock of Novomer, Inc. or such successor Unrestricted Subsidiaries owned by Danimer Scientific Holdings, LLC or the then holder of such equity and secured by a lien on the Capital Stock of Novomer, Inc. and/or such successor Unrestricted Subsidiaries second in lien priority to the Liens securing the Obligations;
(nnn)
So long as after giving effect to such Indebtedness, the Loan Parties have Liquid Assets of no less than $45,000,000, Indebtedness of any Unrestricted Subsidiary solely funded with the proceeds of a sale of Borrower’s Capital Stock raised after the Closing Date and (x) if owed to the Borrower, raised within nine (9) months prior to incurrence of such Indebtedness or (y) if owed to any Loan Party, either raised substantially concurrently with the issuance of such Indebtedness or raised within nine (9) months prior to incurrence of such Indebtedness if the proceeds of such Capital Stock sale have been segregated into a separate account for such purpose;
(ooo)
Indebtedness incurred by a Loan Party pursuant to a Permitted Restructuring Transaction; and
(ppp)
guarantee obligations of Borrower of Indebtedness of Meredian Bioplastics, Inc., provided such guarantee is unsecured and limited to any costs due to delays and/or cost overruns relating to the project that is the subject of the DOE guaranteed loan pursuant to Title 17 of the Energy Policy Act of 2005.
“Permitted Investments” means:
(qqq)
Investments in Dollars and Investments in assets that were Cash Equivalents when such Investment was made;
(rrr)
Investments by any Loan Party in Borrower or any Included Subsidiaries thereof (provided that Investments in IPCo by any Loan Party in the form of Indebtedness shall not be permitted);
(sss)
Investments constituting (i) Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business and (iii) endorsements for collection or deposit and customary trade arrangements with customers consistent with the past practices of the Loan Parties or in the ordinary course of business;
(ttt)
intercompany loans to the extent permitted under clause (b) of the definition of “Permitted Indebtedness” and accounts receivable;
(uuu)
loans and advances to employees of the Borrower and any other Loan Party (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes in an aggregate principal amount for all such loans outstanding not to exceed $100,000, (ii) constituting notes in an aggregate principal amount for all such loans outstanding not to exceed $100,000 accepted as consideration in connection with the sale of restricted stock or as exercise price for options and (iii) for purposes not described in the foregoing clauses (i) or (ii) in an aggregate principal amount for all such loans outstanding not to exceed $100,000;
(vvv)
Permitted Acquisitions permitted pursuant to Section 6.9;
(www)
Investments described in Schedule 6.7 and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any such Investment is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise would constitute a Permitted Investment;
(xxx)
asset purchases (including purchases of inventory, supplies and materials) in the ordinary course of business and the entry into Qualified Licenses of intellectual property pursuant to joint marketing arrangements with other Persons;
(yyy)
Investments consisting of Permitted Indebtedness and fundamental changes and Asset Sales permitted by Section 6.9 (other than, in each case, by reference to Permitted Investments);
(zzz)
promissory notes and other non-Cash consideration received in connection with Asset Sales permitted by Section 6.9;
(aaaa)
advances of payroll payments to employees in the ordinary course of business in an aggregate principal amount for all such loans outstanding not to exceed $250,000;
(bbbb)
Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Disqualified Capital Stock);
(cccc)
Investments made to consummate the Transactions;
(dddd)
any guarantees permitted under the Loan Documents;
(eeee)
other Investments that do not exceed an aggregate amount for all such Investments equal to $500,000 at any time outstanding;
(ffff)
Deposit Accounts and investment accounts maintained in the ordinary course of business and in accordance with the terms of the Loan Documents;
(gggg)
Investments in connection with interest rate or foreign currency hedging or swaps, in the ordinary course of business and not for speculative purposes;
(hhhh)
Investments consisting of pledges and deposits in the ordinary course of business in connection with real estate leases, supply agreements or other agreements in the ordinary course of business and entered into on Arm’s Length Terms;

(iiii)
Investments held by any Person as of the date such Person is acquired in connection with a Permitted Acquisition; provided, that such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Permitted Acquisition;
(jjjj)
So long as after giving effect to such Investments, the Loan Parties have Liquid Assets of no less than $45,000,000, Investments in Joint Ventures engaged in any similar or adjacent line of business to that of the Borrower and its Subsidiaries (or one reasonably ancillary or complementary thereto, or which is a reasonable extension, development or expansion thereof) in an amount not to exceed $5,000,000 in the aggregate and funded solely with (x) the proceeds of a sale of Borrower’s Capital Stock raised after the Closing Date but within nine (9) months prior to such Investment or (y) the proceeds of Subordinated Indebtedness; provided that, subject to Section 5.13(c), any Capital Stock held by any Loan Party in any such Joint Venture shall be pledged in favor of Agents for the benefit of the Secured Parties pursuant to the Pledge and Security Agreement;
(kkkk)
So long as after giving effect to such Investment, the Loan Parties have Liquid Assets of no less than $45,000,000, Investments in any Unrestricted Subsidiary solely with the proceeds of a sale of Borrower’s Capital Stock raised after the Closing Date and within nine (9) months prior to such Investment;
(llll)
Investments in Meredian Bioplastics, Inc. comprised of the conversion of the outstanding amounts of Indebtedness described in Schedule 6.1A into equity; and
(mmmm)
Permitted Restructuring Transactions.
“Permitted Liens” means:
(nnnn)
Liens in favor of either Agent for the benefit of Secured Parties granted pursuant to any Loan Document;
(oooo)
Liens for Taxes, assessments or governmental charges (i) which are not overdue for a period of more than 30 days, (ii) which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves in accordance with GAAP have been made, or (iii) in connection with the taxes listed on Schedule 4.10;
(pppp)
statutory or common law Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) which secure amounts not overdue for a period of more than 30 days or if more than 30 days overdue, are unfiled (or, if filed, have been discharged or stayed) and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith by appropriate proceedings promptly instituted and diligently conduced and reserves in accordance have GAAP have been made;
(qqqq)
pledges, deposits or Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(rrrr)
all items of record, survey exceptions, easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;
(ssss)
any interest or title of a lessor or sublessor under any lease permitted hereunder and any deposit securing obligations relating to any lease permitted hereunder;
(tttt)
Liens solely on any Cash earnest money deposits made by Borrower or any of its Included Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(uuuu)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(vvvv)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(wwww)
any zoning, municipal ordinances or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(xxxx)
to the extent otherwise permitted pursuant to this Agreement, licenses or sublicenses of patents, trademarks or other intellectual property rights granted by Borrower or any of its Included Subsidiaries, which are in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary, subject, in each case, to the mandatory prepayment requirement set forth in Section 2.9;
(yyyy)
Liens described in Schedule 6.2 that secure Indebtedness described in Schedule 6.1, but no extensions, renewals or replacements of such Liens shall be permitted except renewals, extensions and replacements thereof in connection with Permitted Indebtedness described in clause (f) of the definition thereof;
(zzzz)
Liens securing purchase money Indebtedness permitted pursuant to clause (g) of the definition of “Permitted Indebtedness” (including any Indebtedness originally incurred by the target acquired in connection with a Permitted Acquisition or acquisition of equipment); provided any such Lien shall encumber only, as applicable, the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness together with the proceeds of any disposition thereof;

(aaaaa)
Liens securing judgments (and pledges or Cash deposits made in lieu of, or to secure the performance of appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.1(h);
(bbbbb)
bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to Cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or an Included Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(ccccc)
Liens on insurance policies and the proceeds thereof (excluding any benefits or any rights to receive payment under any insurance policies) and on unearned premiums incurred in connection with the financing in the ordinary course of business of insurance premiums, provided that such Liens shall be limited only to the unused portion of the premiums payable under such insurance policies and the proceeds of such insurance premiums;
(ddddd)
Liens on deposit accounts or securities accounts in connection with overdraft protection and netting services;
(eeeee)
Liens securing Indebtedness incurred under clause (g) of the definition of “Permitted Indebtedness” which amount shall only be a first priority perfected lien on new equipment or real estate purchased with the proceeds of such Indebtedness and shall be subordinated and junior liens, second in lien priority to the Liens securing the Obligations with respect to IP Rights and all other assets, as evidenced by a first lien second lien intercreditor agreement in form reasonably acceptable to Required Lenders;
(fffff)
Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes an Included Subsidiary of a Loan Party, in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming an Included Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property; it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby constitutes Permitted Indebtedness;
(ggggg)
Liens on cash collateral securing reimbursement obligations with respect to letters of credit in an amount up to 105% of such letters of credit permitted under clause (s) of “Permitted Indebtedness”;
(hhhhh)
Liens on cash collateral supporting Indebtedness permitted to be incurred pursuant to clauses (e) and (i) (provided that in the case of clause (i), such Liens shall attach only to assets acquired in the associated Permitted Acquisition) of the defined term “Permitted Indebtedness”;
(iiiii)
Any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license entered into in accordance with this Agreement;
(jjjjj)
Undetermined inchoate Liens arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which, although filed or registered, relate to obligations not due or delinquent;
(kkkkk)
Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Loan Parties in the ordinary course of business;
(lllll)
Liens on the property of a Person existing at the time such Person is acquired in connection with a Permitted Acquisition; provided, that (i) such Liens were not created in contemplation of such Permitted Acquisition, and (ii) such Liens do not extend to any assets other than those of such Person and provided further that such Liens do not secure Indebtedness for borrowed money;
(mmmmm)
first priority or senior Liens securing Indebtedness incurred under clauses (u) or (y) of the definition of “Permitted Indebtedness”;
(nnnnn)
so long as Lenders hold no less than a second priority Lien on equipment securing Indebtedness permitted under clause (v) of the definition of “Permitted Indebtedness”, senior Liens in favor of any third party; provided that the principal amount of the Indebtedness secured thereby does not exceed 100% of the purchase price of such equipment;
(ooooo)
senior Liens on the Capital Stock of Meredian Bioplastics, Inc. in favor of the United States Department of Energy, Federal Financing Bank, United States Department of Treasury or affiliate entities (collectively, “DOE”) on such Capital Stock it being acknowledged and agreed by Lender and Agent that in the event of a secured loan transaction between Meredian Bioplastics, Inc. and the DOE, Lender and Agent shall terminate and release any Lien on the Capital Stock of Meredian Bioplastics, Inc. at or prior to the closing of such DOE guaranteed loan pursuant to Title 17 of the Energy Policy Act of 2005;
(ppppp)
so long as Lenders hold no less than a second priority Lien on the Capital Stock of Danimer Scientific Kentucky, Inc., senior Liens in favor of the lenders pursuant to New Market Tax Credit transactions with Danimer Scientific Kentucky, Inc. and so long as Lenders hold no less than a second priority Lien on the Capital Stock of Danimer Scientific Manufacturing, Inc., senior Liens in favor of the lenders pursuant to New Market Tax Credit transactions with Danimer Scientific Manufacturing, Inc.;
(qqqqq)
exclusive Liens on Deposit Accounts of Danimer Scientific Manufacturing, Inc., and Danimer Scientific Kentucky, Inc., in each case, solely in which are held reserves for the benefit of the New Market Tax Credit lenders to such entities;

(rrrrr)
so long as Lenders hold no less than a second priority Lien on such Collateral, senior Liens on the Collateral in favor of the Existing Term Loan Lenders; provided, that, such senior liens shall have been terminated no later than the Existing GARJA Loan Payoff Date;
(sssss)
Liens existing on property at the time transferred pursuant to a Permitted Restructuring Transaction; or
(ttttt)
exclusive Liens on Deposit Accounts of Borrower solely in which are held reserves for the benefit of the Existing Term Loan Lenders (the “Existing Term Loan Deposit Accounts”); provided, that, such Liens shall have been terminated no later than the Existing GARJA Loan Payoff Date.
“Permitted Restructuring Transactions” means the transactions set forth on Schedule 1.1(b).
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” has the meaning specified in Section 5.1.
“Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Agents for the benefit of the Secured Parties, substantially in the form of Exhibit G, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Public Lender” has the meaning set forth in Section 5.1.
“Principal Office” means, for Administrative Agent, such Person’s “Principal Office” as set forth on Schedule 10.1, or such other office as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender; provided that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Loan Document, the Principal Office of Administrative Agent shall be U.S. Bank Trust Company, National Association, 214 North Tryon Street, 27th Floor, Charlotte, NC 28202-1078, CN-NC-H27Q (or such other location as Administrative Agent may from time to time designate in writing to Borrower and each Lender).
“Private Lender” means Lenders other than Public Lenders who have executed a confidentiality agreement with respect to receipt and confidential treatment of MNPI.
“Pro Rata Share” means with respect to any Lender the percentage obtained by dividing (i) the Term Loan Exposure of that Lender, by (ii) the aggregate Term Loan Exposure of all Lenders.
“Protective Advances” has the meaning specified in Section 2.2.
“Public Lender” has the meaning specified in Section 5.1.

“Qualified Capital Stock” means Capital Stock that is not Disqualified Capital Stock.
“Qualified License” has the meaning specified in the definition of “Asset Sale”.
“Real Estate Asset” means, at any time of determination, any fee-owned Real Property owned by any Loan Party.
“Real Property” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Loan Party.
“Recipient” means (a) any Agent or (b) any Lender.
“Register” has the meaning specified in Section 2.5(b).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reinvestment Amount” has the meaning specified in Section 2.9(a).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Remedial Action” means all actions taken to (a) correct or address any actual or threatened non-compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities or (e) perform any other actions authorized or required by Environmental Law or Governmental Authority.
“Required Lenders” means Lenders collectively holding more than 50% of the outstanding Term Loans in effect at any time of determination.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class, (b) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Included Subsidiaries now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of and, other than during the continuance of an Event of Default hereunder, any payments, prepayments or other transfers on account of the principal amount of any Subordinated Indebtedness, in each case whether or not scheduled, and following the occurrence of and during the continuance of any Event of Default hereunder, any payments, prepayments, or other transfers on account of the principal amount of or interest owed under any Subordinated Indebtedness in each case whether or not scheduled and (d) any payment made to retire, or to obtain the surrender of and, other than during the continuance of an Event of Default hereunder, any payments, prepayments or other transfers on account of the principal amount of any Convertible Notes, in each case whether or not scheduled, and following the occurrence of and during the continuance of any Event of Default hereunder, any payments, prepayments, or other transfers on account of the principal amount of or interest owed under any Convertible Notes in each case whether or not scheduled. For the avoidance of doubt, neither (i) cash management transfers or other payments between and among Loan Parties nor (ii) forfeitures of equity securities by any officer or employee of Borrower or any of its Subsidiaries to Borrower made to satisfy tax withholding and/or exercise price obligations in respect of Borrower equity awards to such Person shall constitute Restricted Junior Payments.
“S&P” means Standard & Poor’s Ratings Group, a division of S&P Global.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of comprehensive Sanctions, currently, Cuba, Iran, Syria, North Korea, and the Crimea, so-called People’s Republic of Donetsk (DNR) and so-called People’s Republic of Luhansk (LNR) regions of Ukraine.
“Sanctions” means all economic and financial sanctions administered and enforced by any Sanctions Authority.
“Sanctions Authority” means (a) the United Nations Security Council, (b) the United States government, (c) the United Kingdom government, (d) the European Union, including the government of any member state thereof, and (e) any other relevant Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries.
“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options,

warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, however, that notes or other evidences of indebtedness relating to a revolving credit facility, any deferred purchase price of assets acquired in the conduct of the business of any Loan Party, trade payables and similar indebtedness shall not be deemed Securities.
“Securities Account” means a securities account (as defined in the UCC).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securitization Trust” means a Person to which the aggregate amount of the Term Loan is assigned by the originating Lenders for purposes of facilitating a securitization of the aggregate amount of the Term Loan pursuant to a Note Purchase and Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the issuer, the purchasers referred to therein and U.S. Bank Trust Company, National Association, in the capacities as the collateral agent, securities intermediary, information agent and note agent under the Note Purchase Agreement; provided that, except upon the occurrence and during the continuance of an Event of Default, the originating Lenders shall not be permitted to make any such assignment to a Disqualified Institution. For avoidance of doubt, the assignment of the aggregate amount of the Term Loan to a Securitization Trust shall not require consent of any Loan Party or the Administrative Agent.
“Securitization Trustee” means at any time the collateral agent, securities intermediary, information agent and note agent, engaged in respect of notes sold by the Securitization Trust pursuant to the Note Purchase Agreement.
“Senior Lien Intercreditor Agreement” means an intercreditor agreement with terms substantially consistent with those set forth on Exhibit O, with such additional terms and conditions as agreed to by the Required Lenders in the exercise of its reasonable credit judgment.
“Specified Event” has the meaning specified in the definition of “Specified Premium”.
“Specified Payment” has the meaning set forth in Section 2.8(b)(i).
“Specified Premium” means, with respect to any Term Loan on any date that a prepayment or repayment becomes due and owing under this Agreement, whether or not paid or any Term Loan that is actually repaid, prepaid, terminated, reduced, paid, redeemed, satisfied, released, distributed, discharged, or accelerated on or prior to the date that is 24 months following the Closing Date (each, a “Specified Event”), the present value of the sum of the amounts of each interest payment due on the repaid, prepaid, terminated, reduced, paid, redeemed, satisfied, released, distributed, discharged, or accelerated portion of such Term Loan on each Interest Payment Date during the period extending from the date such prepayment or repayment becomes due and owing under this Agreement, whether or not paid, through and including the date that is

24 months following the Closing Date (excluding accrued but unpaid interest as of the date of prepayment or repayment, which shall be separately paid in accordance with the terms of Section 2.6, as applicable) computed using a discount rate equal to the Treasury Rate (determined as of the Business Day prior to such date of prepayment) plus 0.50%.
“Subordinated Indebtedness” means Indebtedness (including unsecured Indebtedness convertible into or exchangeable or exercisable for any Capital Stock, including, without limitation, Convertible Notes) or Disqualified Capital Stock, in either case of any Loan Party (a) that is subordinated in right of payment and lien priority (as applicable) to the Term Loans pursuant to a Subordination Agreement, (b) with respect to payment subordination, contains subordination provisions that are customary in the good faith determination of Borrower for senior subordinated notes or subordinated notes issued under Rule 144A of the Securities Act (or other corporate issuers in private placements or public offerings of securities), or (c) that contains customary subordination provisions that include, without limitation, the following customary terms (or such other terms as shall have been delivered to the Lenders and the Administrative Agent ten (10) Business Days prior to the execution of such proposed subordination agreement and the Required Lenders shall not have objected in writing to such proposed subordination agreement within such ten (10) Business Days following receipt of such draft): (i) such Indebtedness shall be unsecured, (ii) interest in cash shall be payable only at maturity, (iii) the maturity date of all such Indebtedness shall not be earlier than six (6) months after the scheduled Term Loan Maturity Date, (iv) such Indebtedness shall be subordinated in right of payment (with an enforcement standstill and extension of payment due dates under such Indebtedness) to the payment in full of the Obligations and (v) such Indebtedness, if convertible, shall convert to Capital Stock automatically concurrently with the next round of equity financing or at its stated maturity date.
“Subordination Agreement” means a subordination agreement in form and substance reasonably acceptable to the Required Lenders entered into by any officer or director of, consultant to or direct or indirect shareholder of, any Loan Party, on the one hand, and a Loan Party, on the other hand, with respect to Indebtedness owed by such Loan Party to such Person.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding, provided, further, that any Person in which any Loan Party has acquired Capital Stock pursuant to a Permitted Investment in a Joint Venture shall not constitute a Subsidiary for purposes of this Agreement until such time as a Loan Party or other Subsidiary holds more than 50% of the total voting power of shares of stock or other ownership interests at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, at which time, such entity shall become a Subsidiary.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding in the nature of a tax, withheld or assessed by a Governmental Authority and all interest, penalties or additions to tax with respect thereto.
“Term Loan” or “Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1(a). The initial holder of all of Term Loans shall be the Lender identified as holding Term Loans on Appendix A hereto.
“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $130,000,000.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender plus, until terminated, the unutilized portion of such Lender’s Term Loan Commitment.
“Term Loan Maturity Date” means the earlier of (a) March 17, 2027, (b) September 15, 2026, if more than $100,000,000 of the Existing Convertible Notes remains outstanding as of such date or (c) such earlier date to which the Term Loan Maturity Date may be advanced pursuant to this Agreement or operation of law. For avoidance of doubt the Term Loan Maturity Date shall apply to all Term Loans regardless of when funded.
“Third Party License Agreement” has the meaning set forth in Section 5.14(c).

“Threshold Amount” means $2,000,000.

“Title Policy” means an ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Required Lenders with respect to each Material Real Estate Asset, in the amount which is reasonably satisfactory to Required Lenders, but in no event more than the Fair Market Value of such Material Real Estate Asset, together with a title report issued by a title company with respect thereto, dated not more than 30 days prior to the date of the applicable Mortgage and, upon the request of the Required Lenders, copies of all available recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Required Lenders together with such available endorsements as are reasonably requested by the Required Lenders, and such surveys, affidavits, certificates, instruments of indemnification, including a so-called “gap” indemnification as shall be reasonably required to induce the title insurance company to issue the Title Policy contemplated above;
“Trade Announcements” has the meaning specified in Section 10.17.
“Transaction Costs” means the fees, costs and expenses payable by Borrower or any of its Subsidiaries on or before the Closing Date in connection with the Transactions.

“Transactions” means, collectively, (a) the issuance of the AON Insurance Policy, (b) the funding of the Term Loans on the Closing Date, (c) the execution and delivery of the Loan Documents to be executed and delivered on the Closing Date, or pursuant to Section 5.15 and the Warrant, and (d) the payment of Transaction Costs.
“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date one (1) Business Day prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of no greater than the period of remaining months until the first anniversary of the Closing Date.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“United States” means the United States of America.

“Unrestricted Subsidiary” means (i) each of Meredian Bioplastics, Inc., Firtill Investments sp. z. o.o., and as of the ninety-first (91st) day following receipt of the DSKY NMTC Consents, Novomer, Inc., (ii) any newly created Subsidiary that is wholly owned by an Unrestricted Subsidiary and (iii) any newly created Subsidiary of a Loan Party into which an Unrestricted Subsidiary transfers all or a portion of its assets, and which such newly created Subsidiary (a) engages in a line of business in which the transferring Unrestricted Subsidiary is engaged in or is reasonably related to or an extension thereof and (b) immediately prior to such transfer and at the time thereof, does not own any assets (other than de minimis assets necessary for the formation of such Subsidiary) or owe any liabilities.

“Voluntary Prepayment” has the meaning specified in Section 2.8(a).

“Warrant” means that certain Warrant to Purchase Common Stock, dated March 17, 2023, made by Borrower and Jefferies Funding LLC.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2.
Accounting and Other Terms.
(a)
Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Any calculation to be made on a “pro forma basis” shall be calculated assuming that the specified transactions had occurred on the first day of the applicable period.
(b)
All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agents may otherwise determine.
(c)
Notwithstanding any other provision contained herein, for all purposes of this Agreement and the other Loan Documents, including negative covenants and component definitions, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 24, 2016 of Accounting Standards Update No. 2016-02.
Section 1.3.
Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Term Loans, together with the payment of any premium applicable to the repayment of the Term Loan, including the Specified Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or 10.3 of this Agreement that have accrued and are unpaid (other than contingent reimbursement or indemnification obligations for which no claim has been asserted), (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Agents of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including reasonable attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations, and (d) the termination of all of the Commitments of the

Lenders. Notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective.
Section 1.4.
Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern Daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.
ARTICLE II

LOANS
Section 2.1.
Term Loans.
(a)
Term Loan Commitments. Subject to the terms and conditions hereof, each Lender holding a Term Loan Commitment as set forth on Appendix A severally agrees to make, on the Closing Date, a Term Loan to Borrower in an aggregate amount that equals such Lender’s Term Loan Commitment. On the Closing Date, Borrower shall make one borrowing under the Term Loan Commitment in the aggregate amount of $130,000,000. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.8 and Section 2.9, all amounts owed hereunder with respect to the Term Loans and the other Obligations shall be paid in full no later than the Term Loan Maturity Date.
(b)
Borrowing Mechanics.
(i)
Borrower shall draw the entire Term Loan Commitment on the Closing Date and all Term Loan Commitments not utilized by Borrower on the Closing Date shall expire and be of no force or effect without need for any action by any Lender.
(ii)
Upon satisfaction of the requirements of Section 3.1 (other than those requirements that cannot be met until funding hereunder, provided that such requirements shall be satisfied substantially concurrently with the funding hereunder), or waiver of such requirements by the Required Lenders in accordance with Section 10.5, Borrower shall deliver to Administrative Agent a fully executed Funding Notice (requesting the Administrative Agent to wire all funds into the Initial Funding Account) no later than 1:00 p.m. New York City time one (1) Business Day prior to the Closing Date. Such Funding Notice shall confirm that (A) to the extent not otherwise waived by the Required Lenders in accordance with Section 10.5, all conditions to funding set forth in Section 3.1 are satisfied (other than those requirements that cannot be met until funding hereunder, provided that such requirements shall be satisfied substantially concurrently with the funding hereunder) and (B) after giving effect to the requested advance, the Term Loans made on the Closing Date do not exceed the total amount of Term Loan Commitments as of the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of Borrower’s request to borrow and such Lender’s Pro Rata Share of the same. To the extent not otherwise waived by the Required Lenders in accordance with Section 10.5, Lenders shall notify Administrative Agent and Borrower as to whether Lenders concur that all conditions to funding set forth in Section 3.1 are satisfied. Administrative Agent and Lenders (A) may act without liability upon the basis of written, facsimile or electronic notice believed by Administrative Agent in good faith to be from Borrower (or from any Authorized Officer thereof designated in writing purportedly from Borrower to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request Term Loans on behalf of Borrower until Administrative Agent receives written notice to the contrary and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.
(iii)
If Required Lenders have not notified the Administrative Agent and Borrower that any conditions to funding set forth in Sections 3.1 are not satisfied or waived in accordance with Section 10.5, prior to 11:00 a.m. New York City time on the requested funding date, each Lender will make available its Pro Rata Share of Term Loan Commitment to the Administrative Agent prior to 12:00 p.m. New York City time on the requested funding date. All such amounts will be made available in Dollars and in immediately available funds at the Principal Office, and, upon receipt of all requested funds, after verifying Borrower’s wire instructions via telephone, the Administrative Agent will make available to Borrower on the requested funding date at the Principal Office the applicable amount so made available by the Lenders. In the event of pre-funding on behalf of a Lender by Administrative Agent, if such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall within one (1) Business Day after receiving such notice promptly repay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the Fixed Rate.
(c)
Promise to Pay. Borrower hereby promises to pay to the Administrative Agent or order for the ratable benefit of the Lenders all Term Loans made to Borrower hereunder, all interest due thereon pursuant hereto and all other Obligations owing to an Agent or any Lender, in each case in accordance with the terms of this Agreement. Subject to Section 2.8 and Section 2.9, all amounts owed hereunder, including without limitation, all principal and interest due in respect of the Term Loans, shall be paid by Borrower in full no later than the Term Loan Maturity Date.
Section 2.2.
Protective Advances. Subject to the limitations set forth below, and if an Event of Default shall have occurred and be continuing, each Agent is authorized by Borrower and the Lenders, from time to time at the written direction of the Required Lenders in their sole discretion, to make disbursements or advances to Borrower, which the Required Lenders in their sole discretion deem necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Term Loans and other Obligations, or (c) to pay any other amount chargeable to or required to be paid by Borrower pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such loans are referred to as “Protective Advances”). The interest rate on all Protective Advances shall be at the Fixed Rate. Each Protective Advance shall be secured by the Liens in favor of Agents for the benefit of the Secured Parties in and to the Collateral and shall constitute Obligations hereunder. The Protective Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.11(e). Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Term Loan Maturity Date and the date on which demand for payment is made by the applicable Agent. The applicable Agent shall notify each Lender and Borrower in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Without limitation to its obligations pursuant to Section 9.8, each Lender agrees that it shall make available to the applicable Agent, upon such Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance. If such funds are not made available to the applicable Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the applicable Agent, at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Fixed Rate. All Protective Advances shall be funded only by, and shall be repayable only to, Lenders holding Term Loans according to their holdings of Term Loans
Section 2.3.
Pro Rata Shares; Availability of Funds.
(a)
Pro Rata Shares. All Term Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder. Protective Advance fundings shall be ratably allocated to each Lender holding Term Loans according to their holdings of Term Loans.
(b)
Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Fixed Rate. In the event of pre-funding on behalf of a Lender by Administrative Agent, if such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall within one (1) Business Day after receiving such notice promptly repay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the Fixed Rate. Nothing in this Section

2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.4.
Use of Proceeds. The proceeds of Term Loan advances made on the Closing Date shall be applied by Borrower (a) to pay Transaction Costs, (b) to fund the Interest Reserve Amount, the Insurance Premium Reserve Amount, (c) to pay premiums, taxes, fronting fees, underwriting fees and any other amounts due to any Person in respect of the issuance of the AON Insurance Policy, (d) to pay the Existing Term Loan and (e) for working capital and general corporate purposes of Borrower and its Subsidiaries, including capital expenditures, Permitted Acquisitions, research and development and general and administrative expenses. No portion of the proceeds of the Credit Extension shall be used in any manner that would reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
Section 2.5.
Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)
Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)
Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Term Loans (and stated interest thereon) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower or Agents at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Term Loans, any assignment or transfer of Term Loans and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement; provided that failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Loan. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”
(c)
Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes.
Section 2.6.
Interest.
(a)
Except as otherwise set forth herein, each Term Loan shall bear interest at the Fixed Rate on the unpaid principal amount thereof from the date made through the date of repayment (whether by acceleration or otherwise) thereof.
(b)
Except as otherwise set forth herein, interest on each Loan shall be payable in Dollars and in arrears (i) on and to each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, (iii) at maturity, including final maturity and (iv) upon the occurrence and during the continuance of an Event of Default, including the failure to repay Obligations on the Term Loan Maturity Date, upon demand.
(c)
Interest payable pursuant to this Section 2.6 shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan shall be included, and the date of payment of such Term Loan shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
Section 2.7.
Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder (including any Specified Premium), shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is two (2) percentage points per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is two (2) percentage points per annum in excess of the Fixed Rate). Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.
Section 2.8.
Payments Prior to Maturity.
(a)
Mechanics.
(i)
Subject to clause (b) below, Borrower may prepay Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 (each such payment, a “Voluntary Prepayment”).
(ii)
All such Voluntary Prepayments shall be made, together with the Specified Premium, and all interest then due on the principal amount being so prepaid, upon not less than one (1) Business Day’s irrevocable prior written notice given to Administrative Agent by

12:00 p.m. (New York City time) on the date required (and Administrative Agent will promptly notify each Lender of each such prepayment notice). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become irrevocably due and payable on the prepayment date specified therein. Any such Voluntary Prepayment shall be applied as specified in Section 2.10. Notwithstanding the foregoing, such written notice may be conditioned on the effectiveness of an agreement, the proceeds of which will be used to pay in full the Obligations.
(b)
Call Protection.
(i)
Except as provided in this Section 2.8(b)(i), each Voluntary Prepayment, each mandatory prepayment that becomes due pursuant to Section 2.9, and each payment that becomes due as a result of acceleration of the Term Loan Maturity Date pursuant to Section 8.1 or otherwise (including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law), in each case on or prior to the date that is twenty-four (24) months following the Closing Date (each, a “Specified Payment”) shall be accompanied by the Specified Premium in respect of such Specified Payment.
(ii)
Borrower hereby agrees to pay the Specified Premium to Administrative Agent for the ratable benefit of the Lenders with respect to (x) each Specified Payment of the Term Loan made under Section 2.8 or Section 2.9, (y) any other acceleration of the Term Loan pursuant to Section 8.1 or otherwise (including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law)) or (z) the occurrence of any other Specified Event, in each case, with respect to the amount of the Specified Payment of the Term Loan repaid, prepaid, terminated, reduced, paid, redeemed, satisfied, released, distributed, discharged or accelerated (whether or not paid), concurrently with such repayment, prepayment, redemption, satisfaction, discharge or acceleration (whether or not paid).
(iii)
Any Specified Premium payable pursuant to this Section 2.8(b) constitutes liquidated damages sustained by each Lender as the result of the early repayment, prepayment, distribution, termination, reduction, payment, redemption, release, satisfaction, discharge or acceleration (whether or not paid) of its Term Loan and Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s losses as a result thereof. Any prepayment, repayment, payment, satisfaction (whether in whole or in part), distribution, termination, release, reduction or discharge of the Term Loan (including, without limitation, by foreclosure (whether by power of sale or judicial proceeding) or by any other means), irrespective of whether such prepayment, repayment, payment, satisfaction, distribution, release, discharge, termination or reduction occurs following any earlier maturity of the Term Loan, including, without limitation, pursuant to any voluntary or involuntary acceleration of the Term Loan pursuant to Section 8.1 or otherwise (including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law), or the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws, or pursuant to a plan of reorganization, and including, without limitation, any prepayment, repayment, payment, termination, reduction, release, satisfaction, distribution or discharge of the Term Loan (a) pursuant to this Section 2.8 or Section 2.9, (b) after acceleration thereof, including, without limitation, pursuant to Section 8.1 (including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law) or such amount otherwise becoming or being declared immediately due and payable pursuant to the terms hereof and (c) whether before or after any acceleration of the Term Loan pursuant to Section 8.1 (including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law), shall, in each case be accompanied by, and there shall become due and payable automatically on the date of any of the foregoing, the Specified Premium, payable in Dollars on the principal amount so prepaid or on the principal amount that has become or is declared to be immediately due and payable pursuant to Section 8.1 or otherwise (including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law), or in respect of which such claim in any bankruptcy, insolvency, reorganization, liquidation, judicial management or similar proceeding has arisen, or otherwise constituting the principal amount of the Term Loan prepaid, repaid, paid, satisfied, distributed, discharged, terminated, reduced or accelerated, as applicable.
(iv)
Borrower acknowledges that Lender would not have extended the Term Loan without the inducement of the payment of the Specified Premium. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE SPECIFIED PREMIUM. Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Specified Premium is the product of a transaction on Arm’s Length Terms between sophisticated business people, ably represented by counsel; (B) the Specified Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and Borrower giving specific consideration in the transactions contemplated by the Loan Documents for such agreement to pay the Specified Premium; and (D) Borrower shall be estopped hereafter from claiming differently than as agreed to herein, including in this Section 2.8(b).
(v)
If the Obligations are accelerated for any reason, including, without limitation, because of default, sale, transfer or encumbrance that results in an Event of Default hereunder (including that by operation of law or otherwise, and including, for the avoidance of doubt and without limitation, as a result of Section 8.1(f) or (g) or as a result of applicable law), the Specified Premium on Term Loan will also automatically and concurrently with such acceleration become due and payable as though said indebtedness was voluntarily prepaid and shall constitute part of the Obligations. The Specified Premium on the Term Loan shall also be payable in the event the Obligations (and/or this Agreement or the Notes (if any) evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. TO THE EXTENT LEGALLY PERMISSIBLE, BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW WHICH PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING SPECIFIED PREMIUM ON THE TERM LOAN IN CONNECTION WITH ANY SUCH ACCELERATION.
Section 2.9.
Mandatory Prepayments.
(a)
Asset Sales. No later than the tenth Business Day following the date of receipt by any Loan Party of any Net Proceeds from Asset Sales in excess of $1,000,000 in the aggregate in any Fiscal Year, and to the extent a Cash Sweep will not be required with respect thereto,

Borrower shall prepay the Term Loans as set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds; provided, that if Borrower has delivered to Agent prior written notice of Borrower’s intention to apply such monies (the “Reinvestment Amounts”) to reinvest in or to the costs of purchase of other assets used or useful in the business of the Loan Parties, including capital expenditures (together, a “Reinvestment”), the Loan Parties shall have the option to apply such Reinvestment Amounts to a Reinvestment within 180 days after the initial receipt of such Reinvestment Amounts (the “Initial Reinvestment Period”) (or, if such Reinvestment is not completed within the Initial Reinvestment Period, such Reinvestment Amounts are committed pursuant to a binding written agreement within such Initial Reinvestment Period to be applied, and are so applied, within 180 days of the end of the Initial Reinvestment Period (such 180 day period, plus the Initial Reinvestment Period, the “Reinvestment Period”)); provided, further that if any such Reinvestment Amounts are no longer intended to be or cannot be so Reinvested during the applicable Reinvestment Period, an amount equal to any such Reinvestment Amounts shall be applied to the prepayment of the Term Loans within ten (10) Business Days after the Borrower reasonably determines that such Reinvestment Amounts are no longer intended to be or cannot be so Reinvested, and in no event later than the end of the applicable Reinvestment Period as set forth in Section 2.10. Each mandatory prepayment due hereunder made on account of the Obligations shall be accompanied by the applicable Specified Premium pursuant to Section 2.8(b). For avoidance of doubt, Net Proceeds of any Extraordinary IP Rights Transaction shall not be considered an “Asset Sale” for the purposes of this Section 2.9(a), but shall be the subject of a mandatory prepayment pursuant to Section 2.9(d) and not this Section 2.9(a).
(b)
Sale of Novomer, Inc. No later than the tenth Business Day following the date of receipt by any Loan Party of any Net Proceeds from the sale of all or substantially all of the assets of Novomer, Inc., Borrower shall prepay the Term Loans as set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds except to the extent such Net Proceeds have been reinvested in a Reinvestment in accordance with Section 2.9(a);
(c)
Issuance of Indebtedness. On the date of receipt by a Loan Party of any Cash proceeds from the incurrence or issuance of any Indebtedness (including Disqualified Capital Stock) of a Loan Party (other than with respect to any Indebtedness (other than Disqualified Capital Stock) permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Term Loans as set forth in Section 2.11(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and reasonable costs, fees and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses. Each mandatory prepayment due hereunder made on account of the Obligations shall be accompanied by the applicable Specified Premium pursuant to Section 2.8(b).
(d)
Extraordinary Receipts. Within ten (10) Business Days following the date of receipt by a Loan Party or any of its Included Subsidiaries of any Extraordinary Receipts not otherwise used to make a prepayment under this Section 2.9, and to the extent a Cash Sweep will not be required with respect thereto, Borrower shall prepay the Term Loans as set forth in Section 2.11(a) in an aggregate amount equal to 100% of the Net Proceeds of such Extraordinary Receipts. For avoidance of doubt, no proceeds received by the Administrative Agent in respect of a claim under the AON Insurance Policy, shall be applied to prepay the outstanding principal balance of any Term Loan. Each mandatory prepayment due hereunder shall be accompanied by the applicable Specified Premium pursuant to Section 2.8(b). For avoidance of doubt, any mandatory prepayment in respect of Net Proceeds of any Extraordinary IP Rights Transaction shall not be required under Section 2.9(a), but shall be required pursuant to this Section 2.9(d).
(e)
Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to clauses (a) through (d) above, Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lenders hereunder, if any. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Term Loans, and Borrower shall concurrently therewith deliver to Agents a certificate of an Authorized Officer demonstrating the derivation of such excess. Each mandatory prepayment due hereunder made on account of the Obligations shall be accompanied by the applicable Specified Premium pursuant to Section 2.8(b).
(f)
No Specified Premium for Repayment at the Original Maturity. For avoidance of doubt, upon payment of all or any part of the Obligations in Cash in Dollars on, or after the date that is twenty-four (24) months following the Closing Date, no Specified Premium shall be due in respect of that repayment unless the Term Loan Maturity Date has previously been accelerated by election of Lenders or operation of law (in which event a Specified Premium became due upon such acceleration and shall remain payable regardless of when the Obligations are paid).
Section 2.10.
Application of Prepayments. So long as no Event of Default has occurred and is continuing, any voluntary prepayment of the Term Loans pursuant to Section 2.8 or mandatory prepayment of the Term Loans pursuant to Section 2.9 shall be applied to the principal of the Term Loans until paid in full in Cash in Dollars. At any time that an Event of Default has occurred and is continuing, all payments shall be applied pursuant to Section 2.11(g). Nothing contained herein shall modify the provisions of Section 2.8(b) or Section 2.11(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the Specified Premium, if any, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.
Section 2.11.
General Provisions Regarding Payments.
(a)
All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 1:00 p.m. (New York City time) to Administrative Agent’s Account; funds received by Administrative Agent after that time on such due date may, in Administrative Agent’s discretion, be deemed to have been paid by Borrower on the next Business Day and any applicable interest or fee shall continue to accrue.
(b)
All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, any Specified Premium, and other amounts payable with respect to the principal amount being repaid or prepaid.

(c)
Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, any Specified Premium and all fees payable with respect thereto, to the extent received by Administrative Agent.
(d)
Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
(e)
Borrower hereby authorizes Administrative Agent to charge Borrower’s accounts with Administrative Agent or any of its Affiliates in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder. The Lenders and Borrower also hereby authorize Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account with any amount due and payable by Borrower under any Loan Document. Each of the Lenders and Borrower agrees that Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account shall be deemed an Obligation hereunder. The Lenders and Borrower confirm that any charges which Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to Borrower and solely at Administrative Agent’s discretion, provided that Administrative Agent shall from time to time upon the request of Agents, charge the Loan Account of Borrower with any amount due and payable under any Loan Document.
(f)
Administrative Agent may, in its discretion, deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day. Administrative Agent shall give prompt notice to Borrower and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non‑conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.
(g)
At any time an Event of Default has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent hereunder or under any Collateral Document (other than the proceeds of the Interest Reserve Account, which in all events shall be applied only to Term Loan interest until the Term Loans have been repaid in full) in respect of any of the Obligations, including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part, subject to the provisions of this Agreement and any Intercreditor and Subordination Agreement, as follows:

first, ratably to pay the Obligations in respect of any fees (other than any Specified Premium), expense reimbursements, indemnities and other amounts then due and payable (including, without limitation, the fees, charges and disbursements of counsel) to the Agents until paid in full;

second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full;

third, ratably to pay principal of Protective Advances then due and payable until paid in full;

fourth, ratably to pay the Obligations in respect of any fees (other than any Specified Premium) and indemnities then due and payable to the Lenders until paid in full;

fifth, interest then due and payable in respect of the Term Loan until paid in full, provided that the proceeds of the Interest Reserve Account shall be applied only to Term Loan interest;

sixth, ratably to pay principal of the Term Loan until paid in full in Cash in Dollars;

seventh, ratably to pay the Obligations in respect of any Specified Premium then due and payable to the Lenders until paid in full in Cash in Dollars;

eighth, to the ratable payment of all other Obligations then due and payable until paid in full in Cash in Dollars; and

last, the balance, if any, after all of the Obligations (other than inchoate indemnity obligations) have been paid in full, to Borrower or as otherwise required by Law as directed by a court of competent jurisdiction.

For avoidance of doubt, the proceeds of the Interest Reserve Account in all events shall be applied only to timely payment Term Loan interest until the Term Loans have been repaid in full, and following such repayment in full of the Term Loans, and any remaining proceeds of the Interest Reserve Account shall be applied as set forth in this clause (g) above.

(h)
For purposes of clause (g) above (other than clause eighth), “paid in full” means payment in Cash in Dollars of all amounts owing under the Loan Documents according to the terms thereof, including any Specified Premium, loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided that for the purposes of clause eighth of clause (g) above, “paid in full” means payment in Cash in Dollars of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(i)
In the event of a direct conflict between the priority provisions of clause (g) above and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of clause (g) above shall control and govern.
Section 2.12.
Ratable Sharing.
(a)
Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral and, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.
(b)
Borrower expressly consents to the foregoing arrangements set forth in Section 2.12(a) and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
Section 2.13.
Increased Costs; Capital Adequacy.
(a)
Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than Indemnified Taxes and Excluded Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable and specific detail the basis for calculating the additional amounts owed to such Lender under this clause (a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)
Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loans or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen (15) Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable and specific detail the basis for calculating the additional amounts owed to Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
Section 2.14.
Taxes; Withholding, etc.
(a)
Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax. If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Loan Party to any Agent, any Lender or any other Recipient under any of the Loan Documents: (1) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (2) such Loan Party or other Person shall endeavor to pay such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on any Agent or such Lender, as the case may be) on behalf of and in the name of such Agent or such Lender; (3) if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including such deductions, withholdings or payments with respect to additional amounts payable pursuant to this Section 2.14), such Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (4) as soon as practicable after paying any sum from which it is required by law to make any deduction or withholding, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authorities.
(b)
Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities in accordance with applicable law any present or future stamp or documentary Taxes, intangible, recording, filing or similar Taxes, or any excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16) (“Other Taxes”). As soon as practicable after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent and any Lender evidence reasonably satisfactory to Administrative Agent and Lenders that such Other Taxes have been paid to the relevant Governmental Authority.
(c)
Tax Indemnification. The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and Lender harmless from and against all Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.14) and any reasonable expenses (including reasonable fees and disbursements of counsel) arising therefrom and with respect thereto paid by such Person. Such indemnification shall be paid within ten days from the date on which any Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender or Agent (with a copy to the Administrative

Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.
(d)
Evidence of Exemption from U.S. Withholding Tax.
(i)
Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent (for transmission to Borrower), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent or Borrower (each in its reasonable exercise of its discretion), (i) two executed copies of Internal Revenue Service Form W-8IMY (with appropriate, properly completed and duly executed attachments satisfactory to the Administrative Agent and Borrower), W-8BEN, W-8BEN-E, or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender and, to the extent such Lender is eligible, such form shall note that such Lender is not subject to deduction or withholding, or is subject to a reduced deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, and (ii) if such Lender is claiming exemption from United States federal income tax under Section 871(h) or 881(c) of the Internal Revenue Code, a Certificate Regarding Non-Bank Status, properly completed and duly executed by such Lender. In addition, each Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender required to deliver any forms or certificates with respect to United States federal income tax withholding matters pursuant to this clause (d) (including, for avoidance of doubt, any forms or certificates required to be delivered pursuant to clause (d)(ii) and clause (d)(ii)) hereby agrees, from time to time after the initial delivery by such Lender of such forms or certificates, whenever a lapse in time or change in circumstances renders such forms or certificates obsolete or inaccurate in any material respect, that such Lender shall deliver to Administrative Agent (for transmission to Borrower) two updated executed copies of such forms or certificates, properly completed and duly executed by such Lender, or promptly notify Administrative Agent and Borrower of its inability to deliver any such forms or certificates.
(ii)
If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subclause (ii), FATCA shall include any amendments made to FATCA after the date of this Agreement.
(iii)
Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes shall deliver to Administrative Agent (for transmission to Borrower), on or prior to the Closing Date (in the case of each such Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion), two executed copies of Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such Lender to establish that such Lender is not subject to United States backup withholding taxes with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.
(e)
Status of Administrative Agent. On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), the Administrative Agent will deliver to Borrower either (i) an executed copy of Internal Revenue Service Form W-9, or (ii) with respect to any amounts received on its own account, an executed copy of an applicable Internal Revenue Service Form W-8.
(f)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)
Investment Unit. The Loan Parties and the Lenders acknowledge and agree that for U.S. federal income tax purposes, the Term Loan funded on the Closing Date is part of an “investment unit” (within the meaning of Treasury Regulations Section 1.1273-2(h)), consisting of the Term Loan and the Warrant. For purposes of allocating the aggregate issue price of the unit between the respective fair market values of the Term Loan and the Warrant, the Loan

Parties and the Lenders agree that the fair market value and purchase price of the Warrant is de minimis. The Loan Parties and the Lenders shall file all income tax returns consistent with the foregoing tax treatment, including the issue price and purchase price as agreed upon pursuant to the preceding sentence.
(h)
Insurance Premium Tax Treatment. The Loan Parties, Lenders, Administrative Agent, and any other Person that becomes a party to this Agreement shall treat all Premium (as defined in the Aon Insurance Policy) paid or payable with respect to the Aon Insurance Policy (including the initial Premium paid on or around the Closing Date pursuant to Section VII of the Aon Insurance Policy) as paid by and properly deductible by the Borrower for U.S. federal income tax and applicable state and local income tax purposes, and no portion of any Premium paid or payable with respect to the Aon Insurance Policy shall be treated as “original issue discount” within the meaning of Section 1273 of the Code. All parties to this Agreement shall file all applicable tax returns consistent with the foregoing treatment except as otherwise required due to a “determination” within the meaning of Section 1313 of the Code.
(i)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (i).
(j)
Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.15.
Obligation to Mitigate.
(a)
Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.13 or 2.14, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided such Lender will not be obligated to utilize such other office pursuant to this Section 2.15 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.15 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.15, then Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)
Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6;
(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(iii)
in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)
such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

(c)
Notwithstanding anything in Section 2.15(b) to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.3.

Section 2.16.
Collateral Accounts.
(a)
Establishment; Grant of Security Interest. Each of Borrower and IPCo, as applicable, hereby authorizes and directs Collateral Agent to establish the Collateral Accounts at U.S. Bank National Association, if it is a federally insured bank that regularly accepts deposits in the ordinary course of business, or if Collateral Agent or U.S. Bank National Association does not so take deposits, with a federally insured bank that is acceptable to Borrower and the Required Lenders, provided that Borrower and IPCo, as applicable, and the Required Lenders’ acceptance shall not be required if such bank is an affiliate, agent or sub-custodian of the Collateral Agent, and that regularly accepts deposits in the ordinary course of business and that executes and delivers a Control Agreement, including U.S. Bank National Association. Each of Borrower and IPCo, as applicable, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of itself, the Administrative Agent and the Lenders, and agrees to maintain, a First Priority Lien and security interest in the Collateral Accounts and all such cash, deposit accounts and all balances therein, all as security for the Obligations. Borrower and IPCo, as applicable, agree that Borrower and IPCo, as applicable, shall not have any right to at any time direct the disposition or investment of the Collateral Accounts or the amounts on deposit therein, other than as expressly provided in this Agreement, and, that the Liens and security interests of the Collateral Agent in the Collateral Accounts and the amounts on deposit therein are perfected by control pursuant to Section 9-104 of the UCC or Section 8-106 of the UCC, as applicable. If at any time the Administrative Agent determines that amounts on deposit in any Collateral Account are subject to any right or claim of any Person prior to the right or claim of the Collateral Agent or the Lenders as herein provided, Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount that is sufficient to cause such Collateral Account to have the minimum balance on deposit therein required under this Agreement. Borrower and IPCo, as applicable, shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of cash collateral in accordance with the account agreement governing such deposit account. Borrower, IPCo and Collateral Agent acknowledge and agree that the Collateral Accounts have been established in the name of and are property of IPCo, subject to the liens granted therein by IPCo to Collateral Agent. Amounts deposited into Collateral Accounts pursuant to this Section 2.16 may be held in such Collateral Accounts as Dollars or invested in Eligible Investments, as directed by the Borrower; provided that, in the event that all or any portion of such investment no longer qualifies as an Eligible Investment, the Borrower shall or shall direct such investment to be moved to an Eligible Investment within five (5) Business Days of such investment losing its status as an Eligible Investment. Such investments shall be subject to availability and the Collateral Agent’s transaction charges generally charged to its customers (which shall be at the Borrower’s expense); provided, further that at any time that an Event of Default has occurred and is continuing, all new deposits into Collateral Accounts shall be made only in Dollars, and all Eligible Investments that mature during such period shall be reinvested only in Dollars. The Collateral Agent shall have no liability for any loss incurred on any non-Cash investment. Absent receipt of such written instruction from the Borrower, the Collateral Agent shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in Collateral Accounts. In no instance will the Collateral Agent have any obligation to provide investment advice to the Borrower. Any earnings from such investment of amounts held in the Collateral Accounts from time to time shall be redeposited in the respective Collateral Accounts. The Collateral Agent shall have no liability for any losses on any investments made as described herein. The Borrower acknowledges that cash deposited or invested with any bank (including the bank acting as Collateral Agent) may make a margin or generate banking income for which such bank shall not be required to account to the Borrower. For avoidance of doubt, neither the Collateral Agent nor the Administrative Agent shall be under any duty or obligation to determine whether any investment constitutes an Eligible Investment under this Agreement. The Collateral Agent shall notify Moody’s at the address listed on Schedule 10.1 of any changes to the depository bank for the Collateral Accounts.
(b)
Funding of Collateral Accounts.
(i)
Interest Reserve Account. On the Closing Date, an amount equal to $12,512,500.00 (the “Interest Reserve Amount”) shall be deposited into and held in the Interest Reserve Account. As provided in Section 6.8, the Loan Parties shall cause the Interest Reserve Account to at all times after the Closing Date contain Dollars and Eligible Investments having a mark-to-market aggregate value as of the close of business of the immediately preceding Business Day equal to the Minimum Interest Reserve Amount. The Interest Reserve Amount shall be reduced and re-funded as it is applied in the manner described below.
(ii)
Insurance Premium Reserve Account.
(A)
Beginning on the first such date following the twelve (12) month anniversary of the Closing Date, on each Cash Sweep Date, the lesser of (1) 2.05% of (x) all Net Proceeds generated by the operations of Loan Parties by the Loan Parties as and when received and (y) the Net Proceeds of any Asset Sale (but excluding proceeds of issuance of Capital Stock by Borrower and Reinvestment Amounts) or other Extraordinary Receipt as and when received, in each case of (x) and (y) since the last day of the most recent Cash Sweep Date and (2) the Cash Sweep Cap (such lesser amount described in (1) and (2) being the “Cash Sweep Proceeds”) shall be deposited by the Borrower into the Insurance Premium Reserve Account (such obligation of the Borrower to make such deposits, the “Cash Sweep”). If following any Cash Sweep Date, the amount on deposit in the Insurance Premium Reserve Account equals or exceeds the Insurance Premium Reserve Amount that remains to be paid in respect of the AON Insurance Policy, then, so long as no Event of Default has occurred and is continuing, the Cash Sweep for Insurance Premium Reserve Account shall no longer be required on any subsequent Cash Sweep Date and the Collateral Agent shall cause any such excess to be promptly released from the Insurance Premium Reserve Account and returned to Borrower upon the Collateral Agent’s receipt of written direction from the Required Lenders and certification that the Cash Sweep for the Insurance Premium Reserve Account shall no longer be required.
(B)
On or before the last Business Day prior to the date on which the second insurance premium is due in respect of the AON Insurance Policy, the Borrower (i) shall deliver to Administrative Agent and the Lenders a certificate of an Authorized Officer specifying the amount of the second insurance premium due on account of the AON Insurance Policy and (ii) (x) shall deliver to Administrative Agent and the Lenders evidence of payment of the second insurance premium or (y) shall have deposited into the Insurance Premium Reserve Account the amount that, when added to the amount already on deposit therein as a result of Cash Sweep activity, equals the amount due as the second insurance premium in respect of the AON Insurance Policy (such amount, the “Insurance Premium Reserve Amount”).

(C)
Borrower shall, concurrently with the acceleration of the Term Loan Maturity Date at any time as a result of an Event of Default and without requirement for any notice whatsoever, deposit into the Insurance Premium Reserve Account an amount that is equal to the remainder of (a) the unpaid premiums due or expected to become due between the first day of the then-current premium period and the Term Loan Maturity Date in effect immediately prior to its acceleration in respect of the Insurance Premium Reserve Amount minus (b) the amount then on deposit in the Insurance Premium Reserve Account. This deposit shall constitute additional Collateral for the Obligations and shall be used by the Administrative Agent solely to pay premiums due on the AON Insurance Policy without need for notice to or consent of the Loan Parties.
(iii)
[Intentionally omitted].
(iv)
Borrower acknowledges that any failure to satisfy its obligation to make any deposit required by this Section 2.16 shall constitute an Event of Default under Section 8.1(a) and the unpaid amount thereof shall constitute an Obligation and bear interest as provided in Section 2.7.
(c)
Use of the Collateral Accounts.
(i)
Cash interest on Term Loans shall be paid by (A) the Borrower from available unrestricted Dollars on each Interest Payment Date when due, or (B) if not so paid in full by 12:00 p.m. New York City time on any Interest Payment Date, the Administrative Agent shall pay such Cash interest to the Lenders out of the Interest Reserve Account without need for any action by Borrower. To avoid doubt, no Default or Event of Default shall be deemed to have occurred under Section 8.1(a) if any payment of interest is not made under clause (c)(i)(A) provided it is made under clause (c)(i)(B).
(ii)
Any income or gain on Eligible Investments that are permitted by Section 2.16(a) shall remain in such Collateral Account and shall be considered income or gain of the Borrower. All amounts on deposit in a Collateral Account shall be applied as provided for herein with respect to such Collateral Account prior to any other application of such property as may otherwise be provided for herein.
(iii)
At least eight calendar days prior to each Interest Payment Date (the “Collateral Account Report Date”), Borrower shall compile and provide to the Collateral Agent, the Administrative Agent and the Lenders a distribution report showing all debit and credit transactions in such Collateral Account determined as of the close of business on the 15th day of the month in which such Collateral Account Report Date occurs (the “Collateral Account Report”). To the extent Borrower fails to timely deliver a Collateral Account Report or a Lender disagrees with the information in such report, any Lender may, within two Business Days after Borrower’s non-delivery or delivery of such disputed draft Collateral Account Report to such Lender, notify in writing the Collateral Agent, Borrower and the other Lenders of such disagreement. The Required Lenders shall (in consultation with Borrower) within one (1) Business Day of such notification or non-delivery provide direction to the Collateral Agent necessary to resolve any such discrepancy, and the Collateral Agent shall follow such direction, absent manifest error. If by 12:00 p.m. New York City time on any Interest Payment Date (i) Borrower fails to pay Cash interest when due on such Interest Payment Date and (ii) no Lender has notified the Collateral Agent and Borrower in writing of any discrepancy within such two Business Day time period, then such Collateral Account Report shall be deemed approved by the Lenders and the Collateral Agent shall proceed to make such distributions out of the Interest Reserve Account to the Administrative Agent, to be further distributed to the Lenders as provided in the Collateral Account Report, provided that if no Collateral Account Report is received, then the Collateral Agent shall release to the Administrative Agent the amount necessary to pay interest as indicated on the Administrative Agent’s account for the Term Loan. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent or the Administrative Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether Borrower has transferred amounts into the Collateral Accounts in accordance with its obligations hereunder, including this Section 2.16.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.1.
Conditions to Credit Extension on the Closing Date. The effectiveness of the Loan Documents and obligation of each Lender to make any Term Loan on the Closing Date, is subject to the satisfaction, or waiver by the Required Lenders in accordance with Section 10.5, of the following conditions precedent:
(a)
Loan Documents. Agents shall have received copies of each Loan Document, executed and delivered by each applicable Loan Party and each other Person party thereto. Borrower and all Subsidiaries of the Borrower that are in existence on the Closing Date (other than any Excluded Subsidiary) shall have executed this Agreement as a Guarantor and shall have executed the Pledge and Security Agreement as a Grantor.
(b)
Organizational and Capital Structure. The organizational structure and capital structure of the Loan Parties and their respective Subsidiaries shall be as set forth on Schedule 4.2. Each of IPCo and IPHoldCo shall be organized as “bankruptcy remote” entities with governance satisfactory to the Lenders including, without limitation, Organizational Documents in form and substance reasonably acceptable to the Required Lenders, which Organizational Documents shall contain usual and customary provisions for (i) appointment of an independent director provided by a recognized corporate service company whose affirmative vote shall be required to commence an insolvency proceeding and (ii) separateness representations and covenants.
(c)
Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case, that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders. All applicable waiting periods shall have expired without any action being taken or threatened in writing by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(d)
Financial Statements. Lenders shall have received from Borrower the Historical Financial Statements.
(e)
Evidence of Insurance. Lenders (with copies to the Agents) shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to Lenders that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the applicable Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5, in each case, in form and substance reasonably satisfactory to the Required Lenders.
(f)
Bank Regulations. Administrative Agent shall have received all documentation and other information with respect to Borrower reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, and all such documentation and other information shall be in form and substance reasonably satisfactory to the Administrative Agent, which shall include, for the avoidance of doubt, a duly executed Internal Revenue Service Form W-9 or other applicable tax form. As of the Closing Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner of Borrower is true and correct in all material respects.
(g)
Organizational Documents; Incumbency. Lenders shall have received: (i) copies of each Organizational Document of each Loan Party, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or other governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified on or prior to the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate or its equivalent from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (to the extent such certificate may be obtained in such jurisdiction) and in each jurisdiction in which the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect, each dated a recent date prior to the Closing Date.
(h)
Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice requesting Administrative Agent to wire all funds into the Initial Funding Account.
(i)
Representations and Warranties. As of the Closing Date, the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered by any Loan Party to any Agent or any Lender pursuant hereto or thereto on or prior to the Closing Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.
(j)
Compliance with law. The making of such Credit Extension on the Closing Date shall not contravene any law, rule or regulation applicable to any Agent or any Lender.
(k)
Payment of Fees. The Loan Parties shall have paid all fees, costs and expenses then payable by the Loan Parties pursuant to this Agreement and the other Loan Documents, including, without limitation, the Agent Fee Letter, the Fee Letter and Section 10.2 to the extent Borrower has been notified in writing of the amount of such fees, costs and expenses at least one Business Day prior to the making of such Credit Extension.
(l)
No Default. As of such Closing Date, no event shall have occurred and be continuing or would result from the making of a Term Loan on the Closing Date that would constitute an Event of Default or a Default.
(m)
No Litigation. Except as disclosed on Schedule 4.9, there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in writing, against any Loan Party in any court or before any arbitrator or Governmental Authority that in the reasonable discretion of the Lenders would reasonably be expected to have a Material Adverse Effect.
(n)
No Material Adverse Effect. Since December 31, 2021, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
(o)
Closing Certificate. Borrower shall deliver to the Agents an originally executed Closing Certificate in the form of Exhibit E, which may be by email on the Closing Date, to be promptly followed by the originally executed version.
(p)
Sources and Uses. On or prior to the Closing Date, Borrower shall have delivered to Lenders (with a copy to Agents) the updated sources and uses of the proceeds of the Term Loans borrowed on the Closing Date.
(q)
[Intentionally omitted].
(r)
Intellectual Property. Concurrently with the funding of the Term Loans on the Closing Date: (A) the Intellectual Property Assignment Agreements shall be in form and substance acceptable to the Lenders and in full force and effect, (B) fully executed and assembled copies of all Intellectual Property Assignment Agreement(s) described in clause (A) shall have been delivered to the Lenders; and (C) the “Property” defined in the Intellectual Property Assignment Agreement(s) described in clause (A) shall be legally and beneficially owned by

IPCo (the “IPCo IP”), except that with respect to (x) any intent-to-use trademark application in the United States included in the Property for which a “Statement of Use” or “Amendment to Allege Use” has not been filed with the United States Patent and Trademark Office, Borrower shall assign such trademark application to IPCo within thirty (30) days of filing a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (y) such of the IPCo IP that is a pending, unpublished patent application, Borrower shall have five (5) Business Days from the Closing Date to complete recordation of the applicable Intellectual Property Assignment Agreements at the United States Patent and Trademark Office and (z) such of the IPCo IP that is registered in jurisdictions outside of the U.S. which may require recordation of assignment to perfect such assignment shall not be legally and beneficially owned by IPCo until all filings and/or recordations required by the applicable foreign jurisdiction have been made, it being agreed by the parties that all such filings and/or recordations of such IPCo Intellectual Property in such foreign jurisdictions shall be initiated by Borrower and the applicable Subsidiaries no later than ninety (90) days following the Closing Date. For avoidance of doubt, Borrower and its Included Subsidiaries other than Novomer, Inc. shall assign all their respective Intellectual Property to IPCo.
(s)
Personal Property Collateral. Collateral Agent and the Lenders shall have received a completed Perfection Certificate dated as of the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Collateral, Collateral Agent and the Lenders shall have received (A) the results of a recent search, by a Person reasonably satisfactory to the Required Lenders, of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate (provided, that with respect to Borrower or any Included Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States, if requested by the Collateral Agent acting on instruction of the Required Lenders, local law collateral security documents and filings for such jurisdiction shall be required), together with copies of all such filings disclosed by such search, (B) UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens) (C) evidence reasonably satisfactory to the Required Lenders of the compliance by each Loan Party of its obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements and, with respect to Borrower or any Included Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States, if requested by the Collateral Agent acting on instruction of the Required Lenders, local law collateral security documents and filings for such jurisdiction, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein), together with (D) appropriate financing statements on Form UCC 1 (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate (provided, that with respect to Borrower or any Included Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States, if requested by the Collateral Agent acting on instruction of the Required Lenders, local law collateral security documents and filings for such jurisdiction shall be required) in each case duly filed in such office or offices as may be necessary to perfect the security interests purported to be created by the Pledge and Security Agreement.
(t)
Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received executed copies of favorable written opinions of counsel for the Loan Parties, and, in each case, as to such matters as the Required Lenders may reasonably request, dated as of the Closing Date and otherwise in form and substance, and provided by counsel, reasonably satisfactory to the Required Lenders (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders). Opinions will include (a) customary third-party closing opinions with respect to, among other customary items, due authorization and execution of Loan Documents, enforceability of Loan Documents under applicable law and attachment and perfection of liens and (b) customary Delaware opinions with respect to enforcement of bankruptcy remote provisions for each of IPCo and IPHoldCo, including vertical and horizontal non-consolidation opinions.
(u)
[Intentionally omitted].
(v)
Material Contracts and Material Contract Estoppel. The Lenders shall have received a Material Contract Estoppel with respect to each Material Contract identified on Schedule 4.14A as being accompanied by a Material Contract Estoppel on the Closing Date, entered into by each Person other than a Loan Party that is a party to such Material Contract. Material Contract Estoppels for other Material Contracts identified on Schedule 4.14A shall be delivered on or before the date indicated therefore on Schedule 4.14A.
(w)
Establishment of Collateral Accounts. Each of the Collateral Accounts shall be open with U.S. Bank National Association as depository, ready to receive deposits and subject to a perfected lien in favor of the Collateral Agent pursuant to a Control Agreement.
(x)
AON Insurance Policy. The AON Insurance Policy issued substantially in the form attached as Exhibit K, or a binding commitment of the insurers thereunder to issue the AON Insurance Policy substantially in the form attached as Exhibit K, shall be acceptable to the Lenders holding Term Loan Commitments and shall in either case have been issued to the Administrative Agent, together with enforceability and other opinions with respect thereto and the first three (3) years of the AON Insurance Policy and associated costs therefor in the amount of $21,152,894.74 shall be paid by the Administrative Agent on the Closing Date using proceeds of the Term Loan.
(y)
Warrant. The Warrant shall be in full force and effect and shall have been delivered to the Investors together with enforceability and other customary opinions with respect thereto addressed to the Investors.
(z)
Solvency Certificate. Lenders shall have received a Solvency Certificate of Borrower substantially in form of Exhibit J attached hereto.
(aa)
Credit Rating. Moody’s shall provide a credit rating to enable securitization of the Term Loan and AON Insurance Policy by the Lenders (and Borrower shall use its best efforts to facilitate such issuance).
(bb)
Existing Term Loan Payoff.

(i)
Borrower shall have received a payoff letter with respect to the Existing NMTC Loan and the Existing NMTC Loan shall be paid off from the reserves held in the applicable Existing Term Loan Deposit Account with respect to the Existing NMTC Loan in accordance with such payoff letter and contemporaneous with the Closing Date.
(ii)
Borrower shall have delivered an irrevocable notice of termination of the Existing GARJA Loan and the applicable Existing Term Loan Deposit Account with respect to the Existing GARJA Loan shall contain funds in an amount sufficient to pay off in full the Existing GARJA Loan promptly following expiration of the thirty (30) day payoff notice period pursuant to the terms of the Existing Term Loan (the “GARJA Payoff Notice Period”) or any waiver by the Existing Term Loan Lenders thereof.
(cc)
Establishment of Initial Funding Account. The Initial Funding Account shall be open with U.S. Bank National Association as depository, ready to receive deposits and subject to a perfected lien in favor of the Collateral Agent pursuant to a Control Agreement.

Any Agent or Required Lenders shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Required Lender, such request is warranted under the circumstances. Any Funding Notice shall be executed by an Authorized Officer of Borrower in a writing delivered to Administrative Agent and may be transmitted by email. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly Authorized Officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make the Credit Extension to be made thereby, each Loan Party represents and warrants to each Agent and Lender on the Closing Date, that the following statements are true and correct:

Section 4.1.
Organization; Requisite Power and Authority; Qualification. Each Loan Party (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation or organization as identified in Schedule 4.1, (b) has all requisite power and authority to (i) own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and (ii) to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrower, to make the borrowings hereunder, and (c) is qualified to do business and, where applicable, in good standing in every jurisdiction wherever necessary to carry out its business and operations, except in each case referred to in clause (a) (other than with respect to Borrower), (b)(i) or (c), to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect. No Loan Party is an EAA Financial Institution.

Section 4.2.
Capital Stock and Ownership. Except as set forth on Schedule 4.2, the Capital Stock of Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and in the case of Capital Stock representing corporate interests, non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no Capital Stock of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional Capital Stock of Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, Capital Stock of Borrower or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date. Except for Liens that have been subordinated pursuant to a Subordination Agreement or otherwise as reasonably acceptable to the Required Lenders, no Capital Stock owned by a Loan Party is subject to a Lien other than (i) the Liens in favor of Collateral Agent under the Collateral Documents and (ii) Permitted Liens.
Section 4.3.
Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party that is a party thereto.
Section 4.4.
No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the Transactions do not and will not (a) violate (i) any provision of any material law or any material governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (ii) any of the Organizational Documents of any Loan Party or any of its Subsidiaries, or (iii) any material order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, except (in the case of clauses (a)(i) and (a)(ii), to the extent that such violation could not reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party, including, without limitation, the Intercompany License Agreements or any Third Party License Agreements that are Material Contracts, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agents, on behalf of Secured Parties), (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the material operations or any of the material properties of the Loan Parties, taken as a whole, or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of any Loan Party, except for (i) such approvals or consents which will be obtained on or before the Closing Date, (ii) those approvals and consents, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
Section 4.5.
Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority and except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agents for filing and/or recordation, as of or following the Closing Date and (ii) those registrations, consents, approvals, notices or other actions the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 4.6.
Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.
Section 4.7.
Historical Financial Statements. The Historical Financial Statements were prepared in accordance with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof.
Section 4.8.
No Material Adverse Effect. Since December 31, 2021, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
Section 4.9.
Adverse Proceedings, etc. Except as set forth on Schedule 4.9, there are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 4.10.
Payment of Taxes. Except as otherwise permitted under Section 5.3 or otherwise disclosed on Schedule 4.10, all U.S. federal, state and material local income tax returns and other material tax returns and reports of the Loan Parties and their respective Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes due and payable and all assessments, fees and other governmental charges upon the Loan Parties and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except Taxes disclosed on Schedule 4.10 or that are originally contested after the Closing Date, in each case that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP. Neither any Loan Party nor any of its Subsidiaries are currently the subject of any audit relating to Taxes and there are no proposed in writing tax assessments against any Loan Party or any of its Subsidiaries which is not being actively contested by such Loan Party or such Subsidiary in good faith and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in accordance with GAAP shall have been made or provided therefor. Except as set forth on Schedule 4.10, each Subsidiary of Borrower is, and since inception has been, disregarded as separate from Borrower for U.S. federal income tax purposes.

Section 4.11.
Properties.
(a)
Title. Each Loan Party and its Subsidiaries has (i) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case, except for (i) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9, (ii) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties or assets for their intended purposes, (iii) Permitted Liens or (iv) any Liens and privileges arising mandatorily by Law, and in each case, except where the failure to have such title or other interest could not reasonably be expected to have a Material Adverse Effect.
(b)
Real Estate. As of the Closing Date, Schedule 4.11 contains a true, accurate and complete list of (i) all Real Estate Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, in cases where such Loan Party is the landlord (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement described in clause (ii) of the immediately preceding sentence is in full force and effect and no Loan Party has knowledge of any material default that has occurred and is continuing thereunder with respect to any leased location that is material to the business of the Borrower and its Subsidiaries, taken as a whole, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles. To the knowledge of each Loan Party, no other party to any such agreement is in default of its obligations thereunder, and no Loan Party (or any other party to any such agreement) has at any time delivered or received any notice of default which remains uncured under any such lease and, to the knowledge of each Loan Party, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default under any such agreement.
Section 4.12.
Environmental Matters. Except as set forth on Schedule 4.12:
(a)
No Environmental Claim has been asserted against any Loan Party nor has any Loan Party received written notice of any pending or, to the knowledge of Borrower, threatened Environmental Claim against any Loan Party.
(b)
There has been no material Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any of the properties currently owned or operated by any Loan Party, or to the knowledge of any Loan Party, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party except to the extent such release would not reasonably be expected to result in a Material Adverse Effect.

(c)
The operation of the business of, and each of the properties owned or operated by, each Loan Party is in compliance with all Environmental Laws, except to the extent such failure to comply would not reasonably be expected to result in a Material Adverse Effect.
(d)
Each Loan Party holds and is in compliance with Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the properties owned or operated by it except to the extent any failure to comply would not reasonably be expected to have a Material Adverse Effect.
(e)
No event or condition has occurred or is occurring with respect to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which could reasonably be expected to form the basis of a material Environmental Claim against any Loan Party.
(f)
No Loan Party has received any written notification pursuant to any Environmental Laws that (i) any material work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (ii) any material license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated.
Section 4.13.
No Defaults. Except as set forth on Schedule 4.13, neither any Loan Party nor any of its Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract, and no condition exists which, with the giving of notice or the lapse of time or both, would reasonably be expected to result in an Event of Default.
Section 4.14.
Material Contracts. Schedule 4.14 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date and, together with any updates provided pursuant to Section 5.1(l), all such Material Contracts are in full force and effect unless terminated in the ordinary course of business (including by passage of time) and no material defaults currently exist thereunder. For avoidance of doubt, the items listed on Schedule 4.14 are so included by virtue of the contractually agreed definition of Material Contract among the parties hereto that is contained in this Agreement, and shall not be deemed to be material for any other purpose.
Section 4.15.
Investment Company Act. Neither any Loan Party nor any of its Subsidiaries is an “investment company” under the Investment Company Act of 1940, as amended.
Section 4.16.
Margin Stock. Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Terms Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.17.
Employee Matters. Except as would not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against any Loan Party or any of its Subsidiaries, or to the best knowledge of Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Loan Party or any of its Subsidiaries or to the best knowledge of Borrower, threatened against any of them and (b) no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries.
Section 4.18.
Employee Benefit Plans. Except, in each case, as would not reasonably be expected to have a Material Adverse Effect: (a) no liability to the PBGC (other than required premium payments) or the Internal Revenue Service (other than taxes due in the ordinary course), has been or is expected to be incurred by any Loan Party, any of its Subsidiaries or any of their ERISA Affiliates, (b) no ERISA Event has occurred or is reasonably expected to occur, (c) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides employer-paid, health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its Subsidiaries, (d) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Loan Party or any of its ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (e) as of the most recent valuation date for each Multiemployer Plan to which any Loan Party or any of its ERISA Affiliates contributes or has an obligation to contribute, the potential liability of any Loan Party and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, does not exceed nil and (h) each Loan Party and each of its ERISA Affiliates has complied, in all material respects, with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
Section 4.19.
Certain Fees. Unless disclosed to the Lenders in writing prior to the Closing Date, or as otherwise set forth in the Loan Documents, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.
Section 4.20.
Compliance with Organizational Documents and Statutes. Each Loan Party and its Subsidiaries is in compliance with (i) its Organizational Documents and (ii) all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including (a) compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of any Loan Party or any of its Subsidiaries and (b) as set forth in the Pledge and Security Agreement), except, such non‑compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.21.
Intellectual Property. Each Loan Party and each of its Subsidiaries owns, or holds valid written licenses to use, all trademarks, trade names, copyrights, patents, trade secrets, licenses and other IP Rights that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.21 is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which a Loan Party or one of its Subsidiaries is the owner or is an exclusive licensee; provided that Borrower may amend Schedule 4.21 to add additional IP Rights so long as such amendment occurs by written notice to Agents concurrently with delivery of the Compliance Certificate pursuant to Section 5.1(d). Subject to the filing of the Collateral Documents, Agents possess, to the extent permitted by applicable law, a First Priority security interest with respect to each Loan Party’s rights (excluding any Excluded Assets) under its owned IP Rights and each inbound license of IP Rights that is a Material Contract and that is not generally commercially available, and no such inbound license requires any further consent from the applicable licensor for the Loan Parties to grant to Agents a security interest with respect thereto.
Section 4.22.
Equipment. The equipment (other than vehicles or equipment out for repair) of Borrower and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 4.22.
Section 4.23.
Customers and Suppliers. There exists no termination or cancellation of, or materially adverse modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, that would reasonably be expected to result in a Material Adverse Effect, or (b) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand that would reasonably be expected to result in a Material Adverse Effect, except in each case, to the extent such business relationship is replaced or expected to be replaced with a new business relationship to mitigate such Material Adverse Effect.
Section 4.24.
Insurance. Each Loan Party keeps its property adequately insured (including as set forth in the Pledge and Security Agreement) and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law in any jursidiction in which a Loan Party does business. Schedule 4.24 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.
Section 4.25.
Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its Board of Directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Loan Parties hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
Section 4.26.
Permits, Etc. Each Loan Party and each of its Subsidiaries has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.
Section 4.27.
Bank Accounts and Securities Accounts. Schedule 4.27 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof) including as to whether such account is an Excluded Account.
Section 4.28.
Security Interests. The Pledge and Security Agreement upon its execution and delivery on the Closing Date shall create in favor of Agents, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate (provided, that with respect to Borrower or any Included Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States, if requested by the Collateral Agent acting on instruction of the Required Lenders, local law collateral security documents and filings for such jurisdiction shall be required), the recording of security interests in the United States Patent and Trademark Office and the United States Copyright Office, and the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign IP Rights, as applicable, the delivery of any possessory collateral as required by the Collateral Documents and the execution of Control Agreements, such security interests in and Liens on the Collateral granted thereby shall be perfected (to the extent perfection of such security interests is required by the Collateral Documents) First Priority security interests, and no further recordings, filings or agreements are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens in the manner required by the Collateral Documents, other than (a) the filing of continuation statements in accordance with applicable law or amendments to financing statements in connection with transactions permitted pursuant to this Agreement, (b) the recording of the Collateral Assignments for Security pursuant to the Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign IP Rights.

Section 4.29.
Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions. Neither the Loan Parties nor any of their officers, directors, employees or agents acting on the Loan Parties’ behalf shall use the proceeds of the Term Loans to make any payments, directly or to the knowledge of the Loan Parties, indirectly, to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable Anti-Corruption Law. None of the Loan Parties nor, to the knowledge of the Loan Parties, any officers, directors, employees or agents acting on the Loan Parties’ behalf, is in violation of the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001 (the “PATRIOT Act”) or any other applicable Anti-Terrorism Law, Anti-Corruption Law or Sanctions, or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any applicable Anti-Terrorism Laws, Anti-Corruption Laws or Sanctions. None of the Loan Parties or any officers, directors, employees or agents acting on the Loan Parties’ behalf, or their respective agents acting or benefiting in any capacity in connection with the Term Loans or other transactions hereunder, is a Blocked Person. None of the Loan Parties, nor, to the knowledge of the Loan Parties, any of their agents acting in any capacity in connection with the Term Loans or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person in violation of applicable Sanctions, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any applicable Sanctions in violation of applicable Sanctions.
Section 4.30.
Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Loan Party or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole when furnished contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made (giving effect to all supplements and updates thereto); provided, that, to the extent such representation or warranty relates to any projections, pro forma financial information or other forward looking information, such projections, pro forma financial information or forward looking statements shall only be required to be based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Loan Party or matters of a general industry or economic nature, including, without limitation, the existence of the COVID-19 virus pandemic, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein, in any other Loan Documents or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
Section 4.31.
Indebtedness. Set forth on Schedule 6.1 is a true and complete list of all Indebtedness for borrowed money of each Loan Party outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the

Closing Date and such Schedule 6.1 accurately sets forth the aggregate outstanding principal amount of such Indebtedness as of the Closing Date.
Section 4.32.
Use of Proceeds. The proceeds of the Term Loans shall be used by the Loan Parties as described in Section 2.4. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or would reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
Section 4.33.
Solvency. Immediately following the making of the Term Loans on the Closing Date and after giving effect to the application of the proceeds of the Term Loans on the Closing Date, (a) the present fair saleable value of the property of the Loan Parties on a consolidated basis, will be greater than the amount that will be required to pay their debts and other liabilities, (b) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (c) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date; provided that in each case, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Such foregoing determination has been made by the chief financial officer or other Authorized Officer of Borrower after having conducted a diligent inquiry on a good faith basis.
ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.1.
Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Agents and Lender:
(a)
[Intentionally omitted];
(b)
Quarterly Financial Statements. As soon as available, and in any event within 60 days after the end of each Fiscal Quarter (provided that if Borrower files quarterly reports with the Securities and Exchange Commission, then, other than with respect to the fourth Fiscal Quarter, delivery of quarterly financial statements hereunder shall be deemed timely if delivered no later than the last date for timely delivery of Borrower’s Form 10-Q filing to the Securities and Exchange Commission for such Fiscal Quarter) of each Fiscal Year (other than the fourth Fiscal Quarter), the unaudited consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in comparative form the corresponding figures, with respect to the balance sheet, statements of income and statements of cash flows, for the corresponding periods of the previous Fiscal Year to the extent such period ended following the Closing Date, all in reasonable detail.
(c)
Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year (provided that if Borrower shall request additional time to deliver such annual financial statements in writing to the Adminstrative Agent at least ten (10) Business Days prior to the due date of such annual financial statements, and the Required Lenders do not, within ten (10) Business Days following receipt of such notice, object to providing such additional time, Borrower shall be provided the requested additional time to deliver such annual financial statements, and, provided that if Borrower files annual reports with the Securities and Exchange Commission, then delivery of annual financial statements hereunder shall be deemed timely if delivered no later than the last date for timely delivery of Borrower’s Form 10-K filing to the Securities and Exchange Commission for such Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year to the extent such Fiscal Year ended following the Closing Date, in reasonable detail and (ii) with respect to such consolidated financial statements, an audit report thereon of an independent certified public accounting firm of recognized national standing selected by Borrower and satisfactory to the Required Lenders (which report shall be unqualified as and contain no disclosure related to going concern (other than (y) with respect to, or resulting from, the impending maturity of the Term Loans hereunder or (z) any potential or actual breach of any financial maintenance covenant contained in this Agreement) and scope of audit (any other qualifications therein shall be satisfactory to the Required Lenders in their reasonable credit judgment), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in accordance with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);
(d)
Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries, pursuant to Section 5.1(b) or Section 5.1(c), a duly executed and completed Compliance Certificate which shall, among other things, report in reasonable detail on compliance with Sections 5.10, 5.12, 5.20, 5.22 and 6.8 as well as the unaudited consolidated balance sheet and the related unaudited consolidated statement of income for Borrower and its Included Subsidiaries during the applicable period;
(e)
Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies (to the extent any change in policies would result in such change being noted in the audit delivered pursuant to Section 5.1(c)) from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(b) or Section 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies (to the extent any change in policies would result in such change being noted in the audit delivered pursuant to Section 5.1(c)) been made, then together with the first delivery of such financial statements after such change, one or more statements of reconciliation (including any changes that would affect any calculations relating to the financial covenants) for previous comparative period financial statements in form and substance reasonably satisfactory to the Required Lenders;
(f)
Notice of Default. Promptly (but in any event within five (5) Business Days) upon any officer of Borrower or any other Loan Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto, (ii) that any Person has given any notice to any Loan Party or any of its Included Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b) or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;
(g)
Notice of Litigation. Promptly (but in any event within ten (10) Business Days) upon any officer of Borrower or any other Loan Party obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to such Loan Party to enable Lenders and their counsel to evaluate such matters;
(h)
ERISA. (i) Promptly (but in any event within ten (10) Business Days) after Borrower or any other Loan Party obtains knowledge of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Loan Party or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, (B) all notices received by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Required Lenders shall reasonably request;
(i)
Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast of the Borrower that has been approved by its Board of Directors (a “Financial Plan”) for such Fiscal Year or any such longer period as may be approved by its Board of Directors in its sole discretion (the

“Extended Covered Period”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Year or, if applicable, each such Fiscal Year in the Extended Covered Period, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each financial quarter of such Fiscal Year or, if applicable, each such Fiscal Year in the Extended Covered Period, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and level of detail reasonably satisfactory to the Required Lenders; provided that any Financial Plan provided pursuant to this Section 5.1(i) shall be marked “PRIVATE”. For the avoidance of doubt, any Financial Plan provided hereunder shall not be provided to the Public Lenders;
(j)
Insurance Report. As soon as practicable and in any event at the earlier of the actual time of delivery of the annual financial statements required to be delivered pursuant to Section 5.1(c), or if such annual financial statements are not timely delivered in any Fiscal Year, at the time that such annual financial statements otherwise were required to be delivered pursuant to Section 5.1(c) in respect of such Fiscal Year, a report outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries;
(k)
Notice of Change in Board of Directors. Promptly (but in any event within ten (10) Business Days), written notice of any change in the Board of Directors (or similar governing body) of any Loan Party or any of its Included Subsidiaries; provided, that with respect to the Borrower, notice to the Agent of a filing of Form 8-K or other document with the Securities and Exchange Commission on EDGAR disclosing such change shall be sufficient.
(l)
Notice Regarding Material Contracts.
(i)
Promptly (but in any event within ten (10) Business Days) (i) after any Material Contract of a Loan Party is terminated other than due to an expiration of the term, or amended in a manner that is materially adverse to any Loan Party or any such Included Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Agents, and an explanation of any actions being taken with respect thereto; and
(ii)
each Loan Party shall deliver promptly to the Administrative Agent a copy of each material demand, material notice or material document received by it relating in any way to any Material Contract.
(m)
Environmental Reports and Audits. Within ten (10) Business Days following the receipt thereof, copies of all environmental audits and reports with respect to any environmental matter which have resulted in or are reasonably likely to result in a material Environmental Claim asserted against any Loan Party or in any material Environmental Liabilities and Costs of any Loan Party;
(n)
Information Regarding Collateral. Borrower will furnish to Agents prior five (5) days’ written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s identity or corporate structure or (iii) in any Loan Party’s federal taxpayer identification number. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Agents to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Each Loan Party also agrees promptly to notify Agents if any material portion of the Collateral is damaged or destroyed;
(o)
Tax Returns. As soon as practicable and in any event within thirty (30) days following the filing thereof, copies of each federal income tax return filed by or on behalf of any Loan Party;
(p)
AON Insurance Policy and License Agreements. (i) As soon as practicable and in any event within five (5) Business Days following the receipt or delivery thereof, copies of all notices sent by or to any Loan Party or its Included Subsidiaries under or in respect of the AON Insurance Policy, any Intercompany License Agreement or any material Third Party License Agreement; provided that notice of any event giving rise to a termination right under any Intercompany License Agreement or any material Third Party License Agreement shall be delivered promptly and in any event within two (2) Business Days of any Loan Party’s knowledge of such event and (ii) together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 5.1(b) or Section 5.1(c), a true, complete and correct copy of any Master Services Agreement not previously provided, together with all amendments thereto through the date of such delivery;
(q)
Extraordinary Receipt. Promptly (but in any event within ten (10) Business Days) after receipt by Borrower or any of its Included Subsidiaries of any Extraordinary Receipt, a written statement describing the amount and source of such Extraordinary Receipt, and the Net Proceeds thereof;
(r)
Information Regarding Location of Equipment. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 5.1(b), updates to Schedule 4.22, if any, which updates shall describe new locations to which equipment having a value in excess of $500,000, singly or in the aggregate has been moved during the preceding quarter (other than as permitted pursuant to Section 5.12);
(s)
IP Rights Transactions.
(i)
Except as provided in subclause (ii) below, promptly (but in any event within ten (10) Business Days) after closing by Borrower or any of its Included Subsidiaries of any disposition (including, without limitation, any licensing) of IP Rights to a Person that is not a Loan Party or a Subsidiary of a Loan Party, Borrower shall deliver to the Collateral Agent and Lenders a notice identifying such disposition with reasonable particularity and shall identify such disposition as either a Qualified License or an Extraordinary IP Rights Transaction.
(ii)
As soon as practicable and in any event at the earlier of the actual time of delivery of the annual financial statements required to be delivered pursuant to Section 5.1(c), or if such annual financial statements are not timely delivered in any Fiscal Year, at the time that such annual financial statements otherwise were required to be delivered pursuant to Section 5.1(c)

in respect of such Fiscal Year, Borrower shall deliver to the Collateral Agent and Lenders a report outlining all third parties with whom any Borrower or Subsidiary has entered into Label Licenses or licenses intended to encourage a Loan Party’s customers to use the NODAX® trademark in connection with the sale of consumer goods containing the NODAX® brand biopolymers.
(t)
Changes to IP Portfolio. Concurrently with the delivery of each Compliance Certificate pursuant to Section 5.1(d), Borrower shall deliver to the Collateral Agent, Lenders and the lead insurer under the AON Insurance Policy a detailed report providing the information set forth on Exhibit M describing, among other things, changes to the portfolio of IP Rights of the Loan Parties, including, without limitation, addition of IP Rights, disposition of IP Rights and any change in the status of IP Rights of which the Borrower has knowledge and in each case occurring during the period reported upon by the concurrently delivered Compliance Certificate and Borrower will, upon the reasonable request of the lead insurer under the AON Insurance Policy following review of such report, participate in a meeting by conference call at such time as may be agreed to by Borrower and lead insurer to discuss any material changes to the portfolio of IP Rights of the Loan Parties;
(u)
DSKY NMTC Consents and DSM NMTC Consents. Promptly (but in any event within one (1) Business Day) following receipt thereof, in each case, Borrower shall deliver a copy of the DSKY NMTC Consents and the DSM NMTC Consents to the Collateral Agent; and
(v)
Other Information. (i) Promptly upon becoming available, copies of (A) all financial statements, material reports, material notices and proxy statements sent or made available generally by any Loan Party to its security holders acting in such capacity or by any Included Subsidiary of a Loan Party to its security holders other than a Loan Party or another Subsidiary and (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party or any of its Included Subsidiaries with the Securities and Exchange Commission or any governmental or private regulatory authority, in each case to the extent not duplicative of information already provided to the Agents or the Lenders, (ii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than any investigation which could not reasonably be expected to result in a Material Adverse Effect or Event of Default), provided, that the disclosure of such information is legally permissible, and provided, further, that to the extent such information has not been otherwise publicly disclosed by the Borrower, such disclosure shall not be made available to the Public Lenders, (iii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters) submitted to any Loan Party by its auditors in connection with any annual interim audit of the books thereof and (iv) such other information and data with respect to Borrower or any of its Included Subsidiaries as from time to time may be reasonably requested by the Required Lenders. Information provided upon request of the Required Lenders shall also be delivered to the Administrative Agent for posting to all Lenders.

Documents required to be delivered pursuant to Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which any Loan Party posts such documents, or provides a link thereto, on such Loan Party’s or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on such Loan Party’s behalf on IntraLinks/IntraAgency or another website, if any, to which each

Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the filing of any such documents with the Securities and Exchange Commission on EDGAR and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Each Loan Party hereby acknowledges that (a) the Administrative Agent shall make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, DebtDomain, SyndTrak, ClearPar or another similar electronic system chosen by the Administrative Agent and the Required Lenders to be the electronic transmission system or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may not, or may have personnel who do not, wish to receive information regarding any material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing (collectively, “MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they will identify that portion of Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as only containing either publicly available information, or information concerning the Borrower, its Subsidiaries and Affiliates, or its or their respective securities that (in the good faith judgment of the Borrower) is not material information (although it may be sensitive and proprietary) with respect to the Borrower or any of its Subsidiaries or Affiliates or its or their respective securities for purposes of United States federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (iv) the Administrative Agent and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent with the approval of the Required Lenders from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders and the Loan Parties acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Loan Parties hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR

ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section 5.1, including through the Platform.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

The Administrative Agent shall store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Anything to the contrary notwithstanding, nothing in this Agreement (beyond performance required by Section 5.20) will require any Loan Party to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.2.
Existence. Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of its Included Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided that no Loan Party or any of its Included Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person’s Board of Directors (or similar governing body) or senior, executive level management shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders and provided, further, that any Included Subsidiary of Borrower may dissolve provided that such Subsidiary has, prior to its dissolution, satisfied all of its liquidated obligations in full in cash and transferred substantially all of its assets to Borrower or another Loan Party (other than IPHoldCo or any Subsidiary of IPHoldCo including IPCo).
Section 5.3.
Payment of Taxes and Claims. Except as set forth on Schedule 4.10 and except to the extent that a failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party will pay all Taxes imposed upon it or upon its income or profits or upon any of its property, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no Loan Party shall be required to pay any such Tax or claim, the payment of which is subject to a valid extension or being contested in good faith and by proper proceedings if a reserve is maintained with respect thereto in accordance with GAAP and to the extent required by GAAP.
Section 5.4.
Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its Included Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, all material properties used or useful in the business of the Loan Parties and their respective Included Subsidiaries and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
Section 5.5.
Insurance.
(a)
The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, casualty insurance, business interruption insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties and their respective Subsidiaries (other than intellectual property indemnity insurance) as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons (including as set forth in the Pledge and Security Agreement). Without limiting the generality of the foregoing, the Loan Parties and their respective Included Subsidiaries will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value (if available) casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Agents (acting at the direction of Required Lenders) may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agents’ part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Agents shall have the sole right (without obligation), in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(b)
Each of the insurance policies required to be maintained under this Section 5.5 shall provide for at least thirty (30) days’ prior written notice to Agents of the cancellation thereof, in each case, or, if less, the maximum amount of prior written notice that the applicable insurance provider will provide. Receipt of such notice shall entitle Agents (but Agents shall not be obligated) to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Loan Parties.
Section 5.6.
Inspections; Books and Records. Each Loan Party will, and will cause each of its Included Subsidiaries to, (a) keep adequate books of record and account in which entries that are full, true and correct in all material respects are made of all dealings and transactions in relation to its business and activities, which books of record and account shall be maintained electronically by Borrower and (b) permit any representatives designated by any Agent or any Lender (including employees of any Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by an Agent) to visit and inspect any of the properties of any Loan Party and any of its respective Included Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such times during normal business hours, provided, that if no Event of Default has occurred and is continuing, such audits and inspections shall take place no more than once annually. The Loan Parties agree to pay the reasonable and documented out-of-pocket costs and expenses incurred in connection with one such visit and inspection per calendar year (provided that such limit shall not apply during the continuance of an Event of Default). The Loan Parties acknowledge that any Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ assets for internal use by Agents and the Lenders.
Section 5.7.
Private Lenders Meetings and Conference Calls.
(a)
Borrower will, upon the reasonable request of Required Lenders, participate in a meeting of Agents, the insurers under the AON Insurance Policy and Private Lenders to be held no more frequently than once every Fiscal Quarter to be held at Borrower’s corporate offices or by conference call (or at such other location as may be agreed to by Borrower, the Required

Lenders and Agents) at such time as may be agreed to by Borrower, the Required Lenders and Agents.
(b)
Lenders may request by written notice to Borrower no later than fifteen (15) Business Days after delivery of financial statements and other information required to be delivered pursuant to Section 5.1(b) that Borrower prepare and deliver a Narrative Report relating to such immediately preceding Fiscal Quarter (the “Narrative Report Notice”). If a Narrative Report Notice is timely delivered to Borrower, Borrower shall deliver to Agents, a majority of the insurers under the AON Insurance Policy and Private Lenders the Narrative Report relating to such immediately preceding Fiscal Quarter no later than fifteen (15) Business Days after receipt of the Narrative Report Notice. No later than five (5) Business Days after delivery of the Narrative Report, Required Lenders may request by written notice to Borrower (the “Narrative Report Call Notice”) that Borrower cause its chief financial officer or other Authorized Officer to participate in a conference call with Agents, a majority of the insurers under the AON Insurance Policy and all Private Lenders who choose to participate in such conference call during which conference call the chief financial officer or other Authorized Officer shall review the Narrative Report, and such other matters as any Agent or any Private Lender may reasonably request that has been set forth in the Narrative Report Call Notice (the “Narrative Report Call”). If a Narrative Report Call Notice is timely delivered to Borrower, Borrower shall hold the Narrative Report Call no later than five (5) Business Days after receipt of the Narrative Report Call Notice.
Section 5.8.
Compliance with Laws. Each Loan Party will comply, and shall cause each of its Included Subsidiaries to comply and shall use its commercially reasonable efforts to cause all other Persons, if any, on or occupying any Real Estate Assets to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including as set forth in the Pledge and Security Agreement). In addition, each Loan Party will comply with the material requirements of all applicable material laws, rules, regulations and orders of any Governmental Authority in respect of timely (including extensions) completion of federal securities law filings.
Section 5.9.
Environmental.
(a)
Each Loan Party shall (i) keep all of its Real Property free of any Environmental Liens (other than Permitted Liens), (ii) comply, and take all commercially reasonable steps to cause all tenants and other Persons who may come upon any property owned or operated by it to comply, with all Environmental Laws in all material respects and provide to Agents any documentation of such compliance which the Required Lenders may reasonably request, (iii) maintain and comply in all material respects with all Governmental Authorizations required under applicable Environmental Laws, (iv) take commercially reasonable steps to prevent any material Release of Hazardous Materials from any property owned or operated by any Loan Party, except to the extent such release would not reasonably be expected to result in a Material Adverse Effect, (v) ensure that there are no Hazardous Materials on, at or migrating from any property owned or operated by any Loan Party, except to the extent that failure to comply would not reasonably be expected to result in a Material Adverse Effect, (vi) undertake or cause to be undertaken any and all Remedial Actions in response to any Environmental Claim, Release of Hazardous Materials or violation of Environmental Law that could reasonably be expected to result in a Material Adverse Effect, to the extent required by Environmental Law or any Governmental Authority and to repair and remedy any impairment to the Real Property consistent with its current use and, upon request of the Required Lenders, provide Agents all data, information and reports generated in connection therewith.
(b)
The Loan Parties shall promptly (but in any event within ten (10) Business Days) (i) notify Agents in writing (A) if it knows, suspects or believes there may be a material Release in excess of any reportable quantity or material violation of Environmental Laws in, at, on, under or from any part of the Real Property or any improvements constructed thereon, (B) of any material Environmental Claims asserted against or Environmental Liabilities and Costs of any Loan Party or predecessor in interest or concerning any Real Property, (C) of any failure to comply with Environmental Law in all material respects at any Real Property or that is reasonably likely to result in an Environmental Claim asserted against any Loan Party, (D) any Loan Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (E) any notice of Environmental Lien filed against any Real Property, and (ii) provide such other documents and information as reasonably requested by Required Lenders in relation to any matter pursuant to this Section 5.9(b).
Section 5.10.
Subsidiaries.
(a)
In the event that after the Closing Date any Person becomes a Subsidiary of a Loan Party (other than an Excluded Subsidiary), then within forty-five (45) days of such Person becoming a Subsidiary, the applicable Loan Party shall (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under and as defined in the Pledge and Security Agreement by executing and delivering to each Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates that Required Lenders shall reasonably request to perfect the security interest in the assets of such Subsidiary constituting Collateral. With respect to each such Subsidiary, Borrower shall promptly send to Agents written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of a Loan Party, and (ii) all of the data required to be set forth in the Schedules hereto with respect to such joining Subsidiary, and such written notice shall be deemed to supplement the applicable Schedules for all purposes hereof. For avoidance of doubt, each future Subsidiary of Borrower that is not an Excluded Subsidiary, whether formed or acquired, shall become a Guarantor in accordance with the foregoing within forty-five (45) days of formation or acquisition.
(b)
Novomer, Inc., and all Included Subsidiaries of the Borrower formed or incorporated in any state of the United States that are in existence on the Closing Date shall execute this Agreement as a Guarantor and shall execute the Pledge and Security Agreement as a Grantor as a condition to the making of the Term Loan on the Closing Date; provided, however, that notwithstanding the foregoing, (i) the obligations of Danimer Scientific Manufacturing, Inc., as a Guarantor under this Agreement and as a Grantor under the Pledge and Security Agreement shall not be effective unless and until the Loan Parties obtain the DSM NMTC Consents, at which point such obligations shall automatically and without further notice or action become effective and (ii) the obligations of Danimer Scientific Kentucky, Inc., as a Guarantor under this Agreement and as a Grantor under the Pledge and Security Agreement shall not be effective unless and until the Loan Parties obtain the DSKY NMTC Consents, at which point such obligations shall automatically and without further notice or action become effective. Lender shall release Novomer, Inc. as a Guarantor under the Financing Agreement and as a Grantor under the Pledge and Security Agreement upon the ninety-first (91st) day following receipt of the DSKY NMTC Consents, which release shall be effective automatically and without further notice or action upon receipt of such DSKY NMTC Consents, other than the filing of any necessary UCC financing termination statements with respect thereto, which shall be filed promptly by Collateral Agent or its designee upon receipt of the DSKY NMTC Consents.
(c)
Each Included Subsidiary of Borrower existing on the Closing Date that is formed in any jurisdiction other than a state of the United States (other than any Excluded Subsidiary) shall execute, within sixty (60) days after the Closing Date, joinders to this Agreement as a Guarantor and the Pledge and Security Agreement as a Grantor, each in form and substance reasonably acceptable to Required Lenders, provided that such joinders may contain such reasonable and necessary limitations on the liability of any such joining Subsidiary as may be required under applicable law of the jurisdiction of formation of such joining Subsidiary; and provided further, that with respect to Borrower or any Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States, if required by the Collateral Agent acting on instruction of Required Lenders, local law collateral security documents and filings for such jurisdiction shall be required.
Section 5.11.
Material Real Estate Assets. In the event that any Loan Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Agents, for the benefit of Secured Parties, then such Loan Party shall within ninety (90) days after acquiring such Material Real Estate Asset, or after a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset, take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, documents, instruments, agreements, opinions, surveys, Title Policies, “life of loan” flood hazard determinations with executed notices to Borrower thereto, if applicable, evidence of flood insurance, if applicable, and other certificates, documents and other information as are reasonably requested by the Required Lenders and necessary to grant and perfect a First Priority Lien on such Material Real Estate Asset in favor of the Collateral Agent, for the benefit of the Secured Parties, all in form and substance reasonably acceptable to the Required Lenders. In addition to the foregoing, Borrower shall, at the request of Required Lenders, deliver, from time to time, to Agents such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.
Section 5.12.
Location of Equipment. The equipment (other than vehicles or equipment out for repair) of Borrower and its Included Subsidiaries having a value in excess of $500,000, singly or in the aggregate, are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 4.22. The Borrower shall use commercially reasonable efforts to promptly provide Agent an executed collateral access agreement, in form and substance reasonably satisfactory to the Required Lenders and the Collateral Agent, with respect to any such location that is leased by the Borrower.

Section 5.13.
Further Assurances.
(a)
At any time or from time to time upon the reasonable request of any Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent or the Lenders may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as are reasonably necessary or as any Agent or Lenders may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral of each Loan Party in the manners set forth in the Loan Documents including, with respect to Borrower or any Included Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States if required by the Collateral Agent acting on instruction of Required Lenders, local law collateral security documents and filings for such jurisdiction. The Loan Parties shall take all reasonable steps necessary to provide that at all times, the Liens granted pursuant to the Collateral Documents shall be First Priority Liens.
(b)
If any Loan Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Agents or Required Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.
(c)
Any Capital Stock issued by an Excluded Subsidiary to a Loan Party shall be subject to a First Priority Lien granted to the Collateral Agent by such Loan Party except as permitted by clause (bb) of the definition of “Permitted Liens.”
Section 5.14.
Miscellaneous Business Covenants. Unless otherwise consented to by the Required Lenders:
(a)
Non-Consolidation. IPHoldCo will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity (other than IPHoldCo or any of its Subsidiaries); (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity except pursuant to a cash management system permitted pursuant to the below clause (b); (iii) provide that its Board of Directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of any other entities (other than IPHoldCo or any of its Subsidiaries); and (iv) otherwise comply with the requirements of the Loan Documents and its Organizational Documents.
(b)
Cash Management Systems. Borrower will and will cause each of its Included Subsidiaries to establish and maintain cash management systems reasonably acceptable to the Required Lenders, including, without limitation, with respect to sweep and pledged account arrangements, with the cash management systems in place on the Closing Date being deemed to be reasonably acceptable to the Required Lenders.

(c)
License Agreements and Third-Party License Agreements.
(i)
If (i) an Event of Default under this Agreement shall have occurred and be continuing, and (ii) (x) a notice of termination or notice of default (or similar such notification) shall have been delivered under any license agreement (whether existing now or in the future) in respect of IP Rights entered into by a Loan Party as licensor or sublicensor with a person other than a Loan Party or Subsidiary of a Loan Party as licensee or sublicensee (a “Third Party License Agreement”) and the event giving rise to such notice has not been cured by the Loan Parties fifteen (15) days prior to the expiration of the applicable cure period with respect thereto, or (y) any event giving rise to an immediate termination right under any Third Party License Agreement shall have occurred, each Loan Party agrees that any Lender shall have the right, but not the obligation, to perform or cause the relevant Loan Party to perform any of its obligations under any such Third Party License Agreement or deliver any performance required by such Third Party License Agreement. Each Loan Party agrees that any out-of-pocket payments by the Lender providing such performance shall be reimbursable pursuant to Section 10.2, and to the extent not reimbursed upon demand, shall constitute a Protective Advance by such Lender under Section 2.2 for all purposes.
(ii)
If (i) an Event of Default under this Agreement shall have occurred and be continuing, and (ii) (x) a notice of termination or notice of default (or similar such notification) shall have been delivered under any Third Party License Agreement that is a Material Contract and the event giving rise to such notice has not been cured by the Loan Parties fifteen (15) days prior to the expiration of the applicable cure period with respect thereto, or (y) any event giving rise to an immediate termination right under any Third Party License Agreement that is a Material Contract shall have occurred, each Loan Party agrees that any Lender shall have the right, but not the obligation, to perform or cause the relevant Loan Party to perform any of its obligations under any such Third Party License Agreement or deliver any performance required by such Third Party License Agreement. Each Loan Party agrees that any out-of-pocket payments by the Lender providing such performance shall be reimbursable pursuant to Section 10.2, and to the extent not reimbursed upon demand, shall constitute a Protective Advance by such Lender under Section 2.2 for all purposes.
(iii)
If (i) an Event of Default under this Agreement shall have occurred and be continuing, or (ii) a notice of termination or notice of default (or similar such notification) shall have been delivered under any Intercompany License Agreement and the event giving rise to such notice has not been cured by the Loan Parties fifteen (15) days prior to the expiration of the applicable cure period with respect thereto, or (iii) any event giving rise to an immediate termination right under any Intercompany License Agreement shall have occurred, each Loan Party agrees that any Lender shall have the right, but not the obligation, to perform or cause the relevant Loan Party to perform any of its obligations under any such Intercompany License Agreement or deliver any performance required by such Intercompany License Agreement. Each Loan Party agrees that any out-of-pocket payments by the Lender providing such performance shall be reimbursable pursuant to Section 10.2, and to the extent not reimbursed upon demand, shall constitute a Protective Advance by such Lender under Section 2.2 for all purposes.
(iv)
Nothing set forth herein shall prevent or limit the Borrower from entering into or maintaining Third-Party License Agreements in respect of IP Rights so long as such agreements are on Arm’s Length Terms and comply with Section 6.9 and, in each case to the extent applicable, the requirements of this Agreement in respect of Extraordinary IP Rights Transactions and Section 6.12.
(d)
Joint Development. From time to time, during the term of this Agreement, a Loan Party may participate in joint research or development projects (“Joint Projects”), either with an Excluded Subsidiary, including Novomer, Inc., or with an unaffiliated third party (a “Third Party Partner”), which may result in the discovery, creation, inventorship or reduction to practice of certain IP Rights (“Developed IP Rights”). Developed IP Rights may be owned solely by a Loan Party (“Sole IP Rights”), jointly by a Loan Party and an Excluded Subsidiary or Third Party Partner (“Joint IP Rights”), or solely by the Excluded Subsidiary or Third Party Partner, subject to the following:
(i)
Joint Projects With Excluded Subsidiaries. A Loan Party may participate in one or more Joint Projects with any Excluded Subsidiary, which Joint Projects shall be entered into on formal Arm’s Length Terms for Fair Market Value. Subject to Section 5.1(s) and Section 6.19, Borrower and each applicable Loan Party will ensure that (A) any Sole IP Rights shall be solely and exclusively owned by the applicable Loan Party and any Joint IP Rights shall be jointly owned in undivided equal parts by the applicable Loan Party and Excluded Subsidiary, (B) the Loan Parties shall have the right to freely use any Joint IP Rights without any obligations (including any right of accounting) to any Excluded Subsidiary or other Person, (C) notwithstanding anything to the contrary herein, any Developed IP Rights that are an improvement, modification, adaptation or derivative of IP Rights owned by a Loan Party shall, as between the Loan Parties and the Excluded Subsidiary, be solely and exclusively owned by the Loan Parties and any Developed IP Rights that are an improvement, modification, adaptation, or derivative of IP Rights solely owned by the Excluded Subsidiary shall, as between the Loan Party and the Excluded Subsidiary, be solely owned by the Excluded Subsidiary, and (D) if any IP Rights owned by an Excluded Subsidiary are necessary for a Loan Party’s use of any Sole IP Rights or Joint IP Rights, such Loan Party shall obtain, and cause such Excluded Subsidiary to grant to such Loan Party a non-exclusive, perpetual, irrevocable, fully paid-up, royalty free, freely transferable and freely sublicensable right and license to use, copy, modify, create derivative works of and otherwise utilize such Sole IP Rights and Joint IP Rights in the conduct of the business of the Loan Parties.
(ii)
Joint Projects With Third Party Partners. A Loan Party may participate in one or more Joint Projects with any Third Party Partner, which Joint Projects shall be entered into on formal Arm’s Length Terms for Fair Market Value. Subject to Section 5.1(r) and Section 6.19, Borrower and each applicable Loan Party will ensure that (A) any Sole IP Rights shall be solely and exclusively owned by the applicable Loan Party and any Joint IP Rights shall be jointly owned in undivided equal parts by the applicable Loan Party and Third Party Partner, (B) the Loan Parties shall have the right to freely use any Joint IP Rights without any obligations (including any right of accounting) to any Third Party Partner or other Person, (C) notwithstanding anything to the contrary herein, any Developed IP Rights that are an improvement, modification, adaptation or derivative of IP Rights owned by a Loan Party shall, as between the Loan Parties and the Third Party Partner, be solely and exclusively owned by the Loan Parties and any Developed IP Rights that are an improvement, modification, adaptation, or derivative of IP Rights solely owned by the Third Party Partner shall, as between the Loan Party and the Third Party Partner, be solely owned by the Third Party Partner, and (D) if any IP Rights owned by a Third Party Partner are necessary for a Loan Party’s use of any Sole IP Rights or Joint IP Rights, such Loan Party shall use good faith efforts to obtain and to cause such Third Party Partner to grant to such Loan Party a non-exclusive, perpetual, irrevocable, fully paid-up, royalty free, freely transferable and freely sublicensable right and license to use, copy, modify, create derivative works of and otherwise utilize such Sole IP Rights and Joint IP Rights in the conduct of the business of the Loan Parties.
Section 5.15.
Post-Closing Matters. Borrower shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by the Required Lenders.
Section 5.16.
AON Insurance Policy. Borrower acknowledges and agrees that no proceeds received by the Collateral Agent in respect of a claim under the AON Insurance Policy shall be applied to prepay the outstanding principal balance of any Term Loan nor shall such proceeds constitute Collateral. Lenders hereby authorize Borrower to, and Borrower agrees to, deliver or cause any notices or other information relating to the AON Insurance Policy to be delivered to the Administrative Agent.
Section 5.17.
[Intentionally omitted].
Section 5.18.
Changes to Capital Structure. If the Borrower undergoes any material changes to its capital structure (whether by way of additional funding rounds, issuances of Equity Interests, or otherwise), then Borrower shall deliver to Lender an updated capitilization table concurrently with the delivery of any Quarterly Financial Statement described in Section 5.1(b).
Section 5.19.
Convertible Notes.
(a)
Any new indenture or note purchase agreement entered into after the Closing Date for the issuance or sale of New Convertible Notes and any New Convertible Notes issued or sold thereunder or any extensions, renewals, or replacements of Convertible Notes shall be on terms and conditions previously presented to the Required Lenders not less than ten (10) Business Days prior to entry into such new indenture or note purchase agreement and not objected to thereby.
(b)
Any New Convertible Notes or refinancings of Convertible Notes shall not (i) mature, require any scheduled amortization or otherwise require payment of principal prior to ninety-one days after the scheduled Term Loan Maturity Date regardless of whether issued pursuant to the Indenture or otherwise or (ii) provide for interest consisting of (x) a cash coupon rate more than 150% (the “Cash Interest Cap”) or (y) payments in kind in excess of 200% (the “PIK Interest Cap”), in each of the coupon rate of the Convertible Notes as of the Closing Date. For the avoidance of doubt, Convertible Notes under this Section 5.19(b) may provide for both Cash interest at a rate up to an including the Cash Interest Cap and payments in kind interest at a rate up to and including the PIK Interest Cap.
Section 5.20.
Trade Secrets Lockbox Deposit. All trade secrets, know-how and other confidential or proprietary information of the Loan Parties including without limitation those included in the categories set forth in Schedule 5.20 (as updated from time to time) of design, chemistry, engineering, process and other information and technical or other specifications with respect to the Loan Parties’ product lines and operations (collectively, the “Deposit Materials”) are documented in writing and Borrower shall at all times ensure that it is documented in writing. Borrower shall, or shall cause IPCo to, (x) within sixty (60) days of the Closing Date (which period shall be extended upon Borrower’s option to extend this period two (2) times for an additional thirty (30) days each upon a showing of its diligent and timely efforts to fully comply with this Section 5.20), and thereafter on the last Business Day of each Fiscal Quarter irrevocably deposit all such final written materials (or if any item is not final, the then most recent draft thereof) into the “documentation vault” maintained by a custodian as designated by the Required Lenders that has not previously been so deposited, (y) include on its Compliance Certificate for such Fiscal Quarter an updated Schedule 5.20 and a certification that the materials provided in the “documentation vault” are current, sound, relevant and complete and report on the nature of the most recent deposit of such material into such “documentation vault” and (z) on an annual basis, verify that the content of the Deposit Materials complies with this Section 5.20. If the Required Lenders determine in good faith in their reasonable business judgment at any time during the term of this Agreement to require an audit of the Deposit Materials (including any supplementations thereto) to verify that the content of such Deposit Materials comply with this Section 5.20, each of Borrower and IPCo agrees to permit the Required Lenders to engage an independent third party to access and inspect such Deposit Materials to verify material compliance with this Section 5.20; provided, that such third party enters into a confidentiality agreement satisfactory to Borrower (acting reasonably and in good faith) prior to any such access, and provided further that except upon the occurrence and during the continuance of an Event of Default, such inspection shall be limited to once per any twelve (12) month period. Borrower agrees to work in good faith and use commercially reasonable efforts to assist such third party in its implementation and performance of its inspection and verification of the Deposit Materials. Borrower shall be solely responsible for all reasonable and documented out-of-pocket costs and expenses incurred by and payable to such third party in connection the performance of its duties hereunder.
Section 5.21.
Existing GARJA Loan Payoff. Borrower shall use its commerically reasonable efforts to payoff the Existing GARJA Loan as soon as reasonably practicable following the Closing Date, but in no event later than five (5) Business Days following the expiration of the GARJA Payoff Notice Period or any earlier termination or waiver of such notice period (such payoff date, the “Existing GARJA Loan Payoff Date”).
Section 5.22.
DSKY NMTC Consents Cap; Monthly Reporting Requirement; Novomer Schedules.
(a)
Borrower shall be prohibited from withdrawing any amounts from the DSKY Blocked Account that would cause the balance of such account to be less than $12,000,000 at any time prior to the delivery of the DSKY NMTC Consents to the Agents. If the Loan Parties have not provided the DSKY NMTC Consents to the Agents on or prior to November 30, 2026, the Agent, acting at the instruction of the Required Lenders, shall be authorized to withdraw funds from the DSKY Blocked Account and shall apply such funds to the payment in full (and the Loan Parties authorize such withdrawal and hereby consent to such payment) of all outstanding amounts owed by the Borrower or its Subsidiaries pursuant to the DSKY NMTC Transaction with the funds available in the DSKY Blocked Account.
(b)
Unless and until the Loan Parties obtain the DSKY NMTC Consents, the Borrower shall maintain a minimum balance of $45,000,000, in the aggregate, at all times in the Initial Funding Account and the DSKY Blocked Account. For avoidance of doubt, the Agents shall not be required to enforce or monitor the cash balances in either the Initial Funding Account or the DSKY Blocked Account.
(c)
Borrower shall certify the balance of the Initial Funding Account to Lender on or before the tenth (10th) day of each following month until the month following the date that the Loan Parties provide evidence of receipt of the DSKY NMTC Consents to Lender.
(d)
To the extent any Schedules are required under either this Agreement, the Pledge and Security Agreement or any other Loan Document (which such schedules do not require disclosure of information regarding all Unrestricted Subsidiaries), the Loan Parties shall provide final versions of such Schedules with respect to Novomer, Inc., to the Lenders within forty-five (45) days after the Closing Date; provided, however, if the DSKY NMTC Consents are obtained prior to the expiration of such forty-five (45) day period, then the Loan Parties shall not be required to provide such Schedules with respect to Novomer, Inc. to the Lenders. In furtherance of the foregoing, and for the avoidance of doubt, the Loan Parties may amend, supplement and/or modify within such forty-five (45) day period any Schedule previously delivered to the Lenders for the purpose of providing final versions of such Schedule with respect to Novomer, Inc. Any breach of any representation and warranty set forth in Sections 4.11, 4.12, 4.14, 4.21, 4.22, or 4.27 solely as a result of information with respect to Novomer, Inc., that would have been set forth on such Schedules at the expiration of such forty-five (45) day period shall not be deemed a breach of such representation and warranty.
ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI (provided, that any Subsidiary that has been acquired pursuant to a Permitted Acquisition shall have a period of sixty (60) days following the date of such Permitted Acquisition to perform or comply with, as applicable, the covenants in this Article VI).

Section 6.1.
Indebtedness. No Loan Party shall, nor shall it permit any of its Included Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.
Section 6.2.
Liens. No Loan Party shall, nor shall it permit any of its Included Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Loan Party or any of its Included Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except Permitted Liens.
Section 6.3.
Equitable Lien. If any Loan Party or any of its Included Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall not fail to make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Agents or Required Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.
Section 6.4.
No Further Negative Pledges. Except (a) with respect to any specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9, (b) with respect to restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) as provided in the AON Insurance Policy and any related documentation and (d) as permitted under the Loan Documents, no Loan Party nor any of its Included Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets to secure the Obligations, whether now owned or hereafter acquired.
Section 6.5.
Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Included Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except:
(a)
Restricted Junior Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Capital Stock) of Borrower held by any future, present or former employee, director, officer, member of management or consultant of any Loan Party pursuant to any management equity plan or stock option plan or any other management, service provider or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Borrower in connection with any such repurchase, retirement or other acquisition) in an amount not to exceed $250,000 in any Fiscal Year, with unused amounts in any Fiscal Year carrying over to the next succeeding Fiscal Year;
(b)
Borrower may purchase, redeem or otherwise acquire Capital Stock issued by it solely with the proceeds received from the issue of new shares of its capital stock within the prior twelve (12) months;

(c)
any Restricted Junior Payment made in connection with the Transactions and the fees and expenses related thereto or owed to any Affiliate;
(d)
any Loan Party may declare and pay dividends or distributions directly or indirectly to, or make loans or advances to, Borrower to enable Borrower to pay (and Borrower may so pay), in each case without duplication:
(i)
franchise, excise and similar taxes and other fees and expenses, in each case, required to maintain their corporate or other legal existence;
(ii)
for any taxable period for which the Loan Parties are members of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which Borrower is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, foreign, state and local income taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Loan Parties (net of any payments of such taxes made for the relevant period by the Loan Parties); provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Loan Parties, would have been required to pay as a stand-alone Tax Group; provided, further, that losses or credits of a Subsidiary shall only be taken into account to the extent that such Subsidiary is actually a part of the applicable Tax Group and such losses or credits are actually utilized in the relevant period;
(iii)
for any taxable period for which Borrower is a partnership for U.S. Federal or applicable foreign, state or local income tax purposes, distributions to each of Borrower’s members in an amount which will provide each such member with sufficient funds to pay such member’s federal and state income tax liability for the taxable period as estimated by Borrower resulting from such member’s allocation of items of income, gain, loss and deduction for such taxable period (for purposes of making this estimation, (A) it is assumed that (1) all of the members reside in the same state, (2) such state is the state with the highest marginal rate among all of the states in which the members of Borrower reside, and (3) each of the members is taxable at the highest combined state and federal marginal rate and (B) a member’s taxable income for an applicable taxable period will be reduced by any cumulative net taxable loss allocated to such member, in accordance with the operating agreement for Borrower then in effect);
(iv)
salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management and consultants, or any other individual service providers, of Borrower and any payroll, social security or similar taxes thereof;
(v)
non-income taxes and general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of Borrower attributable to the ownership of the Loan Parties; and
(vi)
fees and expenses (including ongoing compliance costs and listing expenses) related to any equity offering of Borrower;

(e)
cash payments, or loans, advances, dividends or distributions to Borrower to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible or exchangeable for Capital Stock of any Loan Party;
(f)
to the extent constituting a Restricted Junior Payment, the Loan Parties and their Subsidiaries may enter into and consummate transactions expressly permitted (other than by reference to this Section 6.5(f)) by Section 6.1, Section 6.9 or Section 6.12 to be consummated as, or acknowledged therein to be, a Restricted Junior Payment;
(g)
(x) Restricted Junior Payments among Loan Parties and (y) Restricted Junior Payments among IPHoldCo and each of its Subsidiaries;
(h)
Borrower or any of its Included Subsidiaries may make Restricted Junior Payments in respect of customary working capital adjustments or customary purchase price adjustments pursuant to any Permitted Acquisition or other Permitted Investments;
(i)
Restricted Junior Payments to enable Borrower to make payments to Persons who are not Affiliates, directly or indirectly, on account of any customary earn-out in an aggregate amount not to exceed $1,000,000 for all such earn-outs;
(j)
subject to any applicable Subordination Agreement, scheduled payments of interest with respect to Subordinated Indebtedness, provided that payment terms are on equal or more favorable terms to the Lenders than the Existing Convertible Notes; and
(k)
Restricted Junior Payments on amounts owing under the Convertible Notes, solely with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock or Indebtedness otherwise permitted hereunder (other than pursuant to clause (v) of the definition of “Permitted Indebtedness”).

For the avoidance of doubt, if Borrower has any preferred equity outstanding, the Borrower shall not make any distributions on account of such preferred equity prior to the payment of all Obligations in full in Cash in Dollars.

Section 6.6.
Restrictions on Subsidiary Distributions. Except as provided herein or to the extent required by the terms of Indebtedness incurred by an Unrestricted Subsidiary, no Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of a Loan Party to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by a Loan Party or any other Subsidiary of a Loan Party, (b) repay or prepay any Indebtedness owed by such Subsidiary to a Loan Party or any other Subsidiary of a Loan Party, (c) make loans or advances to a Loan Party or any other Subsidiary of a Loan Party, (d) make any distribution prohibited by this Agreement, or (e) transfer any of its property or assets to a Loan Party or any other Subsidiary of a Loan Party other than, in each case, restrictions (i) in the Loan Documents and in agreements evidencing purchase money Indebtedness or Capital Leases permitted by clause (g) of the definition of “Permitted Indebtedness” that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, and (iv) restrictions imposed by applicable Law. No Loan Party shall, nor shall it permit its Included Subsidiaries to, enter into any Contractual Obligations which would prohibit an Included Subsidiary of any Loan Party from being a Loan Party.
Section 6.7.
Investments. No Loan Party shall, nor shall it permit any of its Included Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except Permitted Investments and the contribution to the applicable Included Subsidiary of proceeds of a transfer of its Capital Stock as provided in this Agreement. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment of Cash, Dollars or Cash Equivalents in any Person that was directly or indirectly acquired in a Permitted Acquisition when such Person has on its balance sheet at the time of acquisition Indebtedness for borrowed money or Liens securing Indebtedness for borrowed money.
Section 6.8.
Interest Reserve Account. The Loan Parties shall not at any time after the Closing Date suffer or permit the available balance of Dollars and Eligible Investments in the Interest Reserve Account to have a mark-to-market aggregate value as of the close of business of the immediately preceding Business Day that is less than the Minimum Interest Reserve Amount.
Section 6.9.
Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, nor shall it permit any of its Included Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or consummate any Asset Sale, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(a)
any Subsidiary of Borrower (other than IPHoldCo or any of its Subsidiaries) may be merged with or into Borrower or any Guarantor (other than IPHoldCo or any of its Subsidiaries), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased (including leases of equipment), transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor (other than IPHoldCo or any of its Subsidiaries); provided that in the case of such a merger, (i) Borrower or such Guarantor, as applicable, shall be the continuing or surviving Person, (ii) any Liens in favor of any Person other than Lenders that encumber the assets of the Person so merged shall not attach to any assets of the surviving Person, other than Permitted Liens and (iii) any Liens in favor of Lenders that encumber the assets of the surviving Person shall attach to any assets of the person so merged on a First Priority basis.

(b)
(i) Asset Sales (excluding, for the avoidance of doubt, Extraordinary IP Rights Transactions), the collective proceeds of which are less than $1,000,000 in the aggregate in any Fiscal Year and (ii) Extraordinary IP Rights Transactions; in each case, provided that (A) the consideration received for such assets shall be in an amount at least equal to the Fair Market Value thereof (determined in good faith by the Board of Directors of Borrower or the applicable Subsidiary (or similar governing body), (B) no less than 75% of the consideration shall be paid in Cash including deferred payment obligations payable in Cash), (C) the Net Proceeds thereof (other than Reinvestment Amounts) shall be subject to the Cash Sweep (to the extent then in effect) and (D) Borrower shall make a mandatory prepayment pursuant to Section 2.9(a), Section 2.9(b) or Section 2.9(d), as applicable;
(c)
Asset Sales permitted (other than by reference to this Section 6.9(c)) by Section 6.5 and pursuant to the definition of Permitted Liens;
(d)
disposition in the ordinary course of business of property obsolete or worn out or no longer needed in the business or the lapse or abandonment of IP Rights, which in the good faith determination of Borrower, are not material to the conduct of the business of the Loan Parties either taken as a whole or with respect to any segment thereof (and in the case of any lapse, abandonment or other disposition of any issued or applied-for patent, registered or applied-for trademark or registered or applied-for copyright the Loan Parties shall first provide written notice of such request to the insurers under the AON Insurance Policy, the Administrative Agent and the Lenders thirty (30) Business Days prior to the last opportunity to prevent such lapse, abandonment or other disposition and (x) such lapse, abandonment or other disposition shall have been approved by insurers holding at least 50.1% of the risk under the AON Insurance Policy on the terms and conditions set forth in clause (a) of Section IV of the AON Insurance Policy as in effect on the Closing Date without giving effect to any subsequent amendment or modification and (y) the Required Lenders shall not have, within thirty (30) Business Days following receipt of such notice, objected to such transaction, if such approval of insurers is received, and no such objection of Lenders is made, the Loan Parties shall be permitted to proceed with such lapse, abandonment or other disposition);
(e)
(x) acquisitions listed on Schedule 6.9, (y) Permitted Acquisitions funded solely with the proceeds of the issuance of Capital Stock of Borrower that occurs within nine (9) months prior to such acquisition or Subordinated Indebtedness otherwise permitted hereunder issued substantially concurrently with such acquisition, and (z) other Permitted Acquisitions with an amount of cash consideration valued in accordance with GAAP not to exceed $500,000 in the aggregate in any fiscal year of the Borrower, in the case of each of clauses (y) and (z), so long as the requirements enumerated in the definition of Permitted Acquisition are satisfied in the sole discretion of the Required Lenders or provided that such Permitted Acquisition requirements may be modified by delivery of a written request for such modification to the Lenders and the Administrative Agent ten (10) Business Days prior to the consummation of such Permitted Acquisition and the Required Lenders shall not have objected to such modification within such ten (10) Business Days following receipt of such written request, or otherwise waived by the Required Lenders in their sole discretion pursuant to Section 10.5;
(f)
other Permitted Investments;

(g)
performance of Indebtedness and other obligations of any type by any Loan Party and/or any of its Included Subsidiaries at any time arising pursuant to and in respect of the Warrant;
(h)
transactions permitted pursuant to Section 6.10;
(i)
any Subsidiary of Borrower (other than IPHoldCo and its Subsidiaries including IPCo) may dissolve or liquidate, so long as the assets thereof are distributed to another Loan Party (other than IPHoldCo or any of its Subsidiaries including IPCo);
(j)
Borrower may issue additional Capital Stock; and
(k)
Subject to Section 2.9(c), an Asset Sale consisting of all or substantially all of the assets or Capital Stock of Novomer, Inc.

To the extent any Collateral is sold, transferred or otherwise disposed of as expressly permitted by this Agreement or in connection with a transaction approved by the Required Lenders, in each case to a Person other than a Loan Party, such Collateral shall, except as set forth in this Agreement, be sold, transferred or otherwise disposed of free and clear of the Liens created by the Collateral Documents, and so long as the Loan Parties shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Required Lenders, the Collateral Agent or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement and the other Loan Documents, including this Section 6.9, Collateral Agent shall take all actions appropriate or reasonably requested by Borrower in order to effect the foregoing at the sole cost and expense of Borrower and without recourse or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases provided to it and requested by the Loan Parties as may be necessary and appropriate to effect such release). To the extent any such permitted sale, transfer or other disposition results in a Guarantor no longer constituting an Included Subsidiary of Borrower, the Obligations of such Guarantor and all obligations of such Guarantor under the Credit Documents shall terminate and be of no further force and effect, and each of Administrative Agent and Collateral Agent shall take such actions, at the sole expense of Borrower, as are requested by Borrower in connection with such termination.

Section 6.10.
Disposal of Subsidiary Interests. Except as permitted under Section 6.9, no Loan Party shall, nor shall it permit any of its Included Subsidiaries to, (A) directly or indirectly sell, assign, pledge or otherwise encumber (other than any Permitted Liens) or dispose of any Capital Stock of any of its Included Subsidiaries, (B) permit any of its Included Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber (other than any Permitted Liens) or dispose of any Capital Stock of any of its Included Subsidiaries, or (C) permit any of its Included Subsidiaries directly or indirectly to issue any Capital Stock, in each case except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder).
Section 6.11.
Sales and Lease Backs. Except as set forth on Schedule 6.11, no Loan Party shall, nor shall it permit any of its Included Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan

Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than any Loan Party or any of its Included Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than any Loan Party or any of its Included Subsidiaries) in connection with such lease.
Section 6.12.
Transactions with Affiliates. No Loan Party shall, nor shall it permit any of its Included Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) any Permitted Holder and (iii) Jefferies, any affiliate thereof or any successor owner of any Capital Stock previously held by Jefferies) that is or becomes a holder of 10% or more of any class of Capital Stock of Borrower or any of its Included Subsidiaries or with any other Affiliate of Borrower (but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) any Permitted Holder and (iii) Jefferies, any affiliate thereof or any initial transferee of any Capital Stock transferred by Jefferies), in each case whether or not in the ordinary course of business; provided that the Loan Parties and their Included Subsidiaries may enter into or permit to exist any such transaction if (a) such transaction is for Fair Market Value on Arm’s Length Terms, (b) such transaction has been approved by the disinterested members of the Board of Directors of Borrower if the aggregate value of the transaction is more than $250,000, and (c) if the aggregate value of the transaction is more than $250,000, the Loan Parties shall provide written notice of such transaction to the Adminstrative Agent and the Lenders ten (10) Business Days prior to the entry into such transaction and the Required Lenders shall have ten (10) Business Days following receipt of such notice to object to the entry into such transaction, and if no such objection is made within such ten (10) Business Day period, the Loan Parties shall be permitted to proceed with such transaction; provided further that the foregoing restrictions shall not apply to any of the following:
(a)
any transaction among the Loan Parties and their Included Subsidiaries, Joint Ventures or any entity that becomes an Included Subsidiary of a Loan Party as a result of such transaction;
(b)
transactions for Fair Market Value on Arm’s Length Terms;
(c)
the Transactions and the payment of Transaction Costs;
(d)
equity issuances, repurchases, redemptions, retirements or other acquisitions of Capital Stock by the Loan Parties and their Subsidiaries permitted under Section 6.5;
(e)
loans and other transactions by and among the Loan Parties and their Subsidiaries to the extent permitted under this Article VI;
(f)
customary fees and reasonable out-of-pocket expenses paid to, and indemnities provided on behalf of, members of the Board of Directors (or similar governing body)

of the Loan Parties and their Subsidiaries so long as such fees are (x) paid to individuals (or such individual’s personal service company) and (y) approved pursuant to existing policies of such Loan Party or Included Subsidiary and applicable to all such members who are not officers or employees of such Loan Party;
(g)
compensation arrangements for consultants, directors, officers and other employees of the Loan Parties and their respective Subsidiaries entered into in the ordinary course of business and transactions pursuant to stock incentive plans, employee stock purchase plans employee benefit plans and similar arrangements; and
(h)
transactions described in Schedule 6.12.

Borrower shall promptly (but in any event within ten (10) Business Days prior to the consummation thereof) disclose in writing each transaction (other than any transaction described in clause (a) through (g) above) by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) any Permitted Holder and (iii) Jefferies, any affiliate thereof or any successor owner of any Capital Stock previously held by Jefferies)) that becomes a holder of 10% or more of any class of Capital Stock of any Loan Party or any of its Included Subsidiaries or with any Affiliate of any Loan Party to Agents and Lenders; provided, that in the case of Borrower, such holder has filed with the Securities and Exchange Commission a Form 3, Form 4, Schedule 13D or Schedule 13G indicating its ownership of 10% or more of the Capital Stock of Borrower or for which holder Borrower has actual knowledge of such ownership.

Section 6.13.
Conduct of Business.
(a)
From and after the Closing Date, (i) no Loan Party shall, nor shall it permit any of its Included Subsidiaries to, engage in any business other than (x) any business that is the same as, similar to, incidental, ancillary, or complementary to, or a reasonable extension of, the businesses engaged in by such Loan Party or such Subsidiary on the Closing Date (in the case of Meredian Bioplastics, Inc., its existing business shall be deemed to consist of the development of the proposed production capacity buildout at the Greenfield facility located in Bainbridge, Georgia), and (y) such other lines of business as may be consented to by the Required Lenders (and without limiting the foregoing, neither IPCo nor IPHoldCo shall conduct their respective businesses in contravention of Section 6.19) and (ii) subject to the remainder of this Section 6.13(a) the aggregate Cash and Cash Equivalents of any Excluded Subsidiaries (other than any Unrestricted Subsidiary) with respect to which Borrower has not complied with the requirements of Section 5.10(a) shall not exceed $1,500,000 (plus the proceeds of any Investment of Cash or Cash Equivalents into such Excluded Subsidiary (other than any Unrestricted Subsidiary) by any Person that is not an Affiliate of Borrower) at any time. Notwithstanding clause (ii) hereinabove, repatriation and upstreaming of excess Cash and Cash Equivalents from an Excluded Subsidiary (other than any Unrestricted Subsidiary) that is a Foreign Subsidiary is subject to permissibility of the distribution of proceeds to Borrower under local law applicable to such Foreign Subsidiary (e.g., financial assistance, thin capitalization, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Foreign

Subsidiaries). Further, there will be no requirement to make any Foreign Subsidiary repatriate or upstream Cash or Cash Equivalents to the extent that Borrower or its Subsidiaries deliver an officer certificate certifying in reasonable detail satisfactory to the Required Lenders that the Borrower and its Subsidiaries, taken as a whole, would reasonably be expected to suffer adverse tax consequences that are material as a result of upstreaming or repatriating Cash or Cash Equivalents, provided, that an adverse tax consequence that is material shall only arise to the extent that the upstreaming or repatriation of Cash or Cash Equivalents would reasonably be expected to materially increase the amount of Tax that Borrower or any of its Subsidiaries would otherwise be required to pay if such upstreaming or repatriation were not made, taking into account the availability of any items (including carryforward items) of loss, deduction or credit of Borrower and its Subsidiaries to offset the amount of income required to be included or the amount of Tax required to be paid by Borrower or any of its Subsidiaries. Any excess of Cash or Cash Equivalents held in Excluded Subsidiaries (other than any Unrestricted Subsidiary) solely as a result of the foregoing provisions will not constitute an Event of Default, provided that such Excluded Subsidiary (other than any Unrestricted Subsidiary) institutes a reserve on its books and records in an amount equal to such excess amount. No such reduction of reserve by an Excluded Subsidiary (other than any Unrestricted Subsidiary) that would constitute an Investment pursuant to this Section 6.13(a) shall occur if the making of such Investment can be reasonably expected to result in the occcurrence of an Event of Default hereunder. The Borrower and each Foreign Subsidiary will undertake to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of repatriation.
(b)
No Excluded Subsidiary (other than any Unrestricted Subsidiary) shall possess more equipment or inventory than are reasonably necessary to commence operations in such Excluded Subsidiary’s (other than any Unrestricted Subsidiary) applicable geographic territory, except to the extent required to do so by such Excluded Subsidiary’s (other than any Unrestricted Subsidiary) Organizational Documents or shareholders’ agreement relating thereto that was not entered into in contemplation of this Agreement.
(c)
Any license or sublicense of IP Rights to any Excluded Subsidiary (i) shall be (A) non-exclusive in all respects, (B) non-assignable by such Excluded Subsidiary, except that such Excluded Subsidiary may grant non-exclusive sublicenses to a third party in the ordinary course of business and on Arm’s Length Terms at Fair Market Value and that do not interfere with the ordinary conduct of business of Borrower, or impair the value of any Collateral, in any material respect, including those sublicenses that are implied or incidental with respect to a service or product provided or supplied to the Excluded Subsidiary by a Loan Party, and (C) cancellable (together with any sublicenses granted to a third party, except those that are implied or incidental with respect to service or product that the Excluded Subsidiary has supplied or provided to a third party prior to such cancellation) on account of a material breach of such license, which breach has not been cured by the breaching party within the applicable cure period, if any, under such license or sublicense, (ii) shall include a provision for compensation at Fair Market Value to the licensor Loan Party and (iii) shall be made on Arm’s Length Terms. Any license or sublicense of IP Rights to an Excluded Subsidiary that does not comply in all respects with the prior sentence shall constitute an Extraordinary IP Rights Transaction for all purposes under this Agreement and shall include, or be deemed to include, provision for cash compensation at Fair Market Value to Borrower on Arm’s Length Terms.

Section 6.14.
Changes to Certain Agreements and Organizational Documents.
(a)
No Loan Party shall (i) amend, waive, modify, restate, supplement or replace, or suffer or permit any waiver, amendments, modifications, restatements, supplements or replacements to any Loan Party’s Organizational Documents if such waiver, amendment, modification, restatement, supplement or replacement would be materially adverse to the interests of Agents or the Lenders, (ii) amend, waive, modify, restate, supplement or replace, or suffer or permit any amendments, modifications, restatements, supplements or replacements to, or terminate or waive any provision of, any Material Contract (including, for avoidance of doubt any Material Contact listed on Schedule 4.14) if such amendment, modification, restatement, supplement or replacement, termination, or waiver would be materially adverse to the interests of Agents or the Lenders, or (iii) amend, waive, modify, restate, supplement or replace, or suffer or permit any waiver, amendments, modifications, restatements, supplements or replacements to, or terminate or waive any provision of, any Intercompany License Agreement, any material Third Party License Agreement or any Organizational Documents of either IPCo or IPHoldCo if such amendment, modification, restatement, supplement or replacement, termination, or waiver would be materially adverse to the interests of Agents or the Lenders.
(b)
No Loan Party shall, nor shall it permit any of its Included Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, except in accordance with the applicable subordination and/or intercreditor arrangements, the terms and conditions of which are reasonably satisfactory to the Required Lenders.
Section 6.15.
Accounting Methods. The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or or to change or materially modify its method of accounting (other than as may be required to conform to GAAP).
Section 6.16.
Deposit Accounts and Securities Accounts. No Loan Party shall establish or maintain a Deposit Account or a Securities Account (other than an Excluded Account) that is not subject to a Control Agreement. No Loan Party may close any Deposit Account or Securities Account that is subject to a Control Agreement without the consent of the Collateral Agent unless by reason that such Deposit Account or Securities Account has become an Excluded Account. No Loan Party shall permit the deposit of proceeds of accounts receivable directly from the applicable account debtor into any Deposit Account or Securities Account that is not subject to a Control Agreement.
Section 6.17.
Prepayments of Certain Indebtedness; Timely Payment in the Ordinary Course of Business. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9, (c) intercompany Indebtedness to the extent permitted pursuant to the Intercompany Subordination Agreement and (d) to the extent permitted pursuant to the applicable Subordination Agreement, Intercompany Subordination Agreement, Intercreditor and Subordination Agreement or other subordination agreement to which an Agent is a party with respect to such Indebtedness. Each Loan Party shall keep all of its trade payables and other ordinary course of business obligations and expenses paid on a current basis according to the terms thereof or within sixty (60) days of the due date thereof, other than with respect to payments that are subject to a bona fide dispute.
Section 6.18.
Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions. None of the Loan Parties, nor any of their controlled Affiliates representatives or agents shall:
(a)
conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, in violation of applicable Sanctions,
(b)
deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions, in violation of applicable Sanctions,
(c)
violate, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any applicable Anti-Terrorism Laws, Anti-Corruption Laws or Sanctions,
(d)
use the proceeds of any Loan, directly or indirectly, to fund, finance or facilitate any activities, business or transaction of or with any Blocked Person, or in any Sanctioned Country, or in any manner that would otherwise result in the violation of any Sanctions applicable to any party hereto, or
(e)
fund all or part of any payment under this Agreement (i) out of proceeds derived from transactions that violate Sanctions or (ii) with or from property of any Blocked Person to the extent that such funding would result in the violation of any Sanctions applicable to any party thereto.

Borrower shall deliver to the Lenders any certification reasonably requested from time to time by any Lender in its sole discretion within a reasonable period of time following such request, confirming Borrower’s compliance with this Section 6.18 and will cooperate in good faith with reasonable requests for information made by Lenders in order to diligence such certifications within a reasonable period of time following such request.

Section 6.19.
Bankruptcy Remote. Neither IPCo nor IPHoldCo shall at any time fail to be organized as a bankruptcy-remote entity having bylaws or an operating agreement, as applicable, in form and substance reasonably acceptable to the Required Lenders (with the Organizational Documents in effect on the Closing Date being deemed to be reasonably acceptable), which bylaws or operating agreement, as applicable, shall contain usual and customary provisions for (i) appointment of an independent director whose affirmative vote shall be required to commence an insolvency proceeding and (ii) separateness representations and covenants. IPCo shall not at any time fail to solely and exclusively own the entire right and title and/or have rights as licensee (except pursuant to the Intercompany License Agreements) in and to the patents and other IP Rights of any form, including formulas, trade secrets, know-how, methods or processes, whether or not registered, which it owns or has licensed except for (A) those rights which are not material to the business of the Loan Parties and their Included Subsidiaries and in the ordinary course of maintaining an intellectual property portfolio are not routinely renewed, and (B) the share or portion of any IP Rights co-owned with a third party pursuant to a Contractual Obligation entered into by any Loan Party in the ordinary course of business and on

Arm’s Length Terms expressly granting co-ownership in and to such IP Rights to such third party. Without limiting the generality of the foregoing, the parties hereto aknowledge and agree that Schedule 6.19 sets forth a nonexclusive list of co-owned IP Rights as of the date of this Agreement fitting within the exception set forth in the immediately preceding sentence. Each of IPCo and IPHoldCo shall have the following limtiations on business activity: (i) IPCo’s sole business shall be the ownership and maintenance of the IP Rights and being a Guarantor hereunder; (ii) IPCo shall grant no Liens except under the Loan Documents and Permitted Liens under clauses (b) and (k) of the definition thereof and shall have no creditors except the Lenders and professional service providers (including, without limitation, attorneys, tax advisors, auditors and intellectual property service firms); (iii) IPHoldCo’s sole business shall be owning 100% of the Capital Stock of IPCo and being a Guarantor hereunder; and (iv) other than Permitted Liens and the creditors with respect thereto, IPHoldCo shall not grant Liens except under the Loan Documents and shall have no creditors except the Lenders. IPHoldCo shall be a wholly owned direct Subsidiary of Meredian Holdings Group, Inc. or such other Loan Party as the parties may agree. In addition, the Loan Parties shall cause IPCo to comply with all of IPCo’s obligations, including IPCo’s obligations to maintain its special purpose vehicle separateness and bankruptcy remote structure, and the Loan Parties shall not amend any such provisions without the prior written consent of the Required Lenders.
Section 6.20.
Unrestricted Subsidiaries. No Loan Party shall permit any Unrestricted Subsidiary to at any time: (i) own any Capital Stock in, or have any Lien on any property of any Loan Party nor (ii) be a party to any agreement, contract, arrangement or understanding (other than “recourse guaranties” that constitute Non-Recourse Debt, guaranties otherwise expressly permitted hereunder or Qualified Licenses) with any Loan Party or any of its Included Subsidiaries. No Loan Party shall have any direct or indirect obligation (other than a “recourse guaranty” that constitutes Non-Recourse Debt) (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results. No Unrestricted Subsidiary shall guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of any Loan Party unless as part of such guarantee or credit support, provision is made for such Unrestricted Subsidiary to also provide a like guarantee or credit support for the Obligations under this Agreement and the other Loan Documents. No Unrestricted Subsidiary shall be a licensee or sublicensee of any IP Rights held by a Loan Party except pursuant to (a) a Qualified License or (b) an Extraordinary IP Rights Transaction that occurs on Arm’s Length Terms for Fair Market Value and is otherwise permitted pursuant to Section 6.12.
Section 6.21.
Existing Term Loan Deposit Accounts. No funds in the Existing Term Loan Deposit Accounts shall be transferred or paid out by Borrower except in connection with the payoff and termination of the Existing Term Loans; provided, that if the amount deposited into the Existing Term Loan Deposit Accounts exceed the amounts required to pay off in full the Existing Term Loan, such excess amount may be swept by Borrower into any other account of Borrower following the payoff of the Existing Term Loan in full.

ARTICLE VII

GUARANTY
Section 7.1.
Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations, including without limitation Specified Premium, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).
Section 7.2.
Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.
Section 7.3.
Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash in Dollars, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
Section 7.4.
Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)
this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)
any Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)
the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;
(d)
payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)
any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations and (vi) exercise any other rights available to it under the Loan Documents; and
(f)
this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any of its Included Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations (other than the payment in full of the Obligations).
Section 7.5.
Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
Section 7.6.
Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.7.
Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.
Section 7.8.
Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 7.9.
Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
Section 7.10.
Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

Section 7.11.
Bankruptcy, etc.
(a)
So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agents acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)
Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)
In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 7.12.
Discharge of Guaranty upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.
Section 7.13.
Limitation.
(a)
It is the intent of each Guarantor and the Agents that the maximum Guaranteed Obligations hereunder shall be, but not in excess of:
(i)
in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the Bankruptcy Code, on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Beneficiaries) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)
in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)
in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
(b)
The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 7.13(a)(i), (a)(ii) and (a)(iii) but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions and the amount by which such Guaranteed Obligations have been reduced shall be used by such Guarantor only to make the payments for which they were reserved.
(c)
This Section 7.13 is intended solely to preserve the rights of the Beneficiaries hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 7.13 as against the Beneficiaries that would not otherwise be available to such Person under the Avoidance Provisions.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.1.
Events of Default. If any one or more of the following conditions or events shall occur:
(a)
Failure to Make Payments When Due. Failure by Borrower to pay (i) the principal of and Specified Premium, if any, on any Term Loan whether at stated maturity, by acceleration or otherwise, (ii) when due any installment of principal of any Term Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (iii) within three (3) Business Days of when due any interest on any Term Loan or any fee, deposit or any other amount due hereunder; provided that in each case, if (A) proximately caused by ministerial error or delay on the part of the Administrative Agent and (B) the Interest Reserve Account holds funds sufficient to make such applicable payment in full, then the failure of Cash interest in Dollars to be timely paid pursuant to the operation of Section 2.16(c)(i) shall not constitute an Event of Default hereunder; or
(b)
Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Included Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) having an aggregate principal amount in excess of the Threshold Amount, in each case beyond the grace period, if any, provided therefor, and such Indebtedness has been accelerated, except to the extent such payment is restricted by a Subordination Agreement in favor of the Collateral Agent; (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the aggregate principal amount referred to in clause (i) above or (B) any loan agreement, mortgage, indenture, other agreement relating to such item(s) of Indebtedness in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause any Loan Party or any of its Included Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, provided, that the conversion of Indebtedness incurred by Borrower in connection with the Existing Convertible Notes or New Convertible Notes into Equity Interests (or that such Indebtedness has or may become convertible into Equity Interests) in accordance with the indenture governing the Existing Convertible Notes or New Convertible Notes shall not be deemed an Event of Default under this Agreement; or (iii) the occurrence of any “Fundamental Change” as defined by the Indenture; provided, that if any such default is cured or waived without modification to the underlying obligation that is materially adverse to the interests of the Agents or the Lenders (and, for the avoidance of doubt, as permitted in accordance with Section 6.14) prior to the date that any Agent or Lender shall have given notice of default or accelerated the Indebtedness, then any Event of Default arising under this subsection (b) shall be deemed cured;

provided that clause (b)(ii) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness); provided, further, that such failure or breach is unremedied and is not waived by the required holders of such Indebtedness or counterparty to such Material Contract; or
(c)
Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in (i) Section 2.4, Section 2.16, Section 5.2 (as to existence), Section 5.14, Section 5.15, Section 5.22 or Article VI or (ii) Section 5.1, Section 5.2 (other than with respect to existence), Section 5.3, Section 5.5, Section 5.6, Section 5.7, Section 5.8, Section 5.10, Section 5.11 or Section 5.13 and, in the case of this clause (ii), such default shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (x) an officer of such Loan Party becoming aware of such default and (y) receipt by Borrower of notice from any Agent or any Lender of such default; or
(d)
Breach of Representations, etc. Any representation, warranty, certification or other statement of fact made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Included Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made; or
(e)
Other Defaults under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Clause of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Loan Party becoming aware of such default and (ii) receipt by Borrower of notice from any Agent or any Lender of such default; or
(f)
Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party or any of its Included Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law of any jurisdiction; or (ii) an involuntary case shall be commenced against any Loan Party or any of its Included Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Included Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of its Included Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party or any of its Included Subsidiaries, and any

such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)
Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Loan Party or any of its Included Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of any jurisdiction now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party or any of its Included Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Loan Party or any of its Included Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of any Loan Party or any of its Included Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)
Judgments and Attachments. Any money judgment, regulatory fine levied by a Governmental Authority, writ or warrant of attachment or similar process involving an amount in excess of the Threshold Amount in an individual case or other legal or regulatory proceeding or in the aggregate at any time (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has received a properly tendered claim and not denied coverage) shall be entered, decided or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or
(i)
Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party, to the extent such dissolution or split up is not permitted pursuant to Section 6.9, and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or
(j)
Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or
(k)
Change of Control. A Change of Control shall have occurred; or
(l)
Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its material obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Agents shall not have or shall cease to have a valid and perfected Lien in a material portion of the Collateral purported to be covered by the Collateral

Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Agents or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof); or
(m)
Proceedings. The conviction of any Loan Party under any criminal statute, or a final non-appealable judgment pursuant to criminal or civil proceedings against any Loan Party pursuant to which statute or proceedings the penalties have resulted in forfeiture to any Governmental Authority of any material portion of the Collateral owned by such Loan Party; or
(n)
Cessation of Business. (i) Any Loan Party or any of its Included Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than thirty (30) days, or (ii) any other cessation of a substantial part of the business of any Loan Party or any of its Included Subsidiaries engaged in material operations for a period which materially and adversely affects any Loan Party or any of its Included Subsidiaries; or
(o)
AON Insurance Policy and Intercompany License Agreements. At any time after the execution and delivery thereof, (i) the AON Insurance Policy or any Intercompany License Agreement for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect or shall be declared to be null and void or any counterparty thereto shall repudiate its obligations thereunder, or (ii) any counterparty to the AON Insurance Policy or any Intercompany License Agreement or any Loan Party shall contest the validity or enforceability of the AON Insurance Policy or any Intercompany License Agreement in writing or deny in writing that it has any further rights or obligations under the AON Insurance Policy or any Intercompany License Agreement; or
(p)
Failure to Fund the Interest Reserve Account. Failure to at all times after the Closing Date maintain in the Interest Reserve Account at least the amount required in Section 2.16(b)(i); or
(q)
Failure to Fund the Insurance Premium Reserve Account. Failure to (i) deposit all Cash Sweep Proceeds into the Insurance Premium Reserve Account in accordance with Section 2.16(b)(ii), (ii) fully fund in cash the Insurance Premium Reserve Account the applicable Insurance Premium Reserve Amount referred to in Section 2.16(b)(ii)(B) at least ten (10) days prior to the date on which the second insurance premium is due under the AON Insurance Policy; provided that, notwithstanding anything herein to the contrary, any Event of Default that occurs pursuant to this Section 8.1(q)(ii) shall be automatically cured if such insurance premium is paid as and when due or (iii) fully fund in cash the Insurance Premium Reserve Accounts with the applicable Insurance Premium Reserve Amount referred to in Section 2.16(b)(iv) immediately upon the occurrence of any Event of Default hereunder;

THEN, (A) upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, (B) upon the occurrence of any Event of Default under Section 8.1(p) and the continuance of such Event of Default for ten (10) days, automatically on such tenth (10th) day, and (C) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders (1) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (2) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (x) the unpaid principal amount of and accrued interest on the Term Loans, and (y) the Specified Premium and all other Obligations; and (3) Agents may enforce any and all Liens and security interests created pursuant to Collateral Documents and exercise any other remedies available under contract or applicable law. Each Loan Party shall, at the Collateral Agent’s request, following the occurrence of an Event of Default described in any one of Sections 8.1(a), (c)(i), (f), (g), (h), (i), (k), (l) or (p), make its development, engineering, architecture, and design personnel reasonably available to the Collateral Agent and provide such other information, materials, and assistance to the Collateral Agent, in each case as Agent deems reasonably necessary to train and instruct the Collateral Agent and/or its designee(s) in the development, compilation, operation, maintenance and support of the software (both licensed and internal use-only) of the Loan Parties.

ARTICLE IX

AGENTS
Section 9.1.
Appointment.
(a)
Each of the Lenders hereby irrevocably appoints Administrative Agent to serve as administrative agent under the Loan Documents and Collateral Agent to serve as collateral agent under the Loan Documents, and authorizes such Agents to execute, deliver and administer the Loan Documents and to take such actions and to exercise such powers as are delegated to each such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders hereby grants to the Agents any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. Neither Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any such provisions.
(b)
Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, any Guarantor, or any other Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.2.
Nature of Duties; Delegation.
(a)
The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (i) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to an Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (ii) the Agents shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as either Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion, could expose either Agent to liability or be contrary to any Loan Document or any Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a defaulting Lender in violation of any Debtor Relief Law; provided, further, that neither Agent shall be required to take any action which exposes such Agent to liability or which is contrary to this Agreement or the Loan Documents or applicable law unless such Agent is furnished with an indemnification reasonably satisfactory to such Agent with respect thereto, and (iii) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment); provided that no action taken or not taken at the direction of the Required Lenders shall be considered gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (conspicuously stating that it is a “notice of default” and providing sufficient detail of such Default or Event of Default) is given to the Administrative Agent by Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in this Agreement or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to an Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the applicable Agent. The Agents shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution)

believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Agents also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Term Loan. The Agents may consult with legal counsel (who may be counsel for any Lender), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(b)
The Agents shall be entitled to refrain from any discretionary act or taking such discretionary action unless and until such Agent shall have received instructions from the Required Lenders, and the Agents shall not incur liability to any Person by reason of so refraining and if, in performing its duties under this Agreement or the Loan Documents, if such Agent is required to decide between alternative courses of action or has received conflicting directions or any other directions from Lenders who do not satisfy the definition of Required Lenders, such Agent may refrain from taking any action until it receives instructions from the Required Lenders. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agents are permitted or required to take or to grant. Whether or not the Agents make such a request for direction, at all times except with respect to an express obligation set forth herein, the Agents shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders, and the Agents shall not incur liability to any Person by reason of so refraining. The Agents shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instruction to exercise such discretion or grant such consent from any such Lender, as applicable) in the absence of gross negligence or willful misconduct. The Agents shall not be liable for any error of judgment made in good faith unless it shall be proven that the Agents were grossly negligent in ascertaining the relevant facts. Nothing herein or in any other Loan Document or related documents shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. Before acting hereunder, the Agents shall be entitled to request, receive and rely upon such certificates and opinions as such Agent may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. The Agents shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Each Agent will provide copies of notices, certificates and reports that it receives from the Loan Parties to the Lenders to the extent they are not required to be delivered to Lenders by the Loan Parties or any other party to this Agreement, and shall have no obligation to review such notices, certificates or reports except as expressly provided herein. Each Agent shall not be under a duty to examine or independently evaluate, and shall not be charged with knowledge or notice of, the contents of any financial statements or reports delivered to it pursuant to the provisions of this Agreement or the Loan Documents, it being acknowledged that such deliveries are for the purpose of making such materials available to the Lenders.
(c)
Each Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective controlled Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the controlled Affiliates of each of either Agent or any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Agents. The Agents shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)
Neither the Agents nor any of their related parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(e)
It is expressly agreed and acknowledged that the Agents are not guaranteeing performance of the obligations of the Loan Parties or other parties hereto or any parties to the Collateral. The Agents shall not have liability for any failure, inability or unwillingness on the part of the Loan Parties to provide accurate and complete information on a timely basis to the Agents, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Loan Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Agents’ part of any of their duties hereunder or under the other Loan Documents that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)
For purposes of clarity, phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” and phrases of similar import that authorize and permit the Administrative Agent or the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Administrative Agent or Collateral Agent receiving written direction from the Lenders or Required Lenders, as applicable, to take such action or to exercise such rights (it being understood that nothing contained in this Agreement or any other Loan Document shall impose a duty on the Agents to make any such determination or take any action independent of such written direction from the Lenders or the Required Lenders or exercise any discretionary acts).
(g)
In performing under the Loan Documents, the Agents shall have all of their rights, protections and immunities granted to them under this Agreement. The Lenders hereby authorize, empower and direct the Agents to execute and deliver on their behalf the Loan Documents and all related agreements, documents or instruments as shall be necessary or appropriate as determined by the Required Lenders in good faith and in the forms presented to the Agents as of the date hereof in order to effectuate the purposes of the Loan Documents and any such other related agreements, documents and instruments. Each of the Lenders hereby acknowledges that it has received a copy of the Loan Documents and agrees that it will be bound by and will take no actions contrary to the provisions of the Loan Documents to the extent then in effect.
(h)
Each Agent has executed this Agreement as directed under and in accordance with the terms of this Agreement and will perform this Agreement solely in its capacity as Administrative Agent or Collateral Agent, as applicable, and not individually. In performing under this Agreement, each Agent shall have all rights, protections, immunities and indemnities granted to it under this Agreement. Subject to the terms of this Agreement, each Agent shall have no obligation to perform or exercise any discretionary act.
Section 9.3.
Successor Agent.
(a)
Subject to the terms of this Section 9.3, either Agent may resign at any time from its capacity as such or the Required Lenders can elect to remove any Agent at any time. In connection with such resignation, such Agent shall give notice of its intent to resign to the Lenders and Borrower. In connection with such removal, the Required Lenders shall give notice of their intent to remove such Agent to the Agents, the Lenders and Borrower. Upon receipt of any such notice of resignation or the giving of such notice of removal, the Required Lenders shall have the right, in consultation with (but without need for consent of) Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after such Agent gives notice of its intent to resign or the Required Lenders give notice of their intent to replace such Agent, as the case may be, then such Agent may, on with the consent of the Required Lenders, appoint a successor Agent, which shall be (i) a bank with an office in New York, New York, or an Affiliate of any such bank, (ii) a Lender or (iii) any other Person with the prior written consent of the Required Lenders; provided that no consent of Borrower shall be required. Upon the acceptance of its appointment as

Administrative Agent and/or Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Agent so retiring or removed, and such Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Borrower and such successor.
(b)
Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign or the Required Lenders give notice of their intent to replace the Agent being removed, in the case of a retirement, such Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower, or, in the case of a removal, the Required Lenders may give notice of the effectiveness of the removal to the Agents, the Lenders and Borrower, in each case, whereupon, on the date of effectiveness of such resignation or removal stated in such notice, (i) the Agent so retiring or removed shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to an Agent under any Collateral Document for the benefit of the Secured Parties, the Agent so retiring or removed shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of such Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that no Agent so retiring or removed shall have any duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the Agent so retiring or removed; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender.
(c)
Following the effectiveness of either Agent’s resignation or removal from its capacity as such, the provisions of this Article IX, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retired or removed Agent, its sub‑agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent and in respect of the matters referred to in the proviso under clause (b)(i) above.
(d)
Any Person into whom the Agent may be converted or merged, or with whom it may be consolidated, or to whom it may sell or transfer its corporate trust business as a whole or substantially as a whole, or any Person resulting from any such conversion, sale, merger, consolidation or transfer to which the Agent is a party, shall be and become a successor Agent hereunder and be vested with all of the powers, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto (except as required by Law to effectuate such succession), anything herein to the contrary notwithstanding.

Section 9.4.
Nonreliance on Agents; Lender Consent.
(a)
Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender, or any of the controlled Affiliates of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender, or any of the controlled Affiliates of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)
Each Lender, by delivering its signature page to this Agreement and funding its Term Loans on the Closing Date, or delivering its signature page to an Assignment Agreement in the form of Exhibit C or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
Section 9.5.
Collateral Matters.
(a)
Except with respect to the exercise of setoff rights of any Lender in accordance with this Agreement or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party (other than an Agent in its capacity as such) shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by an Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by an Agent or sub-agent on any of the Collateral pursuant to a public or private sale or other disposition, the Agent, any sub-agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and either Agent or any sub-agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.
(b)
In furtherance of the foregoing and not in limitation thereof, no hedging agreement the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such hedging agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)
At the direction of the Required Lenders, the Secured Parties irrevocably authorize each of the Agents to subordinate any Lien on any property granted to or held by an Agent under any Loan Document to the holder of any Lien on such property that is a Permitted Lien and to release any Lien in the event there is a disposition of Collateral permitted under this Agreement or approved by the requisite amount of Lenders and to release all Liens upon payment of the Obligations in full and in cash. The Collateral Agent shall (and is hereby irrevocably authorized by each Lender to) upon direction of Required Lenders following the occurrence of a subordination or Lien termination otherwise provided for in this Agreement execute such reasonable and customary documents prepared (and if necessary filed or recorded) at Borrower’s sole expense as may be reasonably necessary to evidence such release or subordination of the Liens granted to the Collateral Agent for the benefit of the Beneficiaries herein or pursuant hereto upon the applicable Collateral. The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(d)
The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, other than its responsibility to maintain possession of the Collateral for purposes of perfection of the Liens and security interests granted hereunder or under any Loan Document.
(e)
The Collateral Agent hereby disclaims any representation or warranty to the Lenders concerning and shall have no responsibility to Lenders for the existence, priority or perfection of the Liens and security interests granted hereunder or under any Loan Document or in the value of any of the Collateral and shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, in each case, other than its responsibility to maintain possession or control of any Collateral for purposes of perfection of the Liens. The Collateral Agent makes no representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of the Loan Parties to the Collateral, as to the security afforded by this Agreement or any other Loan Document. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall not be under an obligation independently to request or examine insurance coverage with respect to any Collateral. The Collateral Agent shall not be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of the Loan Parties or any other party selected by the Collateral Agent with reasonable care or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral and shall not be required to monitor the performance of any such Persons holding Collateral. For the avoidance of doubt, neither Agent shall be responsible to the Lenders for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments, provided however that if instructed by the Required Lenders and at the expense of Borrower, the Collateral Agent shall arrange for the filing and continuation, of financing statements or other filing or recording documents or instruments made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate (provided, that with respect to Borrower or any Included Subsidiary that is formed or conducts material operations in any jurisdiction other than a state of the United States, if requested by the Collateral Agent acting on instruction of Required Lenders, local law collateral security documents and filings for such jurisdiction shall be required), (collectively, the “Financing Statements”) for the perfection of security interests in the Collateral; provided, that, the Collateral Agent shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such Financing Statements, all of which shall be provided in writing to the Collateral Agent by the Required Lenders including the jurisdictions and filing offices where the Collateral Agent is required to file such Financing Statements.
(f)
In connection with the exercise of any rights or remedies in respect of, or foreclosure or realization upon, any real estate-related collateral pursuant to this Agreement or any Loan Document, the Collateral Agent shall not be obligated to take title to or possession of real estate in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability. In the event that the Collateral Agent deems that it may be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened.
Section 9.6.
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations including any Specified Premium, and indemnified or reimbursable amounts that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any

amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under this Article IX).
Section 9.7.
No Third-Party Beneficiaries. The provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and, no Loan Party or Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guaranties of the Secured Obligations (as defined in the Pledge and Security Agreement) provided under the Loan Documents, to have agreed to the provisions of this Article IX.
Section 9.8.
Right to Indemnity. EACH LENDER HOLDING OBLIGATIONS, IN PROPORTION TO ITS PRO RATA SHARE OF THE OBLIGATIONS, SEVERALLY AGREES TO INDEMNIFY AND HOLD EACH AGENT, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF EACH AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY DIRECTION, INCLUDING WITHOUT LIMITATION, ANY LITIGATION, CLAIMS, CAUSES OF ACTIONS, ARBITRATION OR OTHER PROCEEDING OR INVESTIGATION RELATING TO, OR ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY DIRECTION (HEREINAFTER REFERRED TO COLLECTIVELY AS “CLAIMS” AND EACH SINGLY AS A “CLAIM”) (INCLUDING WITHOUT LIMITATION, ANY SUCH CLAIM CONCERNING WHETHER ANY ASPECT OF THE SALE, LIQUIDATION OR OTHER DISPOSITION OF ANY OF THE COLLATERAL PURSUANT TO THE DIRECTIONS WAS NOT COMMERCIALLY REASONABLE (AS SUCH TERM IS DEFINED OR USED IN SECTIONS 9-610(B) AND 9-627 OF THE UCC) (HEREINAFTER REFERRED TO COLLECTIVELY AS “COMMERCIAL REASONABLENESS CLAIMS”) OR WAS NOT IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (HEREINAFTER REFERRED TO COLLECTIVELY AS “COMPLIANCE CLAIMS”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS

AGREEMENT (INCLUDING WITHOUT LIMITATION, THE FOREGOING PROVISO) TO THE CONTRARY, IF THE ADMINISTRATIVE AGENT AND/OR THE COLLATERAL AGENT COMPLIES IN ALL MATERIAL RESPECTS WITH EACH AND EVERY DIRECTION FROM THE REQUIRED LENDERS, THEN THIS INDEMNITY SHALL APPLY TO ANY LOSSES NOW OR HEREAFTER INCURRED BY ANY INDEMNITEE AGENT PARTY THAT ARISE FROM, OR RELATE TO, ANY COMMERCIAL REASONABLENESS CLAIM OR ANY COMPLIANCE CLAIM, EVEN IF THERE IS A FINAL DETERMINATION BY A COURT OF COMPETENT JURISDICTION THAT IS NOT SUBJECT TO REVIEW ON APPEAL THAT SUCH LOSSES ARE THE RESULT OF SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER HOLDING OBLIGATIONS TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.
Section 9.9.
Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefore shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 9.10.
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment

Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
It acknowledges and agrees that (A) in the case of immediately preceding clause (x) or clause (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b).
(c)
Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Term Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Term Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Term Loans to Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Term Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Term Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Term Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Term Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 9.11.
Delivery of Notices to Securitization Trustee. Each Loan Party agrees to forward to the Collateral Agent, and each Loan Party and the Lenders direct the Collateral Agent to provide to the Securitization Trustee, promptly upon receipt thereof by the Collateral Agent, copies of any notices or writings the Collateral Agent receives from any Loan Party or the insurers under the AON Insurance Policy that specify that such notice or writing relates to the AON Insurance Policy, including but not limited to notices or writings regarding:
(a)
any amendment, waiver or supplement to the AON Insurance Policy;
(b)
any reduction of the “Limit of Liability” under the AON Insurance Policy (as defined therein);
(c)
the replacement of an “AON Insurer” by an “Additional Insurer” and identity of such “Additional Insurer” (each as defined in the AON Insurance Policy); and
(d)
the occurrence of any of the termination events provided in Section X of the AON Insurance Policy.

All notices or writings sent by a Loan Party to the Collateral Agent pursuant to this Section 9.11 shall be accompanied by a written notice to the Collateral Agent that such transmitted notice or writing relates to the AON Insurance Policy. For the avoidance of doubt, no Person that is designated as an observer of Borrower’s board of directors by a current or former Lender, or any Affiliate thereof, shall have any obligation to deliver to the Collateral Agent or Securitization Trustee any information delivered to such Person solely in such person’s capacity as an observer of Borrower’s board of directors.

ARTICLE X

MISCELLANEOUS
Section 10.1.
Notices.
(a)
Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Collateral Agent, the insurer under the AON Insurance Policy or Administrative Agent, shall be sent to such Person’s address as set forth on Schedule 10.1 or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 10.1 or otherwise indicated in writing by such Person to Administrative Agent and/or parties to such relevant Loan Document. Each notice of Borrower required hereunder shall also be sent to (x) AON (Bermuda) Limited and (y) Moody’s at the addresses set forth on Schedule 10.1 or otherwise indicated in writing by such Person to Administrative Agent and/or parties to such relevant Loan Document. Any such notice entitled to be received by AON (Bermuda) Limited shall also be delivered at each such insurer’s electronic address set forth in Schedule 10.1 (solely to the extent such insurer has provided its electronic notice address). Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided no notice to any Agent shall be effective until received by such Agent. For avoidance of doubt, communication by any Person of new addresses for notice (but without waiving any requirements related to physical relocation of any Loan Party) to be given pursuant to a Loan Document does not constitute an amendment, waiver or modification of any Loan Document and does not require consent of any Person. In the event that any Loan Party and the Administrative Agent and/or Required Lenders enter into a forbearance or similar agreement at any time in respect of a Default or Event of Default under this Agreement, Borrower shall give notice of its entry into such a forbearance or similar agreement to AON within (5) five Business Days of such Loan Party’s entry into such forbearance or similar agreement.
(b)
Electronic Communications.
(i)
Each Agent and Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic transmission or communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic transmission or communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic transmission or communication.
(ii)
Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing subclause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both subclauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.2.
Expenses.
(a)
Borrower agrees to pay promptly (i) all of each Agent’s, each Lender’s and the Securitization Trust’s reasonable and documented out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto, (ii) all of the reasonable and documented fees, expenses and disbursements of Lenders and the Securitization Trust, including but not limited to Milbank LLP, local counsel, and any ratings agency and, with respect to the Agents, counsel to the Agents and, in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters in respect thereof or contemplated thereunder, (iii) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented fees, expenses and disbursements of counsel to the Agents, each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, (iv) all the reasonable and documented out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Agents or Lenders and their respective counsel) in connection with the custody or preservation of any of the Collateral, (v) all the reasonable and documented out-of-pocket costs and expenses of Agents and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Loan Documents (including the meetings referred to in Section 5.7), (vi) all of the AON Insurance Policy lead insurer’s reasonable and documented out-of-pocket costs and expenses (excluding all amounts owing to counsel to the lead insurer of the AON Insurance Policy, which shall be reimburesed solely to the extent so required pursuant to clause (vii) below) of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto (not to exceed, in the aggregate with clause (vii) below, $175,000), (vii) all of the reasonable and documented fees, expenses and disbursements of a single counsel to the lead insurer under the AON Insurance Policy, in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters in respect thereof or contemplated thereunder (not to exceed, in the aggregate with clause (vi) above, $175,000), and (viii) after the occurrence of a Default or an Event of Default, all reasonable and documented costs and expenses, including reasonable and documented attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.
(b)
Notwithstanding anything in Section 10.2(a) to the contrary: (i) amounts set forth in Sections 10.2(a)(vi) and 10.2(a)(vii) above that are reimbursable to the lead insurers or the lead insurers’ counsel and incurred on or prior to the Closing Date, shall not be required to be reimbursed by the Loan Parties in an amount in excess of $75,000. The Loan Parties acknowledge that except as expressly provided in Sections 10.2(a) and (b)(i) hereinabove, the Loan Parties shall pay when due all amounts, including attorneys fees and costs, incurred by any Agent or Lender that are reimbursable thereto under this Section 10.2.
Section 10.3.
Indemnity.
(a)
IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, EACH LOAN PARTY, JOINTLY AND SEVERALLY, AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF EACH AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM (i) THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE OR (ii) ANY DISPUTE SOLELY AMONG INDEMNITEES OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN ADMINISTRATIVE AGENT, COLLATERAL AGENT OR ANY SIMILAR ROLE UNDER ANY LOAN DOCUMENT AND OTHER THAN ANY CLAIMS ARISING OUT OF ANY ACT OR OMISSION OF BORROWER OR ANY OF ITS AFFILIATES (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER). TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM. THIS CLAUSE (a) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT INDEMNIFIED LIABILITIES ARISING FROM ANY NON-TAX CLAIM.
(b)
To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders and Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)
Notwithstanding the foregoing, this Section 10.3 shall not operate to require Borrower or any other Loan Party to pay amounts expressly excluded from Section 10.2.
Section 10.4.
Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of Agents (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than an Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.
Section 10.5.
Amendments and Waivers.
(a)
Required Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written consent of Borrower and the Required Lenders.
(b)
Affected Lenders’ Consent. Without the written consent of Borrower and each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)
extend the scheduled final maturity of any Term Loan or Note (it being understood that a waiver of any Default or mandatory prepayment shall not constitute an extension of any Term Loan or Note of any Lender);
(ii)
waive, reduce or postpone any scheduled repayment (it being understood that the waiver of any condition precedent set forth in Section 3.1 or the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal);
(iii)
reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

(iv)
extend the time for payment of any such interest or fees (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of interest);
(v)
extend or increase the Commitment of any Lender;
(vi)
reduce the principal amount of any Term Loan;
(vii)
subject to Section 10.6(j)(iii), consent to any amendment, modification, termination or waiver of any provision of the AON Insurance Policy, provided that Borrower approval of any such amendment, modification, termination or waiver shall only be required if the same affects any portion of the aggregate amount of the premium paid to the insurers or their agent in respect of the AON Insurance Policy, including any related rebate of unearned premium payable to Borrower, and no Borrower consent shall otherwise be required with respect to this clause (vii);
(viii)
amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);
(ix)
amend the definition of “Required Lenders” or “Pro Rata Share” or change the Lender consent standard for any provision requiring Required Lender consent to a standard that is less than Required Lenders;
(x)
release all or substantially all of the Collateral or release any Guarantor from the Guaranty except as expressly provided in the Loan Documents;
(xi)
subordinate any of the Obligations or any Lien created by this Agreement or any other Loan Document; or
(xii)
consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.
(c)
Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.
(d)
Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.
(e)
Other Waivers. The Loan Parties hereby waive the defenses of laches or estoppel with respect to enforcement by the Lenders of their rights.

(f)
Insurer and Rating Agency Consent. No amendment or waiver of this Agreement shall be effective unless (i) the Administrative Agent has received written confirmation from Required Lenders that (x) such amendment or waiver has been approved by insurers holding at least 50.1% of the risk under the AON Insurance Policy on the terms and conditions set forth in clause (a) of Section IV of the AON Insurance Policy as in effect on the Closing Date without giving effect to any subsequent amendment or waiver, as applicable, or (y) any applicable time for insurers to object under the AON Insurance Policy has expired and no objection has been made and (ii) subject to prior delivery of evidence of insurer approval or the expiration of the time for insurers to object as provided in clause (i) and if such amendment or waiver of this Agreement (A) requires a concurrent amendment or waiver of the AON Insurance Policy, (B) is likely to result in termination of the AON Insurance Policy or (C) would result in a reduction in, or delay of, the principal or interest payments under the promissory notes issued by the Securitization Trust, a Moody’s Rating Agency Confirmation so long as promissory notes issued under the Securitization Trust are outstanding and a Moody’s rating of such promissory notes is in effect. Notwithstanding the foregoing, with respect to any amendment or waiver resulting in a reduction in, or delay of, the principal or interest payments under the promissory notes issued by the Securitization Trust that may otherwise require a Moody’s Rating Agency Confirmation, the requirement for such Moody's Rating Agency Confirmation shall be deemed for all purposes to be satisfied with respect to such amendment or waiver if (a) Moody's makes a public announcement or informs the Borrower, the Securitization Trustee or holders of such notes that (i) it believes the Moody's Rating Agency Confirmation is not required with respect to such amendment or waiver or (ii) its practice or policy is to not give such confirmations, (b) in connection with an amendment or waiver requiring unanimous consent of the Lenders, all Lenders have been advised prior to consenting that the then current rating of such notes may be reduced or withdrawn as a result of such amendment or waiver, or (c) Moody's no longer is providing a rating of such notes.
(g)
Certification Regarding Minimum Interest Reserve Amount. If an amendment, modification or waiver is reasonably expected to cause the Interest Reserve Account to hold Dollars and Eligible Investments having a mark-to-market aggregate valuation of less than the Minimum Interest Reserve Amount in effect prior to such amendment, modification or waiver, then Borrower shall concurrently with its execution of such amendment, modification or waiver deliver a written notice to the Administrative Agent and the Lenders stating that such amendment, modification or waiver is reasonably expected to cause the cause the Interest Reserve Account to hold less than Minimum Interest Reserve Amount.
Section 10.6.
Successors and Assigns; Participations.
(a)
Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Except as provided herein (including as permitted under Section 6.9), no Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.8, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and acknowledged by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Term Loans.
(c)
Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Term Loans owing to it or other Obligations (provided that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan and any related Commitments):
(i)
to any Person meeting the criteria of clause (a), clause (c) or clause (d) of the definition of the term of “Eligible Assignee” upon the giving of notice to but without the consent of Borrower and Administrative Agent; and
(ii)
to any Person meeting the criteria of clause (b) of the definition of the term, “Eligible Assignee”; provided each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans; provided, however, that in no event shall any Lender be permitted to sell, assign or transfer all or any portion of its rights and obligations under this Agreement to any Disqualified Institution, unless an Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g) has occurred and is continuing at the time of such assignment.
(d)
Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, a processing and recordation fee in the amount of $3,500, and, if not already a Lender, an administrative questionnaire and other requested know-your-customer documentation, including such forms or certificates with respect to tax matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.14(d).
(e)
Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement. The Assignment Agreement shall include a representation of the named assignee that it is not a Disqualified Institution. Administrative Agent shall not have any obligation in respect of enforcement of whether a prospective Lender is a Disqualified Institution beyond ascertaining that the representation referred to in the prior sentence is present in the Assignment Agreement.
(f)
Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable “Effective Date” (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee and is not a Disqualified Institution, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Term Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of Term Loans or any interests therein shall at all times remain within its exclusive control) and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party. The Administrative Agent may conclusively rely on an Eligible Assignee’s representations and warranties made in an Assignment Agreement without any independent investigation and the Administrative Agent shall be fully protected on such reliance.
(g)
Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and/or the assigning Lender.
(h)
Participations.

(i)
Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Loan Party, any of its Subsidiaries or any of its Affiliates, or any Disqualified Institution) in all or any part of its Commitments, Term Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or any Guarantor from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Term Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.14 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless, at the time such participant is claiming such benefits, Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.14 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.12 as though it were a Lender.
(ii)
In the event that any Lender sells participations in its Commitments, Term Loans or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in the Commitments, Term Loans or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Term Loans or Obligations which are the subject of the participation (the “Participant Register”). A Commitment, Term Loan or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)
Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender or Agent may assign, pledge and/or grant a security interest in, all or any portion of its Term Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or Agent or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided no Lender or Agent, as between Borrower and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.
(j)
Assignment upon Payment of Claim Under AON Insurance Policy; Assignment Upon Receipt of AON Insurance Proceeds.
(i)
In the event that: (a) the Administrative Agent receives a payment of any amount due in immediately available funds under the AON Insurance Policy (such funds, collectively, the “AON Insurance Proceeds”) and (b) the Administrative Agent and the Lenders receive a notice signed by AON (the “AON Notice”) that (x) confirms the percentage of the amount of such AON Insurance Proceeds divided by the full amount due under the AON Insurance Policy (such percentage, the “AON Insurance Funded Portion”); (y) instructs the Administrative Agent to proceed with the subrogation and assignment of the AON Insurance Funded Portion of the Obligations as provided in this Section 10.6(j) and (z) identifies each of the insurers under the AON Insurance Policy that have made such payment, the identity of such insurers’ joint domestic U.S. organized designee (the insurers under the AON Insurance Policy that have made such payment, or if formed such insurers’ joint domestic U.S. organized designee excluding any insurer (collectively, as applicable, the “AON Designee(s)”)) and such insurers’ respective allocated contribution to such amount stated in dollars, then the parties hereto (including without limitation, each Lender) agree that the AON Designee(s) are automatically subrogated to and assigned the AON Insurance Funded Portion of the Obligations in the amount of such insurers’ respective allocated contribution and all of the rights of the Lenders holding Term Loans in the aggregate outstanding balance of an equivalent percentage of the Obligations as of the date of receipt of the AON Notice (by way of example if AON Insurance Proceeds actually received equal 92% of the aggregate amount due to Beneficiary under the AON Insurance Policy, then 92% of the Obligations will be assigned to the AON Designee(s) and 8% of the Obligations shall continue to be held by any Existing Lender).
(ii)
The Administrative Agent shall provide prompt notice by email to the Lenders of its receipt of the AON Insurance Proceeds.
(iii)
Only Existing Lenders may provide direction on matters regarding the AON Insurance Policy.

For avoidance of doubt, no Non-Paying Insurer shall be assigned any portion of the Obligations until all amounts payable by such Non-Paying Insurer under the AON Insurance Policy are so funded. At such time as any Non-Paying Insurer delivers the full balance of its pro rata share of any claim under the AON Insurance Policy, such proceeds shall be used by the Administrative Agent only to fund the acquisition of Term Loans held by Existing Lenders and the assignment thereof to such funding Non-Paying Insurer. In furtherance of such automatic subrogation and assignment, the Administrative Agent shall without requirement for any assignment, notice or instruction, immediately and in all events within five (5) Business Days thereof, (x) distribute to such Lender its ratable share of the AON Insurance Proceeds and (y) following such distribution, record in the Register the assignment of the Term Loan to the AON Designee(s), and each such designee’s ratable share of the aggregate outstanding amount of all Obligations. Further, each of the Lenders agrees to execute and deliver to the Administrative Agent and the AON Designee(s) an Assignment Agreement reflecting such automatic assignment effective as of the date of the automatic assignment described in the first sentence of this Section 10.6(j) to the AON Designee(s) of the aggregate outstanding amount of Obligations so assigned in respect of principal, and each of the AON Designee(s) shall promptly, and in all events within ten (10) Business Days, complete and execute the Assignment Agreement and provide to the Administrative Agent such administrative details, tax certificates and other “know your customer” documentation as Administrative Agent may reasonably request. Each insurer under the AON Insurance Policy or their joint domestic U.S. organized designee by its acceptance of the assignment of the Obligations acknowledges that its failure to provide the required information and certifications may result in Tax withholding in respect of interest payments and other obligations pursuant to applicable Law. All obligations of the insurers under the AON Insurance Policy in this Section 10.6(j) may be satisfied by performance of the joint domestic U.S. organized designee, if any, on behalf of such insurer. Each insurer under the AON Insurance Policy and their joint domestic U.S. organized designee is a designated third-party beneficiary of this Section 10.6(j). For avoidance of doubt, failure of the Lenders and the AON Designee(s) to execute any applicable Assignment Agreement shall have no effect on the automatic subrogation and assignment described above. Each Lender that holds Obligations hereby authorizes AON to deliver the AON Notice and instructs the Administrative Agent that the Administrative Agent is entitled to conclusively rely on the AON Notice in the execution of the assignments of the Obligations provided for in this Section 10.6(j) and will be fully protected under Section 10.3 in doing so.

Section 10.7.
Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.8.
Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.13, 2.14, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Section 2.12 and Article IX shall survive the payment of the Term Loans and the termination hereof.

Section 10.9.
No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 10.10.
Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 10.11.
Severability. In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 10.12.
Obligations Several. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, provided that the Lenders shall not have the right to individually exercise any rights or remedies under any of the Collateral Documents, all of which shall be exercised solely by the Administrative Agent or Collateral Agent (or any duly appointed sub-agent) upon instruction of Required Lenders for the ratable benefit of all Lenders.
Section 10.13.
Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 10.14.
APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL

BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 10.15.
CONSENT TO JURISDICTION.
(a)
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AND (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF NEW YORK, GEORGIA, KENTUCKY, AND ANY OTHER JURISDICTION IN WHICH ANY LOAN PARTY OR COLLATERAL IS LOCATED.
(b)
EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1, AND HEREBY APPOINTS THE BORROWER AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT THE BORROWER SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY LOAN PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH LOAN PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.15 ABOVE, AND ACCEPTABLE TO JEFFERIES, AS EACH LOAN PARTY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH LOAN PARTY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

Section 10.16.
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS FUTURE DEALINGS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 10.17.
Confidentiality. Each Agent and Lender shall hold all non-public information regarding each Loan Party and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Agent or Lender from any Loan Party or its Subsidiaries pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by each Loan Party that, in any event, any Agent or Lender may make (i) disclosures of such information to Affiliates of such Agent or Lender and to their agents, advisors, directors and shareholders (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Term Loans or any participations therein; provided that such bona fide or potential assignee, transferee or participant shall be subject to a customary confidentiality agreement, (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any of the Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information and agrees to treat it in accordance with this Section 10.17, (v) disclosures of such information to any investors and partners of any Lender, provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information and agrees to treat it in accordance with this Section 10.17, (vi) disclosure to the insurers under the AON Insurance Policy and to their agents or advisors; provided that prior to any disclosure, such insurer and their agent or advisor are informed of the confidential nature of the information and agrees to treat it in accordance with this Section 10.17 and (vii) disclosure required in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Agent and Lender shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, any Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”). No Loan Party shall issue any Trade Announcement or disclose the name of any Agent or any Lender except (A) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (B) with the prior approval of such Agent and such Lender.
Section 10.18.
Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
Section 10.19.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this agreement by electronic transmittal shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 10.20.
Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and each Agent of written or telephonic notification of such execution and authorization of delivery thereof.
Section 10.21.
PATRIOT Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act, including the Beneficial Ownership Regulation.
Section 10.22.
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.23.
AON Insurance Policy Refund. Provided that no Default or Event of Default shall then have occurred and be continuing, in the event that (i) the Administrative Agent receives from the insurers under the AON Insurance Policy a refund or rebate of any portion of the aggregate amount of the premium paid to such insurers or their agent in respect of the AON Insurance Policy and (ii) the Administrative Agent receives an officer certificate pursuant to which the chief financial officer or other Authorized Officer of Borrower certifies that Borrower has reason to believe that Administrative Agent has received from the insurers under the AON Insurance Policy a refund or rebate of any portion of the aggregate amount of the premium paid to such insurers or their agent in respect of the AON Insurance Policy and that no Event of Default has occurred and is continuing, then, acting at the direction of the Required Lenders, the Administrative Agent shall promptly deliver an amount equal to such payment to Borrower.
Section 10.24.
Entire Agreement. This Agreement and the other Loan Documents, including the documents referred to herein, constitute the entire agreement and understanding of the parties hereto and there are no representations, inducements, or other provisions other than those expressed in writing and included herein or in the other Loan Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

DANIMER SCIENTIFIC, INC.,

a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Chief Financial Officer

GUARANTORS:

Meredian holdings group, Inc., a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific HOLDINGS, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific manufacturing, Inc, a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Financing Agreement]

Meredian, Inc., a Georgia corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific, L.L.C., a Georgia limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific Kentucky, Inc, a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Bioplastics, Inc., a Georgia corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer IPCO, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Financing Agreement]

Danimer IPholdCO, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Financing Agreement]

NOVOMER, INC., a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By: /s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

[Signature Page to Financing Agreement]

TERM LOAN LENDER:

JEFFERIES FUNDING LLC

By: /s/ Mark Sahler
Name: Mark Sahler
Title: Managing Director

[Signature Page to Financing Agreement]

APPENDIX A
TO FINANCING AGREEMENT

Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Jefferies Funding LLC	$130,000,000	100%

Total	$130,000,000	100%

4864-0508-0906 v16

Execution Version

Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

dated as of March 17, 2023

between

EACH OF THE GRANTORS PARTY HERETO

and

U.S. Bank Trust Company, National Association,
as Collateral Agent

11298/78833-004 CURRENT/129258253v4 03/28/2022 6:01 PM

4887-8092-9621 v2

TABLE OF CONTENTS

PAGE

Section 1.	DEFINITIONS	1
1.1	General Definitions	1
1.2	Definitions; Interpretation	8
Section 2.	GRANT OF SECURITY	8
2.1	Grant of Security	8
2.2	Certain Limited Exclusions	10
Section 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.	10
3.1	Security for Obligations	10
3.2	Continuing Liability Under Collateral	10
Section 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.	10
4.1	Generally	10
4.2	Equipment and Inventory	14
4.3	Receivables	15
4.4	Investment Related Property	17
4.5	Material Contracts	24
4.6	Letter of Credit Rights	25
4.7	Intellectual Property	25
4.8	Commercial Tort Claims	30
Section 5.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.	30
5.1	Further Assurances	30
5.2	Additional Grantors	32
Section 6.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	32
6.1	Power of Attorney	32
6.2	No Duty on the Part of Collateral Agent or Secured Parties	33
Section 7.	REMEDIES.	33
7.1	Generally	33
7.2	Application of Proceeds	35
7.3	[Reserved].	35
7.4	Deposit Accounts	35
7.5	Investment Related Property	35
7.6	Intellectual Property	36
7.7	Cash Proceeds	38
Section 8.	COLLATERAL AGENT.	38
Section 9.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.	39

Section 10.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.	39
Section 11.	MISCELLANEOUS.	40

ii4887-8092-9621 v2

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — MATERIAL CONTRACTS

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT B — FORM OF TRADEMARK SECURITY AGREEMENT

EXHIBIT C — FORM OF COPYRIGHT SECURITY AGREEMENT

EXHIBIT D — FORM OF PATENT SECURITY AGREEMENT

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of March 17, 2023 (this “Agreement”), between EACH OF THE UNDERSIGNED DESIGNATED AS A GRANTOR, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and U.S. Bank Trust Company, National Association, as collateral agent for the Secured Parties (as herein defined) (in such capacity, together with any successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Financing Agreement, dated as of March 17, 2023 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among Danimer Scientific, Inc., a Delaware corporation (“Borrower”), as Borrower, certain Subsidiaries of Borrower from time to time party thereto as guarantors, the Lenders from time to time party thereto, and U.S. Bank Trust Company, National Association as administrative agent (in such capacity, together with any successors and permitted assigns, the “Administrative Agent”) and Collateral Agent under the Loan Documents; and

WHEREAS, in consideration of the extensions of credit by Lenders as set forth in the Financing Agreement, each Grantor has agreed to secure such Grantor’s obligations under the Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

Section 1. DEFINITIONS

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Additional Grantors” shall have the meaning assigned in Section 5.2.

“Administrative Agent” shall have the meaning set forth in the recitals.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the Closing Date, or to which such Grantor becomes a party after the Closing Date, including, without limitation, each Material Contract, as each such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning set forth in the recitals.

“Capital Stock” shall have the meaning set forth in the Financing Agreement.

“Cash Dominion Event” shall have the meaning assigned in Section 4.4.4(c)(i).

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) collaterally assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (a) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (b) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor including, without limitation, with respect to each Grantor, the registrations and applications referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), (b) all extensions and renewals thereof, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present and future infringements thereof, and (e) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (a) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (b) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time) and the Interest Reserve Account; provided that Deposit Accounts shall not include Excluded Accounts.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean: (a) all “equipment” as defined in Article 9 of the UCC, (b) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (c) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures, in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Event of Default” shall have the meaning set forth in the Financing Agreement.

“Excluded Accounts” shall have the meaning set forth in the Financing Agreement.

“Excluded Assets” shall have the meaning set forth in the Financing Agreement.

“Financing Agreement” shall have the meaning set forth in the recitals.

“General Intangibles” (a) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (b) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Goods” (a) shall mean all “goods” as defined in Article 9 of the UCC and (b) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean, collectively, any and all intellectual property or other proprietary rights, including Copyrights, Patents, Trademarks, Trade Secrets and, with respect to any Grantor (as applicable), the Copyright Licenses, the Patent Licenses, the Trademark Licenses and the Trade Secret Licenses.

“Inventory” shall mean (a) all “inventory” as defined in Article 9 of the UCC and (b) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor (in each case, regardless of whether characterized as inventory under the UCC), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets. For the avoidance of doubt, any raw materials, inventory or other property not owned by any of the Grantors, but held by a Grantor for third parties pursuant to tolling agreement with such third party, shall not be “Inventory” for purposes of this Agreement or any of the other agreements or documents ancillary hereto.

“Investment Accounts” shall mean collectively the Collateral Accounts, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Joint Developed IP Rights” shall have the meaning set forth in the Financing Agreement.

“Lender” shall have the meaning set forth in the Financing Agreement.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Money” shall mean “money” as defined in the UCC.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (a) with respect to each Grantor, each patent and patent application referred to in Schedule 4.7 hereto (as such schedule may be amended or supplemented from time to time), (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (c) all rights corresponding thereto throughout the world, (d) all inventions and improvements described therein, (e) all rights to sue for past, present and future infringements thereof, (f) all licenses, claims, damages, and proceeds of suit arising therefrom, and (g) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of Capital Stock owned by such Grantor that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all shares of Capital Stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust that are not Excluded Assets (but only for so long as such assets constitute Excluded Assets), including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean: (a) all “proceeds” as defined in Article 9 of the UCC, (b) payments or distributions made with respect to any Investment Related Property and (c) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records, in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Receivables Records” shall mean (a) all copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Registered Intellectual Property” means all Intellectual Property that is the subject of an issuance, registration or application for registration with a Governmental Authority or other registration entity or authority.

“Required Lenders” shall have the meaning specified in the Financing Agreement.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” means the Administrative Agent, the Collateral Agent and the Lenders and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Obligations have not been paid or satisfied in full (other than unasserted contingent reimbursement or indemnification obligations).

“Securities Accounts” (a) shall mean all “securities accounts” as defined in Article 8 of the UCC and (b) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax” shall have the meaning specified in the Financing Agreement.

“Term Loan” shall have the meaning specified therefor in the Financing Agreement.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (a) with respect to each Grantor, the registrations and applications referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), (b) all extensions or renewals of any of the foregoing, (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (e) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secrets” shall mean all confidential and proprietary information and know-how whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, including but not limited to: (a) the right to sue for past, present and future misappropriation or other violation of the foregoing, and (b) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit, in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), in each case other than Excluded Assets, but only for so long as such assets constitute Excluded Assets.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Financing Agreement, the Financing Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2. GRANT OF SECURITY

2.1 Grant of Security. Subject to Section 2.2, each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, other than any Excluded Assets or upon any of the following becoming Excluded Assets, but only for so long as such assets constitute Excluded Assets, being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) Equipment;

(e) General Intangibles;

(f) Goods;

(g) Instruments;

(h) Insurance;

(i) Intellectual Property;

(j) Inventory;

(k) Investment Related Property, including, without limitation, Securities Accounts and Deposit Accounts;

(l) Letter of Credit Rights;

(m) Money;

(n) Receivables and Receivables Records;

(o) Commercial Tort Claims;

(p) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(q) to the extent not covered by the preceding clauses of this Section 2.1, all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2.1 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(r) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions.

(a) Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to any Excluded Assets, but only for so long as such assets constitute Excluded Assets.

(b) Notwithstanding anything herein or in any other Loan Document to the contrary, the obligations of Danimer Scientific Manufacturing, Inc., and Danimer Scientific Kentucky, Inc., as Grantors under this Agreement shall not be effective until the Loan Parties obtain the NMTC Consents, at which point such obligations shall automatically and without further notice or action become effective.

Section 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor, in each case, in accordance with and subject to the terms and conditions of the Financing Agreement (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1 Generally.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens and chain of title defects with respect to Collateral that are not material to the Grantors as a whole;

(ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person) located;

(iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 4.1(C) or the reorganization steps necessary to reflect the structure on Schedule 4.1 of the Financing Agreement, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated, other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time subject to the terms and conditions of the Financing Agreement);

(vi) (u) upon the proper filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor (provided, that with respect to any Grantor that is formed or conducts material operations in any jurisdiction other than a State of the United States, local law collateral security documents and filings for such jurisdiction shall be required), (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt (to the extent required to be delivered by this Agreement) that constitute Collateral, (w) upon sufficient identification of Commercial Tort Claims that constitute Collateral, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account that constitutes Collateral, (y) upon consent of the issuer with respect to Letter of Credit Rights that constitute Collateral, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights that constitute Collateral in the applicable intellectual property registries, including but not limited to the United States

Patent and Trademark Office and the United States Copyright Office, and any appropriate foreign registry with respect to all foreign Intellectual Property, as applicable, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on all of the Collateral to the extent a security interest therein may be perfected by taking the actions specified in clauses (u) through (z);

(vii) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(viii) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (B) financing statements filed in connection with Permitted Liens;

(ix) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (A) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (B) the exercise by Collateral Agent, at the direction of the Required Lenders, of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (x) for the filings contemplated by clause (vi) above and (y) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(x) all information supplied by any Grantor with respect to any of the Collateral is accurate and complete in all material respects;

(xi) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xii) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

(xiii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except

Permitted Liens, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein;

(ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, in any case in any material respect;

(iii) except to the extent permitted by the Financing Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Counterpart Agreement, as applicable, together with all Supplements to Schedules thereto, at least ten (10) days prior to any such change or establishment (or such shorter period of time as the Required Lenders may permit in their sole discretion), identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent, at the direction of the Required Lenders, may reasonably request in writing and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv) it shall pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(v) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that could be reasonably expected to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the material rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof;

(vi) it shall not take or permit any action which could reasonably be expected to impair the Collateral Agent’s rights in the Collateral except for any Permitted Lien or disposition that is expressly permitted by the Financing Agreement; and

(vii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise expressly permitted by the Financing Agreement.

4.2 Equipment and Inventory.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date, that:

(i) other than any Equipment or Inventory in transit, all of the Equipment and Inventory included in the Collateral is kept or garaged at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time);

(ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in material compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii) except as set forth on Schedule 4.2, none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b) Covenants and Agreements. Each Grantor covenants and agrees that:

(i) it shall keep or garage the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in, or in-transit between or to, the locations specified on Schedule 4.2 (as such schedules may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Counterpart Agreement, together with all Supplements to Schedules thereto, at least ten (10) days prior to any change in locations (or such shorter period of time as the Required Lenders may permit in their sole discretion), identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request in writing and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory; it shall keep correct and accurate records in all material respects of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor’s cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail as is customarily maintained under similar circumstances by Persons engaged in similar business, and in any event in conformity in all material respects with GAAP;

(ii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent; and

(iii) if any material Equipment or Inventory is in possession or control of any third party, each Grantor, at the written request of the Required Lenders, shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent.

4.3 Receivables.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date, that:

(i) each Receivable (A) to the knowledge of the Grantors, is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (B) to the knowledge of the Grantors, is and will be enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and (C) to the knowledge of Grantor, is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (D) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign;

(ii) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign;

(iii) no Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and

(iv) no Receivable with a value in excess of $500,000 is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall keep and maintain at its own cost and expense satisfactory and complete in all material respects records of the Receivables;

(ii) it shall perform in all material respects all of its obligations with respect to the Receivables;

(iii) it shall not amend, modify, terminate or waive any provision of any Receivable other than in the ordinary course of business. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, during the continuance of an Event of Default, such Grantor shall not, without the prior written consent of Collateral Agent acting on instruction of Required Lenders (A) grant any extension or renewal of the time of payment of any Receivable, (B) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount thereon;

(iv) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense and in its ordinary course of business. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to notify, or require (in each case, in writing) any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and the Collateral Agent may: (A) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent, (B) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent, and (C) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor in writing that it has elected, upon the instruction of the Required Lenders, to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(v) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(c) Delivery and Control of Receivables. Upon the written request of the Required Lenders, with respect to any Receivables with a value in excess of $500,000 that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such written request. With respect to any Receivables with a value in excess of $500,000 which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (A) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (B) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon the reasonable written request of the Collateral Agent.

4.4 Investment Related Property.

4.4.1 Investment Related Property Generally

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees that, other than with respect to any Excluded Assets:

(i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall notify the Collateral Agent in writing reflecting such new Investment Related Property and shall deliver a supplement to Schedule 4.4 reflecting such new Investment Related Property with the next quarterly report provided pursuant to Section 5.1(b) of the Financing Agreement. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, including pursuant to a Delaware LLC Division, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions, securities or other property, and all scheduled payments of interest;

(iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.

(b) Delivery and Control.

(i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (A) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (B) execute an agreement substantially in the form of Exhibit A hereto, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, at the written request of the Collateral Agent, each Grantor shall take such reasonable additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent, subject to Permitted Liens. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, upon instruction of the Required Lenders and without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(c) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Financing Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreement;

(ii) Upon the occurrence and during the continuation of an Event of Default:

(1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder (x) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request in writing and (y) each Grantor acknowledges that the Collateral Agent may, upon instruction by the Required Lenders, utilize the power of attorney set forth in Section 6.1.

4.4.2 Pledged Equity Interests

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date that:

(i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii) except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and, except as set forth on Schedule 4.4(A), other than the Warrant, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv) without limiting the generality of Section 4.1(a)(v), no consent of any Person (except those that have already been obtained) including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests (subject to any Permitted Liens) or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that (A) are registered as investment companies or (B) are dealt in or traded on securities exchanges or markets; and

(vi) except as otherwise set forth on Schedule 4.4(C), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the UCC of any jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except as otherwise permitted under the Financing Agreement or any other Loan Documents, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (A) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (B) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer unless such stock or other equity interest is pledged to the Collateral Agent in accordance with this Agreement, (C) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (D) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt that would adversely affect the value of such Pledged Equity Interest or Pledged Debt or adversely affect the validity, perfection, or priority of the Collateral Agent’s security interest or the privileges, rights and powers of the Collateral Agent in each case under this Agreement, or (E) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided that, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (E), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof and (F) vote to enable or take any other action that would be materially adverse to the interests of the Secured Parties;

(ii) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

(iii) except as otherwise permitted under the Financing Agreement or any other Loan Documents, including with respect to an Asset Sale permitted under the Financing Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (A) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (B) all the outstanding Capital Stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; and

(iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee after the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3 Pledged Debt

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and (A) to the knowledge of the applicable Grantor, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and (B) is not in default and includes all of the issued and outstanding intercompany Indebtedness, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4 Investment Accounts

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest (other than Excluded Accounts). Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodities Account or securities or other property credited thereto;

(ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest (other than Excluded Accounts). Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii) Each Grantor has taken all actions reasonably necessary or desirable, including those specified in Section 4.4.4(c), to: (A) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC), (B) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts), and (C) deliver all Instruments to the Collateral Agent. Notwithstanding the foregoing, the Grantors shall have a period of 45 days after the Closing Date (or such later date as extended by the Collateral Agent in its reasonable discretion) to enter into control agreement or agreements with respect to any Securities Accounts or Deposit Accounts (other than Excluded Accounts) that exist on the Closing Date; provided that the Grantors shall have the option to extend this period one time for an additional thirty (30) days upon a showing of diligent efforts.

(iv) Notwithstanding the last sentence of Section 4.4.4(a)(iii), each Grantor has taken all steps necessary to assure that as of the Closing Date Collateral Agent shall have, a perfected Lien on and security interest in, and shall at all times have exclusive dominion and exclusive “control” over, each Deposit Account (other than Excluded Accounts) and each Securities Account that constitutes an “Interest Reserve Account” as defined in the Financing Agreement.

(b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account (other than Excluded Accounts) without the prior consent of the Collateral Agent unless a successor or replacement account has been established and such successor or replacement account is subject to the Collateral Agent’s “control” or the assets in any such Investment Account have been transferred to any existing account subject to the Collateral Agent’s control, in each case, in accordance with the provisions of Section 4.4.4(c).

(c) Delivery and Control.

(i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Accounts or Securities Entitlement (other than Excluded Accounts) to enter into an agreement substantially in the form reasonably acceptable by the Collateral Agent hereto at the instruction of the Required Lenders pursuant to which, it shall agree, upon written notice from the Collateral Agent, to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than an Excluded Account), it shall cause the depositary institution maintaining such account to enter into an agreement, pursuant to which the Collateral Agent shall have control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. The Grantors shall deposit or cause to be deposited promptly all proceeds in respect of any Collateral, all collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Grantor only into Deposit Accounts that are subject to a Control Agreement. At all times when an Event of Default is not continuing, the Grantors shall have full access to the cash on deposit in such Deposit Accounts, and the Collateral Agent agrees not to deliver a control notice or take any other action to control such Deposit Accounts unless and until an Event of Default has occurred and is continuing. Upon the occurrence and during the continuation of an Event of Default, with respect to any Deposit Account (other than an Excluded Account), the Collateral Agent may give instructions and directions to such bank or depositary institution to wire all amounts on deposit in such Deposit Account each Business Day to the Collateral Account, which such instructions and directions shall constitute a “Cash Dominion Event”. All amounts received or deposited into the Administrative Agent’s Account after the occurrence and during the continuation of a Cash Dominion Event shall be applied to the payment of the outstanding Obligations in accordance with the Financing Agreement. Each Grantor shall have entered into such control agreement or agreements with respect to: (A) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Excluded Accounts) that exist on the Closing Date, as of or prior to the date that is 45 days after the Closing Date, provided that Grantors shall have the option to extend this period one time for an additional thirty (30) days upon a showing of diligent efforts and (B) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than Excluded Accounts) that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts and, in any event, within sixty (60) days after opening any such account.

(ii) The Deposit Accounts (other than Excluded Accounts) shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Grantors are hereby deemed to have granted a Lien to Collateral Agent for the benefit of the Secured Parties. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received after the occurrence and continuation of a Cash Dominion Event directly by any Grantor from any of its Account Debtors, as proceeds from Receivables of such Grantor or as proceeds of any other Collateral shall be held by such Grantor in trust for the Agents and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Grantor in original form no later than three (3) Business Days after receipt thereof into such Deposit Accounts. Each Grantor shall not commingle such collections with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by any Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

(iii) Nothing herein contained shall be construed to constitute any Agent as agent of any Grantor for any purpose whatsoever, and no Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction). Each Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction). Each Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to such Agent and shall not be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

(iv) For avoidance of doubt, the Collateral Agent shall at all times have, and each Grantor shall take all steps reasonably necessary to assure that Collateral Agent shall have, a continuously perfected Lien on and security interest in, and shall at all times continuously have exclusive dominion and exclusive “control” (as defined in the UCC) over each Deposit Account and Securities Account that constitutes an “Interest Reserve Account” as defined in the Financing Agreement.

4.5 Material Contracts.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights; and

(ii) all of the Material Contracts to which such Grantor has rights, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by each Grantor party thereto, are in full force and effect and are binding upon and enforceable against the Grantor thereto in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws related to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and no such Grantor has any knowledge of any default thereunder.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in addition to any rights under the Section of this Agreement relating to Receivables, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time notify, or require any Grantor to so notify (in each case, in writing), the counterparty of any Material Contract of the security interest of the Collateral Agent therein and, upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts required to be made to such Grantor directly to the Collateral Agent;

(ii) it shall perform in all material respects all of its obligations with respect to the Material Contracts, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(iii) it shall promptly and diligently exercise, to the extent commercially reasonable to do so, each material right it may have under any Material Contracts to which such Grantor has rights at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent, upon the instruction of the Required Lenders following the occurrence and during the continuation of an Event of Default, may deem reasonably necessary or advisable; and

(iv) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract.

4.6 Letter of Credit Rights.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i) all letters of credit in excess of $500,000 to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii) it has obtained the consent of each issuer of any letter of credit in excess of $500,000 to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit in excess of $500,000 hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a supplement to Schedule 4.6 at the written request of the Collateral Agent.

4.7 Intellectual Property.

(a) Representations and Warranties. Except as disclosed in Schedule 4.7 (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all (A) United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (B) Patent Licenses, Trademark Licenses, Trade Secret Licenses and

Copyright Licenses to which any Grantor is the licensor or the exclusive licensee and which are material to the business of such Grantor;

(ii) except as disclosed in Schedule 4.7(a)(ii), it or another Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all owned Intellectual Property listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct the business of such Grantor, free and clear of all Liens, claims and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7 (as may be amended or supplemented from time to time), except in cases in which such acts have not been performed as a result of a Grantor’s reasonable determination in the normal course of business to allow such Intellectual Property to lapse or terminate because it is no longer necessary to conduct the business of the Grantors;

(iii) all Registered Intellectual Property listed on Schedule 4.7 is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks material to conduct the business of the Grantors in full force and effect;

(iv) all Intellectual Property material to the conduct of the business of Grantors, taken as a whole, to the knowledge of such Grantor, is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Grantor’s right to register, or such Grantor’s rights to own or use, any such Intellectual Property (other than office actions, rejections or objections received during routine prosecution in the United States Patent and Trademark Office, the United States Copyright Office, and any foreign counterpart of the foregoing, as applicable) and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened;

(v) other than with respect to joint ownership of Joint IP Rights solely as defined and permitted under Section 5.14(d) of the Financing Agreement and except as disclosed in Schedule 4.7(a)(v), all registrations and applications for Copyrights, Patents and Trademarks owned or purported to be owned by a Grantor are standing in the name of the applicable Grantor and no Intellectual Property of any Grantor has been licensed by any Grantor to any Affiliate or third party, it being agreed by all Grantors that, until the payment in full in cash of all Obligations under the Financing Agreement, all Intellectual Property owned by a Grantor shall in all cases be the sole and exclusive legal and beneficial property of, IPCo (which shall be the record owner of all Registered Intellectual Property in the United States Patent and Trademark Office, the United States Copyright Office, any applicable state registry, and any foreign counterpart of the foregoing, as applicable), including any Intellectual Property created, applied for, invented or acquired after the Closing Date;

(vi) each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, except as such would not have a material adverse effect on the value of such Intellectual Property or the conduct of the business of the Grantors;

(vii) each Grantor uses commercially reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks included in the Collateral and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks included in the Collateral owned by such Grantor use such commercially reasonable standards of quality;

(viii) the conduct of such Grantor’s business does not infringe upon, misappropriate or otherwise violate in any material respect any Trademark, Patent, Copyright, Trade Secret or other Intellectual Property right owned or controlled by a third party; no claim in writing has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes upon, misappropriates or otherwise violates the rights of any third party;

(ix) to the knowledge of each Grantor, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

(x) each Grantor has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets owned by such Grantor that are material to the business of the Grantors and in particular, no portion of the source code for its Intellectual Property has been disclosed, provided or licensed to any third party, other than end user customers and third party developers that have been required to maintain the confidentiality of such source code pursuant to a written agreement entered into with a Grantor;

(xi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which such Grantor is bound that adversely affect such Grantor’s rights to own or use any Intellectual Property; and

(xii) other than Permitted Liens, there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of any Grantor’s Intellectual Property, other than in favor of the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of the Grantors, may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii) it shall not, with respect to any Trademarks which are material to the business of the Grantors, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the Closing Date, and each Grantor shall use commercially reasonable efforts to cause licensees of such Trademarks to use such consistent standards of quality;

(iii) except in the case where permitted under Section 4.7(a)(ii) above, it shall promptly notify the Collateral Agent if it knows that any item of Intellectual Property that is material to the business of the Grantors may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court (other than office actions, rejections or objections received from any of them during routine prosecution);

(iv) it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry and any foreign counterpart of the foregoing, to pursue any application and maintain any registration of all Registered Intellectual Property owned by any Grantor and material to the business of the Grantors which is now or shall become included in the Collateral including, but not limited to, those applications or registrations listed on Schedule 4.7 (as may be amended or supplemented from time to time), except, to the extent permitted in the Financing Agreement, in cases in which such acts have not been performed as a result of a Grantor’s reasonable determination in the ordinary course of business to allow such Intellectual Property to lapse or terminate because it is no longer necessary or useful to the conduct of the business of the Grantors or to fully exploit the value of the Intellectual Property of Grantor taken as a whole;

(v) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take commercially reasonable actions to address such infringement, misappropriation, dilution or violation and protect its rights in such Intellectual Property including, but not limited to, (A) the initiation of a suit for injunctive relief and to recover damages and (B) taking such other actions, in each case as such Grantor shall deem appropriate under the circumstances using its reasonable business judgment to protect and enforce such Intellectual Property;

(vi) it shall, on each date upon which Compliance Certificates are due pursuant to the Financing Agreement, report to the Collateral Agent (A) the filing (or acquisition) of any application to register any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (B) the registration (or acquisition of any registration) of any Intellectual Property by or with any such office, in each case, by executing and delivering to the Collateral Agent supplements to Schedule 4.7;

(vii) it shall, promptly upon the reasonable written request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii) except with the prior written consent of the Collateral Agent or as permitted under the Financing Agreement, each Grantor shall not execute or authorize for filing in any public office, any financing statement or similar document or instrument, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent or with respect to Permitted Liens and except with the prior written consent of the Collateral Agent or as permitted under the Financing Agreement, each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to its Intellectual Property, except for Liens arising under the Loan Documents or other Permitted Liens;

(ix) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(x) it shall take all commercially reasonable steps to maintain the confidentiality of (to the extent non-public), and otherwise protect and enforce its rights in, all Intellectual Property that is material to the conduct of the Grantors’ business, including, as applicable (A) maintaining and protecting the secrecy and confidentiality of its confidential information and Trade Secrets by having and enforcing a policy requiring all current and future employees, consultants, licensees, vendors, contractors and any other Person with access to such information to execute appropriate confidentiality agreements, (B) taking actions commercially and reasonably necessary to ensure that no Trade Secret falls into the public domain, and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and nondisclosure restrictions;

(xi) it shall not incorporate any third-party code that is licensed pursuant to any open source license, including the GNU Public License, Lesser GNU Public License or Mozilla Public License into any Intellectual Property that is material to the conduct of the Grantors’ business in a manner that would require the disclosing, licensing, or distribution of any source code for any portion of any Intellectual Property that is material to the conduct of Grantors’ business;

(xii) it shall assign and transfer any Intellectual Property that is developed, created, applied-for or otherwise acquired after the Closing Date to IPCo;

(xiii) it shall not after the Closing Date enter into any license to receive any material license or rights in any Intellectual Property of any other Person (other than with respect to off-the-shelf programs or other programs that are generally available on commercially reasonable terms and on a non-exclusive basis) unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such license (and all rights of Grantor thereunder) to the Collateral Agent (and any transferees of Collateral Agent);

(xiv) it shall use appropriate statutory notice in connection with its use of any Intellectual Property, except as such would not have a material adverse effect on the value of such Intellectual Property or the conduct of the business of the Grantors; and

(xv) it shall continue to collect in its ordinary course of business, at its own expense, all amounts due or to become due to such Grantor in respect of any Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, upon written instruction of the Required Lenders, shall take) such commercially reasonable action as such Grantor or the Collateral Agent, upon written instruction of the Required Lenders, may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8 Commercial Tort Claims.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that, with respect to any Commercial Tort Claim with a claimed value in excess of $500,000 hereafter arising it shall deliver to the Collateral Agent a supplement to Schedule 4.8 identifying such new Commercial Tort Claims.

Section 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent, upon the instruction of the Required Lenders, may reasonably request in writing, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be reasonably necessary or desirable, or as the Collateral Agent, upon the instruction of the Required Lenders, may reasonably request in writing, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in its Registered Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing jurisdictions where any Grantor conducts material operations;

(iii) in accordance with Section 5.6 of the Financing Agreement, allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(iv) at the Collateral Agent’s written request during the continuance of an Event of Default, upon instruction of the Required Lenders, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, upon instruction of the Required Lenders, are reasonably necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine in its reasonable discretion or upon instruction of the Required Lenders, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request in writing, upon instruction of the Required Lenders, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval in writing of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, and, other than with respect to clauses (e)-(f), after the occurrence and during the continuance of an Event of Default, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent, upon instruction of the Required Lenders, may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Financing Agreement;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent, upon instruction of the Required Lenders, may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry including, without limitation, the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate evidence of the Lien and security interest granted herein in its Registered Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation,

access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, upon the instruction of the Required Lenders, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h) generally to sell, assign, license, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent, upon instruction of the Required Lenders, deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a final nonappealable judgment of a court of competent jurisdiction.

Section 7. REMEDIES.

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon written request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent, upon instruction of the Required Lenders, deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent, upon instruction of the Required Lenders, may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may, upon instruction of the Required Lenders, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may, upon instruction of the Required Lenders, sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may, upon instruction of the Required Lenders, specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations as set forth in Section 2.11(g) of the Financing Agreement.

7.3 [Reserved].

7.4 Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Collateral Agent, upon instruction of the Required Lenders, may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent, in each case, excluding Excluded Accounts, to be applied in accordance with this Agreement.

7.5 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent, upon instruction of the Required Lenders, exercises its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in writing in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, upon instruction of the Required Lenders, to enforce any Intellectual Property, in which event such Grantor shall, at the written request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Financing Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall, at the direction of the Required Lenders, elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or other violation of any of such Grantor’s rights in its Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating or violating as shall be necessary to prevent such infringement, misappropriation or violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to its Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, its Intellectual Property;

(iv) the Collateral Agent shall have the right to notify, or require each Grantor to notify (in each case, in writing), any obligors with respect to amounts due or to become due to such Grantor in respect of its Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(v) all amounts and Proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(vi) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to a Grantor’s Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of such Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition (including any license) thereof that may have been made by the Collateral Agent; provided, that, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect.

(c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies during the existence of an Event of Default, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks and, in the case of Patents and Copyrights, to retention and use of appropriate notices as regularly and previously used by the applicable Grantor and except as such would not have a material adverse effect on the value of such Patents and Copyrights, to transfer, sell, assign, use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor or to which such Grantor now or hereafter has any rights, and wherever the same may be located, provided, however, that with respect to any such Intellectual Property owned by a third party and licensed to a Grantor nothing herein shall require any Grantor to grant any license if it gives rise to any right of acceleration or cancellation (in favor of any third party) under, any contract, license or agreement.

7.7 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, if any Cash Dominion Event shall have occurred and be continuing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) (a) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured), and (b) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (i) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

Section 8. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Financing Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time in accordance with Section 9.3(a) of the Financing Agreement. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (a) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (b) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder. The Collateral Agent has executed this Agreement as directed under and in accordance with the Financing Agreement and will perform this Agreement solely in its capacity as Collateral Agent and not individually. In performing under this Agreement, the Collateral Agent shall have all rights, protections, immunities and indemnities granted it under the Financing Agreement. Subject to the terms of the Financing Agreement, the Collateral Agent shall have no obligation to perform or exercise any discretionary act.

Section 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than unasserted contingent reimbursement or indemnification obligations) and the cancellation or termination of the Commitments, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing, but subject to the terms of the Financing Agreement, any Lender may assign or otherwise transfer any Term Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than unasserted contingent reimbursement or indemnification obligations) and the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall promptly, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Financing Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall promptly, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Required Lenders, including financing statement amendments to evidence such release.

Section 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, upon instruction of the Required Lenders, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Financing Agreement.

Section 11. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Financing Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Financing Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, UPON INSTRUCTION OF THE REQUIRED LENDERS, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT, UPON INSTRUCTION OF THE REQUIRED LENDERS, ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR, COLLATERAL AGENT AND THE LENDERS HEREBY WAIVE THEIR

RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH GRANTOR, COLLATERAL AGENT AND EACH LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF NEW YORK, GEORGIA, KENTUCKY, AND ANY OTHER JURISDICTION IN WHICH ANY LOAN PARTY OR COLLATERAL IS LOCATED.

NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE COLLATERAL AGENT, ANY LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

DANIMER SCIENTIFIC, INC., a Delaware corporation

By: /s/ Michael A. Hajost

Name: Michael A. Hajost
Title: Chief Financial Officer

Meredian holdings group, Inc., a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific HOLDINGS, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific manufacturing, Inc, a Delaware corporation

By:/s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

Meredian, Inc., a Georgia corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific, L.L.C., a Georgia limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Scientific Kentucky, Inc, a Delaware corporation

By:/s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer Bioplastics, Inc., a Georgia corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

Danimer IPCO, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

NOVOMER, INC., a Delaware corporation

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

Danimer IPholdCO, LLC, a Delaware limited liability company

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Signature Page to Pledge and Security Agreement]

COLLATERAL AGENT:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

[Signature Page to Pledge and Security Agreement]